CREDIT AGREEMENT

among

KRISPY KREME DOUGHNUT CORPORATION,
as Borrower,

KRISPY KREME DOUGHNUTS, INC.,
as Parent Guarantor,

THE LENDERS NAMED HEREIN,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

$40,000,000 Senior Secured Credit Facilities

Dated as of July 12, 2013

i

(continued)

(continued)

(continued)

EXHIBITS

Exhibit A-1	[Reserved]
Exhibit A-2	Form of Revolving Note
Exhibit A-3	Form of Swingline Note
Exhibit B-1	Form of Notice of Borrowing
Exhibit B-2	Form of Notice of Swingline Borrowing
Exhibit B-3	Form of Notice of Conversion/Continuation
Exhibit B-4	Form of Letter of Credit Notice
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Assignment and Assumption
Exhibit E	Form of Security Agreement
Exhibit F	Form of Guaranty
Exhibit G	Form of Financial Condition Certificate

SCHEDULES

Schedule 1.1(a)	Commitments and Notice Addresses
Schedule 1.1(b)	Immaterial Subsidiaries
Schedule 5.1	Jurisdictions of Organization
Schedule 5.4	Consents and Approvals
Schedule 5.7	Subsidiaries; Joint Ventures
Schedule 5.12	Real Property Interests
Schedule 5.16	Intellectual Property
Schedule 8.3	Liens
Schedule 8.7	Transactions with Affiliates
Schedule 8.11	Certain Restrictions

v

CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of the 12th day of July, 2013, is made among KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation (the “Borrower”), KRISPY KREME DOUGHNUTS, INC., a North Carolina corporation (the “Parent”), the Lenders (as hereinafter defined), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders.

BACKGROUND STATEMENT

     The Borrower has requested that the Lenders make available to the Borrower a revolving credit facility in the aggregate principal amount of $40,000,000. The Borrower will use the proceeds of these facilities as provided in Section 2.14. The Lenders are willing to make available to the Borrower the credit facilities described herein subject to and on the terms and conditions set forth in this Agreement.

AGREEMENT

     NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

     1.1 Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

     “Account Designation Letter” means a letter from the Borrower to the Administrative Agent, duly completed and signed by an Authorized Officer of the Borrower and in form and substance reasonably satisfactory to the Administrative Agent, listing any one or more accounts to which the Borrower may from time to time request the Administrative Agent to forward the proceeds of any Loans made hereunder.

     “Additional Commitment” has the meaning given to such term in Section 2.21(c).

     “Additional Lender” has the meaning given to such term in Section 2.21(a).

     “Adjusted Base Rate” means, at any time with respect to any Base Rate Loan of any Class, a rate per annum equal to the Base Rate as in effect at such time plus the Applicable Percentage for Base Rate Loans of such Class as in effect at such time.

     “Adjusted LIBOR Rate” means, at any time with respect to any LIBOR Loan of any Class, a rate per annum equal to the LIBOR Rate as in effect at such time plus the Applicable Percentage for LIBOR Loans of such Class as in effect at such time.

     “Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent appointed under Section 10.1, and its successors and permitted assigns in such capacity.

     “Affected Class” has the meaning given to such term in Section 11.5.

     “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, (i) Controls or is Controlled by or is under common Control with the Person specified or (ii) beneficially owns, is owned by or is under common ownership with respect to securities or other ownership interests of such Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall be deemed an “Affiliate” of any Company Party.

     “Agent Parties” has the meaning given to such term in Section 11.4(b).

     “Aggregate Revolving Credit Exposure” means, at any time, the sum of (i) the aggregate principal amount of Revolving Loans outstanding at such time, (ii) the aggregate Letter of Credit Exposure of all Revolving Credit Lenders at such time and (iii) the aggregate principal amount of Swingline Loans outstanding at such time (or, in the event the Swingline Loans are administered in accordance with a Wells Fargo Financial Management Account or similar cash management product offered by Wells Fargo, the entire Swingline Commitment at such time).

     “Agreement” means this Credit Agreement, as amended, modified, restated or supplemented from time to time in accordance with its terms.

     “Applicable Percentage” means, at any time from and after the Closing Date, the applicable percentage (i) to be added to the Base Rate for purposes of determining the Adjusted Base Rate, (ii) to be added to the LIBOR Rate for purposes of determining the Adjusted LIBOR Rate and (iii) to be used in calculating the commitment fee payable pursuant to Section 2.9(b), in each case as determined under the following matrix with reference to the Leverage Ratio:

		Interest	Interest
		Margin for	Margin for
		LIBOR Rate	Base Rate	Commitment
Level	Leverage Ratio	Loans	Loans	Fee
I	Less than or equal to 0.65 to 1.00	1.25%	0.25%	0.15%
II	Greater than 0.65 to 1.00 but	1.50%	0.50%	0.25%
	less than or equal to 1.25 to 1.00
III	Greater than 1.25 to 1.00 but	1.80%	0.80%	0.30%
	less than or equal to 1.85 to 1.00

		Interest	Interest
		Margin for	Margin for
		LIBOR Rate	Base Rate	Commitment
Level	Leverage Ratio	Loans	Loans	Fee
IV	Greater than or equal to 1.85 to 1.00	2.15%	1.15%	0.35%

     On each Adjustment Date (as hereinafter defined), the Applicable Percentage for all Loans and the commitment fee payable pursuant to Section 2.9(b) shall be adjusted effective as of such Adjustment Date (based upon the calculation of the Leverage Ratio as of the last day of the Reference Period to which such Adjustment Date relates) in accordance with the above matrix; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, (i) if at any time the Borrower shall have failed to deliver any of the financial statements as required by Section 6.1(a) or 6.1(b), as the case may be, or the Compliance Certificate as required by Section 6.2(a), then at all times from and including the date on which such statements and Compliance Certificate are required to have been delivered until the date on which the same shall have been delivered, each Applicable Percentage shall be determined based on Level IV above (notwithstanding the actual Leverage Ratio), and (ii) the determination of the Applicable Percentage shall be subject to Section 2.8(f). For purposes of this definition, “Adjustment Date” means, with respect to any Reference Period of the Borrower beginning with the Reference Period after the Closing Date, the day (or, if such day is not a Business Day, the next succeeding Business Day) of delivery by the Borrower in accordance with Section 6.1(a) or 6.1(b), as the case may be, of (i) financial statements as of the end of and for such Reference Period and (ii) a duly completed Compliance Certificate with respect to such Reference Period. From the Closing Date until the first Adjustment Date requiring a change in any Applicable Percentage as provided herein, each Applicable Percentage shall be based on Level I above.

     “Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (or an Affiliate of a Person) that administers or manages a Lender.

     “Asset Disposition” means any sale, assignment, lease, conveyance, transfer or other disposition by the Parent or any of its Subsidiaries (whether in one or a series of transactions) of all or any of its assets, business or other properties (including Capital Stock of Subsidiaries and leasehold interests), other than pursuant to a Casualty Event.

     “Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 11.6(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

     “Authorized Officer” means, with respect to any action specified herein to be taken by or on behalf of a Credit Party, any officer of such Credit Party duly authorized to take such action on its behalf, and whose signature and incumbency shall have been certified to the Administrative Agent by the secretary or an assistant secretary of such Credit Party.

     “Bankruptcy Code” means 11 U.S.C. §§ 101 et seq., as amended from time to time, and any successor statute, and all regulations from time to time promulgated thereunder.

     “Bankruptcy Event” means the occurrence of an Event of Default pursuant to Section 9.1(f) or 9.1(g).

     “Base Rate” means the highest of (i) the per annum interest rate publicly announced from time to time by Wells Fargo in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its lowest or best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime rate, (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate, and (iii) the LIBOR Rate for an Interest Period of 1 month plus the difference between the Applicable Percentage for LIBOR Rate Loans and the Applicable Percentage for Base Rate Loans at any level, as adjusted to conform to changes as of the opening of business on the date of any such change of such LIBOR Rate.

     “Base Rate Loan” means, at any time, any Loan that bears interest at such time at the applicable Adjusted Base Rate.

     “Borrower” has the meaning given to such term in the introductory paragraph hereof.

     “Borrowing” means the incurrence by the Borrower (including as a result of conversions and continuations of outstanding Loans pursuant to Section 2.11) on a single date of a group of Loans of a single Class and Type (or a Swingline Loan made by the Swingline Lender) and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

     “Borrowing Date” means, with respect to any Borrowing, the date upon which such Borrowing is made.

     “Business Day” means (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which trading in Dollar deposits is conducted by banks in London, England in the London interbank Eurodollar market.

     “Capital Lease” means, with respect to any Person, any lease of property (whether real, personal or mixed) by such Person as lessee that is or is required to be, in accordance with GAAP, recorded as a capital lease on such Person’s balance sheet.

     “Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any Capital Leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     “Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

     “Cash Collateral Account” has the meaning given to such term in Section 3.8.

     “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender or the Swingline Lender (as applicable) and the Lenders, as collateral for the Letter of Credit Exposure, the Swingline Exposure, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Issuing Lender or the Swingline Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the Issuing Lender or the Swingline Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

     “Cash Equivalents” means (i) securities issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 180 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., (iii) time deposits and certificates of deposit maturing within 180 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof (y) that has combined capital and surplus of at least $500,000,000 or (z) that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor’s Ratings Services or at least A2 or the equivalent thereof by Moody’s Investors Service, Inc., (iv) repurchase obligations with a term not exceeding 30 days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the foregoing types.

     “Cash Lease Payments” means, with respect to any Reference Period, the aggregate amount of cash payments paid (or required to be paid) by the Parent and its Subsidiaries during such Reference Period, whether or not such payments are accounted for as expenses for such Reference Period in accordance with GAAP, for (i) obligations under operating leases for real property and equipment (net of cash payments received by the Borrower and its Subsidiaries during such Reference Period under subleases related thereto), (ii) Lease Payments on Closed Stores and (iii) Lease Settlement Payments to the extent the aggregate amount of such settlement payments exceeds $1,500,000 during such Reference Period or $5,000,000 in the aggregate after the Closing Date.

     “Casualty Event” means, with respect to any property (including any interest in property) of any Company Party, any loss of, damage to, or condemnation or other taking of, such property for which such Company Party receives insurance proceeds, proceeds of a condemnation award or other compensation.

     “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

     “Change in Control” means (i) the Parent shall cease to own directly 100% of the issued and outstanding Capital Stock of the Borrower, (ii) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) of 35% or more of the outstanding shares of the Capital Stock (but excluding nonvoting stock for purposes of this determination) of the Parent, or (iii) as of any date a majority of the board of directors of the Parent consists of individuals who were not either (A) directors of the Parent as of the corresponding date of the previous year, (B) selected or nominated to become directors by the board of directors of the Parent of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the board of directors of the Parent of which a majority consisted of individuals described in clause (A) and individuals described in clause (B).

     “Class” has the meaning given to such term in Section 2.2(a).

     “Closed Stores” means stores and other places of business that have been closed or operations have otherwise been discontinued by the Parent or any of its Subsidiaries.

     “Closing Date” means the date upon which the initial extensions of credit are made pursuant to this Agreement, which shall be the date upon which each of the conditions set forth in Sections 4.1 and 4.2 shall have been satisfied or waived in accordance with the terms of this Agreement.

     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     “Collateral” means all the assets, property and interests in property that shall from time to time be pledged or be purported to be pledged as direct or indirect security for the Obligations pursuant to any one or more of the Security Documents.

     “Commitment” means, with respect to any Lender, such Lender’s Revolving Credit Commitment.

     “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute.

     “Company Parties” means the Parent, the Borrower, the Subsidiaries of the Parent and the Borrower, and their respective successors.

     “Compliance Certificate” means a fully completed and duly executed certificate in the form of Exhibit C, together with a Covenant Compliance Worksheet.

     “Consolidated EBITDA” means, for any Reference Period, the aggregate of (i) Consolidated Net Income for such period, plus (ii) to the extent reflected in determining Consolidated Net Income for such period and without duplication, the sum of (A) interest expense, (B) foreign, federal, state, local and other income taxes, (C) depreciation and amortization, (D) rent expense (net of sublease income) and lease termination costs, (E) the aggregate amount of cash or non-cash charges for such period in respect of Guaranty Obligations, (F) the aggregate amount of all other non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that (x) results in the accrual of a reserve for cash charges in any future period, or (y) the write-off of uncollectible accounts receivable) for such period, and (G) fees and expenses incurred in connection with the Transactions (including fees and expenses associated with terminating the Existing Senior Credit Facilities and the termination of any Hedge Agreements in connection therewith) in an amount reasonably acceptable to the Administrative Agent, minus (iii) to the extent taken into account in the calculation of Consolidated Net Income for such period and without duplication, the sum of (A) the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue recording a receivable in the ordinary course of business) for such period, (B) the aggregate amount of cash or non-cash credits for such period in respect to Guaranty Obligations, and (C) interest income, minus (iv) the aggregate amount of Cash Lease Payments for such period, minus (v) the aggregate amount of cash payments paid (or required to be paid) in respect of Guaranty Obligations for such period to the extent that the aggregate amount of such payments exceeds $1,000,000 during such Reference Period or $3,000,000 in the aggregate after the Closing Date.

     “Consolidated Fixed Charges” means, for any Reference Period, the aggregate (without duplication) of the following, all determined on a consolidated basis for the Parent and its Subsidiaries in accordance with GAAP: (i) Consolidated Interest Expense to the extent paid (or required to be paid) in cash during such Reference Period, (ii) Cash Lease Payments for such Reference Period and (iii) the aggregate (without duplication) of all scheduled payments of principal on Funded Debt required to have been made by the Parent and its Subsidiaries during such Reference Period (whether or not such payments are actually made).

     “Consolidated Funded Debt” means, as of any date of determination, the aggregate (without duplication) of all Funded Debt of the Parent and its Subsidiaries as of such date.

     “Consolidated Interest Expense” means, for any Reference Period, the sum (without duplication) of (i) total interest expense (calculated net of interest income) of the Parent and its Subsidiaries for such Reference Period in respect of Consolidated Funded Debt (including, without limitation, all such interest expense accrued or capitalized during such Reference Period, whether or not actually paid during such Reference Period), determined on a consolidated basis in accordance with GAAP, (ii) all net amounts payable or receivable under or in respect of interest rate Hedge Agreements, to the extent paid or accrued by the Parent and its Subsidiaries during such Reference Period, and (iii) all recurring unused commitment fees and other ongoing fees in respect of Funded Debt (including the unused fees and letter of credit fees provided for under Section 2.9) paid, accrued or capitalized by the Parent and its Subsidiaries during such Reference Period.

     “Consolidated Net Income” means, for any Reference Period, net income (or loss) for the Parent and its Subsidiaries for such Reference Period, determined on a consolidated basis in accordance with GAAP (after deduction for minority interests); provided that, in making such determination, there shall be excluded (i) the net income of any other Person that is not a Subsidiary of the Borrower (or is accounted for by the Borrower by the equity method of accounting) except to the extent of actual payment of cash dividends or distributions by such Person to the Borrower or any Subsidiary of the Borrower during such Reference Period, (ii) the net income (or loss) of any other Person acquired by, or merged with, the Parent or any of its Subsidiaries for any period prior to the date of such acquisition or merger, (iii) the net positive income of any Subsidiary of the Parent to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by operation of the terms of its charter, certificate of incorporation or formation or other constituent document or any agreement or instrument (other than a Credit Document) or Requirement of Law applicable to such Subsidiary, (iv) unrealized gains and losses with respect to obligations under Hedge Agreements for such period, and (v) gains or losses on Asset Dispositions or Casualty Events.

     “Control” means, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” have correlative meanings.

     “Covenant Compliance Worksheet” means a fully completed worksheet in the form of Attachment A to Exhibit C.

     “Credit Documents” means this Agreement, the Notes, the Letters of Credit, the Security Agreement, the Guaranty, any other Security Documents, and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Administrative Agent or any Lender by or on behalf of the Borrower or any other Credit Party with respect to this Agreement, in each case as amended, modified, supplemented or restated from time to time; but specifically excluding any Hedge Agreement to which the Borrower and any Hedge Party are parties.

     “Credit Exposure” means, with respect to any Lender at any time, the sum of (i) the aggregate principal amount of all Loans made by such Lender that are outstanding at such time, (ii) such Lender’s Swingline Exposure at such time and (iii) such Lender’s Letter of Credit Exposure at such time.

     “Credit Parties” means the Parent, the Borrower, the Subsidiary Guarantors, and their respective successors.

     “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     “Default” means an Event of Default or any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

     “Defaulting Lender” means, subject to Section 2.20(b) any Lender that, as determined by the Administrative Agent (with notice to the Borrower of such determination), (i) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in Letters of Credit or Swingline Loans, within one Business Day of the date required to be funded by it hereunder, (ii) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (iii) has failed, within one Business Day after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (iv) has, or has a direct or indirect parent company that has (A) become the subject of a proceeding under any Debtor Relief Law, or (B) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation or its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

     “Disqualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (y) debt securities or (z) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the 91st day after the Revolving Credit Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock. For the avoidance of doubt, Capital Stock shall not be Disqualified Capital Stock if it is convertible into or exchangeable for common stock so long as such common stock does not have any of the attributes set forth in clauses (i), (ii) or (iii) of this definition.

     “Dollars” or “$” means dollars of the United States of America.

     “Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

     “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, allegations, notices of noncompliance or violation, investigations by a Governmental Authority, or proceedings (including, without limitation, administrative, regulatory and judicial proceedings) relating in any way to any Hazardous Substance, any actual or alleged violation of or liability under any Environmental Law or any permit issued, or any approval given, under any Environmental Law (collectively, “Claims”), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from any Hazardous Substance or arising from alleged injury or threat of injury to human health or the environment.

     “Environmental Laws” means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health, occupational safety with respect to exposure to Hazardous Substances, or the environment, now or hereafter in effect, and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

     “Equity Issuance” means the issuance, sale or other disposition by any Company Party of its Capital Stock or any rights, warrants or options to purchase or acquire any shares of its Capital Stock or any other security or instrument representing, convertible into or exchangeable for an equity interest in any Company Party or the receipt by the Parent after the Closing Date of any capital contribution (whether or not evidenced by any Capital Stock issued by the recipient of such contribution); provided, however, that the term Equity Issuance shall not include the issuance, sale or other disposition of (i) any Capital Stock by any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower, or by the Borrower to the Parent, if such Capital Stock (excluding the portion of any Foreign Subsidiary’s Capital Stock not required to be pledged hereunder) is pledged to the Administrative Agent pursuant to the Security Agreement, or (ii) any Capital Stock of the Parent, any rights or options for the Parent’s Capital Stock, and the underlying shares issued upon the exercise thereof, in each case issued, sold or granted to directors and employees of the Company Parties pursuant to employee benefit plans, employment agreements or other employment arrangements approved by the Board of Directors of the Parent.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     “ERISA Affiliate” means any Person (including any trade or business, whether or not incorporated) deemed to be under “common control” with, or a member of the same “controlled group” as, the Borrower or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

     “ERISA Event” means any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event, (ii) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan that results in liability under Section 4201 or 4204 of ERISA, or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by the Borrower or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which is not dismissed within 60 days, (vi) the imposition upon the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Borrower or any ERISA Affiliate as a result of any alleged failure to comply with the Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Borrower or any ERISA Affiliate, or a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary of any Plan for which the Borrower or any of its ERISA Affiliates may be directly or indirectly liable, (viii) the failure of any Plan to satisfy the minimum funding standard of Section 302 of ERISA and Section 412 of the Code, whether or not waived, (ix) with respect to plan years beginning prior to January 1, 2008, the adoption of an amendment to any Plan that, pursuant to Section 307 of ERISA, would require the provision of security to such Plan by the Borrower or an ERISA Affiliate, or (x) with respect to plan years beginning on or after the PPA 2006 Effective Date, the incurrence of an obligation to provide a notice under Section 101(j) of ERISA, the adoption of an amendment which may not take effect due to the application of Section 436(c)(1) of the Code or Section 206(g)(2)(A) of ERISA, or the payment of a contribution in order to satisfy the requirements of Section 436(c)(2) of the Code or Section 206(g)(2)(B) of ERISA.

     “Event of Default” has the meaning given to such term in Section 9.1.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (i) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (iii) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a) and (iv) any U.S. Federal withholding taxes imposed by FATCA.

     “Existing Senior Credit Facilities” has the meaning given to such term in Section 4.1(f).

     “FATCA” means Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof.

     “Federal Funds Rate” means, for any period, a fluctuating per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

     “Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

     “Financial Condition Certificate” means a fully completed and duly executed certificate, in substantially the form of Exhibit G, together with the attachments thereto.

     “Financial Officer” means, with respect to the Parent or the Borrower, the chief financial officer, vice president - finance, principal accounting officer or treasurer of the Parent or the Borrower, as applicable.

     “Fiscal Quarter” or “FQ” means a fiscal quarter of the Parent and its Subsidiaries. The first Fiscal Quarter of Fiscal Year 2014 ended on May 5, 2013.

     “Fiscal Year” or “FY” means a fiscal year of the Parent and its Subsidiaries. The end of Fiscal Year 2014 is on or about January 31, 2014.

     “Fixed Charge Coverage Ratio” means, as of the last day of any Reference Period ending on the last day of a Fiscal Quarter, the ratio of (i) the aggregate of (A) Consolidated EBITDA for such Reference Period, plus (B) Cash Lease Payments for such Reference Period, minus (C) foreign, federal, state, local and other income taxes of the Parent and its Subsidiaries paid or payable in cash for such Reference Period, minus (D) Unfinanced Capital Expenditures for such Reference Period, minus (E) the aggregate of all Restricted Payments made during such Reference Period in accordance with Section 8.6(v), minus (F) the purchase price of all acquisitions of all or substantially all of the assets of any Krispy Kreme store or franchise (or all of the Capital Stock of any Krispy Kreme franchisee) during such Reference Period to (ii) Consolidated Fixed Charges for such Reference Period.

     “Foreign Lender” means, with respect to the Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     “Foreign Subsidiary” means a Subsidiary of the Borrower that is a “controlled foreign corporation,” as such term is defined in Section 957 of the Code; provided, that any first-tier Foreign Subsidiary that is a disregarded entity for tax purposes shall not be deemed to be a Foreign Subsidiary.

     “Fronting Exposure” means, at any time there is a Defaulting Lender, (i) with respect to the Issuing Lender, such Defaulting Lender’s Letter of Credit Exposure with respect to Letters of Credit issued by the Issuing Lender other than such portion of such Defaulting Lender’s Letter of Credit Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with Section 2.20, and (ii) with respect to any Swingline Lender, such Defaulting Lender’s Swingline Exposure with respect to outstanding Swingline Loans made by the Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with Section 2.20.

     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     “Funded Debt” means, with respect to any Person, all Indebtedness of such Person (other than Indebtedness (i) with respect to Hedge Agreements and (ii) permitted under Section 8.2(iv)).

     “GAAP” means generally accepted accounting principles in the United States of America, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time (subject to the provisions of Section 1.2).

     “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

     “Guarantor” means the Parent and any Subsidiary of the Borrower that is a guarantor of the Obligations under the Guaranty (or under another guaranty agreement in form and substance satisfactory to the Administrative Agent) and has granted to the Administrative Agent a Lien upon and security interest in its personal property assets pursuant to the Security Agreement.

     “Guaranty” means a guaranty agreement made by the Guarantors in favor of the Administrative Agent and the Lenders, in substantially the form of Exhibit F, as amended, modified, restated or supplemented from time to time.

     “Guaranty Obligation” means, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (i) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or provide funds (x) for the payment or discharge of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor (including, without limitation, keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements), (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Parent and its Subsidiaries, the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guaranty Obligation of any guaranteeing Person hereunder shall be deemed to be (a) in the case of any Guaranty Obligation in respect of any Indebtedness, the lesser of (i) the principal amount of such Indebtedness, and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the applicable guaranty, and (b) in the case of any other Guaranty Obligation (including, without limitation, any liabilities related to operating leases), the guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing Person in good faith.

     “Hazardous Substance” means any substance or material meeting any one or more of the following criteria: (i) it is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law, (ii) it is toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous to human health or the environment and is or becomes regulated by any Governmental Authority, (iii) its presence may require investigation or response under any Environmental Law, (iv) it constitutes a nuisance, trespass or health or safety hazard to Persons or neighboring properties, or (v) it is or contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

     “Hedge Agreement” means any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates, currency exchange rates or spot prices of raw materials.

     “Hedge Party” means any Lender or any Affiliate of any Lender in its capacity as a counterparty to any Hedge Agreement with the Borrower or any Subsidiary, which Hedge Agreement is permitted under this Agreement to be entered into by the Borrower, or any former Lender or any Affiliate of any former Lender in its capacity as a counterparty to any such Hedge Agreement entered into prior to the date such Person or its Affiliate ceased to be a Lender.

     “Immaterial Subsidiary” means, at any time, any Subsidiary of the Borrower that (i) owns, together with its Subsidiaries, assets constituting no more than 5.0% of the book value of the assets of the Parent and its Subsidiaries, taken as a whole, (ii) accounts for no more than 5.0% of the Consolidated EBITDA of the Parent and its Subsidiaries, taken as a whole, (iii) owns no Intellectual Property that is registered with the U.S. Patent and Trademark Office or the U.S. Copyright Office that are material to the business and operations of the Company Parties, taken as a whole, and (iv) has been designated as an “Immaterial Subsidiary” by the Borrower pursuant to a notice delivered in accordance with this Agreement to the Administrative Agent; provided that if (x) the aggregate assets of the Subsidiaries designated as Immaterial Subsidiaries at such time constitute more than 10.0% of the book value of the assets of the Parent and its Subsidiaries, taken as a whole, or (y) the aggregate Consolidated EBITDA of the Subsidiaries designated as Immaterial Subsidiaries at such time constitute more than 10.0% of the Consolidated EBITDA of the Parent and its Subsidiaries, taken as a whole, then, in either case, one or more of such Subsidiaries shall for all purposes of this Agreement be deemed no longer to be Immaterial Subsidiaries in descending order based on the amounts of their consolidated book value or Consolidated EBITDA, as applicable, until such excess shall have been eliminated. The Borrower designates the Subsidiaries set forth on Schedule 1.1(b) as Immaterial Subsidiaries as of the Closing Date.

     “Increasing Lender” has the meaning given to such term in Section 2.21(a).

     “Indebtedness” means, with respect to any Person (without duplication), (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, or upon which interest payments are customarily made, (iii) the maximum stated or face amount of all surety bonds, letters of credit and bankers’ acceptances issued or created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (iv) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business and not more than 60 days past due), (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all Capital Lease Obligations of such Person, (vii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, (viii) the principal balance outstanding and owing by such Person under any synthetic lease, tax retention operating lease or similar off-balance sheet financing product, (ix) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (x) all obligations of such Person with respect to Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, and (xi) all indebtedness of the types referred to in clauses (i) through (x) above (A) of any partnership or unincorporated joint venture in which such Person is a general partner or joint venturer to the extent such Person is liable therefor or (B) secured by any Lien on any property or asset owned or held by such Person regardless of whether or not the indebtedness secured thereby shall have been incurred or assumed by such Person or is nonrecourse to the credit of such Person, the amount thereof being equal to the value of the property or assets subject to such Lien.

     “Indemnified Taxes” means Taxes other than Excluded Taxes.

     “Intellectual Property” means (i) all inventions (whether or not patentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works and all copyrights (registered and unregistered), (iv) all trade secrets and confidential information (including, without limitation, financial, business and marketing plans and customer and supplier lists and related information), (v) all computer software and software systems (including, without limitation, data, databases and related documentation), (vi) all Internet web sites and domain names, (vii) all technology, know-how, processes and other proprietary rights, and (viii) all licenses or other agreements to or from third parties regarding any of the foregoing.

     “Interest Period” has the meaning given to such term in Section 2.10.

     “Investments” has the meaning given to such term in Section 8.5.

     “Issuing Lender” means Wells Fargo in its capacity as issuer of the Letters of Credit, and its successors in such capacity.

     “Joint Venture” means any Person that is not a Subsidiary in which the Borrower or any of its Subsidiaries has made any Investment comprising more than 10% of the Capital Stock of such Person. The term “Joint Venture” shall include, without limitation, any Person in which the Borrower or any of its Subsidiaries has made an Investment that would be, in conformity with GAAP, set forth opposite the caption “Investment in equity method franchisees” (or any like caption) on a consolidated balance sheet of the Parent and its Subsidiaries.

     “Lease Payments on Closed Stores” means rents and other amounts or sums paid or payable in cash pursuant to operating leases for real property and equipment used in Closed Stores, excluding Lease Settlement Payments.

     “Lease Settlement Payments” means the amounts paid or payable in cash in settlement of all future obligations under terminated operating leases of real property and equipment.

     “Lender” means each of the Revolving Credit Lenders and the Swingline Lender.

     “Lending Office” means, with respect to any Lender, the office of such Lender designated as such in such Lender’s Administrative Questionnaire or in connection with an Assignment and Assumption, or such other office as may be otherwise designated in writing from time to time by such Lender to the Borrower and the Administrative Agent. A Lender may designate separate Lending Offices as provided in the foregoing sentence for the purposes of making or maintaining different Types of Loans, and, with respect to LIBOR Loans, such office may be a domestic or foreign branch or Affiliate of such Lender.

     “Letter of Credit Exposure” means, with respect to any Revolving Credit Lender at any time, such Lender’s ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments at such time) of the sum of (i) the aggregate Stated Amount of all Letters of Credit outstanding at such time and (ii) the aggregate amount of all Reimbursement Obligations outstanding at such time.

     “Letter of Credit Maturity Date” means the fifth Business Day prior to the Revolving Credit Maturity Date.

     “Letter of Credit Notice” has the meaning given to such term in Section 3.2.

     “Letter of Credit Sublimit” means $12,500,000 or, if less, the aggregate Revolving Credit Commitments at the time of determination, as such amount may be increased or reduced at or prior to such time in accordance with the terms hereof.

     “Letters of Credit” has the meaning given to such term in Section 3.1.

     “Leverage Ratio” means, as of the last day of any Reference Period ending on the last day of a Fiscal Quarter, the ratio of (i) Consolidated Funded Debt as of such date to (ii) Consolidated EBITDA for such Reference Period.

     “LIBOR Loan” means, at any time, any Loan that bears interest at such time at the applicable Adjusted LIBOR Rate.

     “LIBOR Rate” means, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest appearing on Reuters Screen LIBOR01 Page (or any successor page) that represents an average British Bankers Association Interest Settlement Rate for Dollar deposits or (z) if no such rate is available, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates at which Dollar deposits in immediately available funds are offered to first-tier banks in the London interbank Eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of Wells Fargo’s LIBOR Loan comprising part of such Borrowing, by (ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

     “Lien” means any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, Capital Lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

     “Loans” means any or all of the Revolving Loans and the Swingline Loans.

     “Margin Stock” has the meaning given to such term in Regulation U.

     “Material Adverse Effect” means a material adverse effect upon (i) the business, assets, properties, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Parent and its Subsidiaries, taken as a whole, (ii) the ability of the Credit Parties (taken as a whole) to perform their obligations under this Agreement or any of the other Credit Documents or (iii) the legality, validity or enforceability of this Agreement or any of the other Credit Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder.

     “Material Contract” has the meaning given to such term in Section 5.19.

     “Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

     “Net Cash Proceeds” means, in the case of any Casualty Event or Asset Disposition, the aggregate cash proceeds received by any Company Party in respect thereof (including, in the case of a Casualty Event, insurance proceeds and condemnation awards), less (i) reasonable fees and out-of-pocket expenses payable by the Parent or any of its Subsidiaries in connection therewith, (ii) taxes paid or payable as a result thereof, and (iii) the amount required to retire Indebtedness (other than the Obligations) to the extent such Indebtedness is secured by Permitted Liens on the subject property; it being understood that the term “Net Cash Proceeds” shall include, as, when and to the extent received, any cash received upon the sale or other disposition of any non-cash consideration received by any Company Party in respect of any of the foregoing events (including without limitation any promissory note).

     “Nonconsenting Lender” means any Lender that does not approve a consent, waiver or amendment to any Credit Document requested by the Borrower or the Administrative Agent and that requires the approval of all Lenders (or all Lenders directly affected thereby) under Section 11.5 when the Required Lenders have agreed to such consent, waiver or amendment.

     “Notes” means any or all of the Revolving Notes and the Swingline Note.

     “Notice of Borrowing” has the meaning given to such term in Section 2.2(b).

     “Notice of Conversion/Continuation” has the meaning given to such term in Section 2.11(b).

     “Notice of Swingline Borrowing” has the meaning given to such term in Section 2.2(d).

     “Obligations” means all principal of and interest (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding) on the Loans and Reimbursement Obligations and all fees, expenses, indemnities and other obligations owing, due or payable at any time by the Parent, the Borrower or any Subsidiary Guarantor to the Administrative Agent, any Lender, the Swingline Lender, the Issuing Lender or any other Person entitled thereto, under this Agreement or any of the other Credit Documents (other than Excluded Swap Obligations), and all payment and other obligations owing or payable at any time by the Borrower to any Hedge Party under or in connection with any Hedge Agreement permitted by this Agreement (other than Excluded Swap Obligations), in each case whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, and whether existing by contract, operation of law or otherwise.

     “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.

     “Parent” has the meaning given to such term in the introductory paragraph hereof.

     “Participant” has the meaning given to such term in Section 11.6(e).

     “PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) of 2001, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     “Payment Office” means the office of the Administrative Agent designated on Schedule 1.1(a) under the heading “Instructions for wire transfers to the Administrative Agent,” or such other office as the Administrative Agent may designate to the Lenders and the Borrower for such purpose from time to time.

     “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto.

     “Permitted Liens” has the meaning given to such term in Section 8.3.

     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     “Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which the Borrower or any ERISA Affiliate may have any liability.

     “Platform” has the meaning given to such term in Section 11.4(b).

     “PPA 2006 Effective Date” means, with respect to any Plan, except as hereinafter provided, the first day of the first plan year beginning on or after January 1, 2008, However, solely with respect to a Plan maintained pursuant to one or more collective bargaining agreements between employee representatives and one or more employers ratified before January 1, 2008, such term means the first day of the first plan year beginning on or after the earlier of (A) and (B), where (A) is the later of (x) the date on which the last collective bargaining agreement relating to the Plan terminates (determined without regard to any extension thereof agreed to after August 17, 2006), or (y) the first day of the first plan year beginning on or after January 1, 2008; and (B) is January 1, 2010.

     “Prohibited Transaction” means any transaction described in (i) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Code.

     “Qualified ECP” means, in respect of any Swap Obligation, each Credit Party that (i) has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or (ii) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

     “Realty” means all real property and interests in real property now or hereafter acquired or leased by any Company Party.

     “Reference Period” with respect to any date of determination, means (except as may be otherwise expressly provided herein) the period of twelve consecutive fiscal months of the Parent and its Subsidiaries immediately preceding such date or, if such date is the last day of a Fiscal Quarter, the period of four consecutive Fiscal Quarters ending on such date.

     “Refunded Swingline Loans” has the meaning given to such term in Section 2.2(e).

     “Register” has the meaning given to such term in Section 11.6(d).

     “Regulations D, T, U and X” means Regulations D, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

     “Reimbursement Obligation” has the meaning given to such term in Section 3.4.

     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

     “Reportable Event” means, with respect to any Plan, (i) any “reportable event” within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including, without limitation, any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412 of the Code), (ii) any such “reportable event” subject to advance notice to the PBGC under Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

     “Required Lenders” means, at any time, the Lenders holding outstanding Credit Exposure (excluding Swingline Loans) and unutilized Commitments (or, after the termination of the Commitments, outstanding Credit Exposure (excluding Swingline Loans)) representing more than 50% of the aggregate, at such time, of all outstanding Credit Exposure (excluding Swingline Loans) and unutilized Commitments (or, after the termination of the Commitments, the aggregate at such time of all outstanding Credit Exposure (excluding Swingline Loans)), provided that the Commitment of, and the portion of the outstanding Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     “Requirement of Law” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Credit Documents.

     “Reserve Requirement” means, with respect to any Interest Period, the reserve percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to Wells Fargo under Regulation D with respect to “Eurocurrency liabilities” within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

     “Responsible Officer” means, with respect to any Credit Party, the president, the chief executive officer, the chief financial officer or any other Financial Officer of such Credit Party.

     “Restricted Payments” has the meaning given to such term in Section 8.6.

     “Revolving Credit Commitment” means, with respect to any Lender at any time, the commitment of such Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to the amount set forth opposite such Lender’s name on Schedule 1.1(a) under the caption “Revolving Credit Commitment” (or, in the case of an Additional Lender, set forth in joinder agreement described in Section 2.21(c)(i)) or, if any such Lender has entered into one or more Assignment and Assumptions, the amount set forth for such Lender at such time in the Register maintained by the Administrative Agent pursuant to Section 11.6(c) as such Lender’s “Revolving Credit Commitment,” in either case, as such amount may be increased or reduced at or prior to such time pursuant to the terms hereof.

     “Revolving Credit Exposure” means, with respect to any Revolving Credit Lender at any time, the sum of (i) the aggregate principal amount of all Revolving Loans made by such Lender that are outstanding at such time, (ii) such Lender’s Letter of Credit Exposure at such time and (iii) such Lender’s Swingline Exposure at such time.

     “Revolving Credit Lender” means any Person signatory hereto as a “Lender” having a Revolving Credit Commitment (or, after the Revolving Credit Commitments have terminated, any Person holding outstanding Revolving Loans), and each other Person that becomes a “Revolving Credit Lender” hereunder pursuant to Section 2.21 or 11.6, and their respective successors and assigns.

     “Revolving Credit Maturity Date” means the fifth anniversary of the Closing Date.

     “Revolving Credit Termination Date” means the Revolving Credit Maturity Date or such earlier date of termination of the Revolving Credit Commitments pursuant to Section 2.5 or 9.2.

     “Revolving Loans” has the meaning given to such term in Section 2.1(b).

     “Revolving Note” means, with respect to any Revolving Credit Lender requesting the same, the promissory note of the Borrower in favor of such Revolving Credit Lender evidencing the Revolving Loans made by such Lender pursuant to Section 2.1(b), in substantially the form of Exhibit A-2, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs/, or as otherwise published from time to time.

     “Sanctioned Person” means (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/-offices/enforcement/ofac/sdn/index.shtml, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

     “Security Agreement” means the Pledge and Security Agreement made by the Parent, the Borrower and the Subsidiaries of the Borrower party thereto in favor of the Administrative Agent, in substantially the form of Exhibit E, as amended, modified, restated or supplemented from time to time.

     “Security Documents” means the Security Agreement, the Post-Closing Agreement and all other pledge agreements, security agreements, collateral assignments, mortgages, deeds of trust, hypothecations or other similar agreements or instruments executed and delivered by any Credit Party pursuant to Section 6.8 or 6.9 or otherwise in connection with the transactions contemplated hereby, in each case as amended, modified, restated or supplemented from time to time.

     “Specified Asset Disposition” means any Asset Disposition or series of Asset Dispositions (i) constituting the sale of Capital Stock of a Subsidiary or (ii) in which the assets sold include Realty or constitute all or substantially of the assets used by the Parent, the Borrower and their respective Subsidiaries (A) at or in connection with the operation of one or more retail store locations or (B) in one or more business lines, segments or divisions.

     “Stated Amount” means, with respect to any Letter of Credit at any time prior to its expiration, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

     “Subsidiary” means, with respect to any Person, any corporation or other Person of which more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term “Subsidiary” shall be deemed to refer to a Subsidiary of the Borrower.

     “Subsidiary Guarantor” means any Guarantor that is a Subsidiary of the Parent.

     “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

     “Swingline Commitment” means $0.

     “Swingline Exposure” means, with respect to any Revolving Credit Lender at any time, its maximum aggregate liability to make Refunded Swingline Loans pursuant to Section 2.2(e) to refund, or to purchase participations pursuant to Section 2.2(f) in, Swingline Loans that are outstanding at such time.

     “Swingline Lender” means Wells Fargo in its capacity as maker of Swingline Loans, and its successors in such capacity.

     “Swingline Loans” has the meaning given to such term in Section 2.1(c).

     “Swingline Maturity Date” means the fifth Business Day prior to the Revolving Credit Maturity Date.

     “Swingline Note” means, if requested by the Swingline Lender, the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender pursuant to Section 2.1(c), in substantially the form of Exhibit A-3, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.

     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

     “Transactions” means, collectively, (i) the initial extensions of credit hereunder on the Closing Date, and (ii) the payment of permitted fees and expenses in connection with the foregoing.

     “Type” has the meaning given to such term in Section 2.2(a).

     “Unfinanced Capital Expenditures” means, for any period, the aggregate amount that would, in accordance with GAAP, be included on the consolidated statement of cash flows of the Parent and its Subsidiaries for such period as additions to equipment, fixed assets, real property or improvements or other capital assets (including, without limitation, Capital Lease Obligations), except to the extent financed through the incurrence of Indebtedness; provided, however, that Unfinanced Capital Expenditures shall not include any such expenditures (i) for replacements, repairs or acquisitions of capital assets, to the extent made with the proceeds of insurance from a Casualty Event, or (ii) for replacements, repairs or acquisitions of capital assets, to the extent made with cash proceeds from Asset Dispositions permitted under Section 8.4(iv), 8.4(v) or 8.4(ix).

     “Unfunded Pension Liability” means, with respect to any Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code for the applicable plan year.

     “Unutilized Revolving Credit Commitment” means, with respect to any Revolving Credit Lender at any time, such Lender’s Revolving Credit Commitment at such time less the sum of (i) the aggregate principal amount of all Revolving Loans made by such Lender that are outstanding at such time, (ii) such Lender’s Letter of Credit Exposure at such time and (iii) such Lender’s Swingline Exposure at such time.

     “Unutilized Swingline Commitment” means, with respect to the Swingline Lender at any time, the Swingline Commitment at such time less the aggregate principal amount of all Swingline Loans that are outstanding at such time.

     “Wells Fargo” means Wells Fargo Bank, National Association, and its successors and assigns.

     “Wholly Owned” means, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary (excluding in the case of a Foreign Subsidiary only, any directors’ qualifying shares and shares required to be held by foreign nationals) is owned, directly or indirectly, by such Person.

     1.2 Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with, GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower delivered to the Lenders prior to the Closing Date; provided that if the Borrower notifies the Administrative Agent that it wishes to amend any financial covenant in Article VII to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VII for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP as in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. Notwithstanding the foregoing, for purposes of determining compliance with the financial covenants contained in Article VII, any election by the Parent or the Borrower or any of their respective Subsidiaries to measure an item of Funded Debt using fair value (as permitted by Accounting Standards Codification 825-10 or any similar standard) shall be disregarded and such determination shall be made as if such election had not been made.

     1.3 Other Terms; Construction.

     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns permitted hereunder, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Credit Document in which such references appear, (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     (b) All references herein to the Lenders or any of them shall be deemed to include the Issuing Lender and the Swingline Lender unless specifically provided otherwise or unless the context otherwise requires.

ARTICLE II

AMOUNT AND TERMS OF THE LOANS

     2.1 Commitments.

     (a) [Reserved].

     (b) Each Revolving Credit Lender severally agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a “Revolving Loan,” and collectively, the “Revolving Loans”) to the Borrower, from time to time on any Business Day during the period from and including the Closing Date to but not including the Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding not exceeding its Revolving Credit Commitment, provided that no Borrowing of Revolving Loans shall be made if, immediately after giving effect thereto (and to any concurrent repayment of Swingline Loans with proceeds of Revolving Loans made pursuant to such Borrowing), (y) the Revolving Credit Exposure of any Revolving Credit Lender would exceed its Revolving Credit Commitment at such time or (z) the Aggregate Revolving Credit Exposure would exceed the aggregate Revolving Credit Commitments at such time. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

     (c) The Swingline Lender agrees, subject to and on the terms and conditions of this Agreement, to make loans (each, a “Swingline Loan,” and collectively, the “Swingline Loans”) to the Borrower, from time to time on any Business Day during the period from the Closing Date to but not including the Swingline Maturity Date (or, if earlier, the Revolving Credit Termination Date), in an aggregate principal amount at any time outstanding not exceeding the Swingline Commitment. Swingline Loans may be made even if the aggregate principal amount of Swingline Loans outstanding at any time, when added to the aggregate principal amount of the Revolving Loans made by the Swingline Lender in its capacity as a Revolving Credit Lender outstanding at such time and its Letter of Credit Exposure at such time, would exceed the Swingline Lender’s own Revolving Credit Commitment at such time, but provided that no Borrowing of Swingline Loans shall be made if, immediately after giving effect thereto, (y) the Revolving Credit Exposure of any Revolving Credit Lender would exceed its Revolving Credit Commitment at such time or (z) the Aggregate Revolving Credit Exposure would exceed the aggregate Revolving Credit Commitments at such time, and provided further that the Swingline Lender shall not make any Swingline Loan if any Lender is at that time a Defaulting Lender, unless the Swingline Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Swingline Lender (in its sole discretion) with the Borrower or such Lender to eliminate the Swingline Lender’s actual or potential Fronting Exposure (after giving effect to Sections 2.20(a)(iii) and 2.20(a)(iv)) with respect to the Defaulting Lender arising from either the Swingline Loan then proposed to be made or that the Swingline Loan and all other Swingline Loans as to which the Swingline Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay (including by means of a Borrowing of Revolving Loans pursuant to Section 2.2(e)) and reborrow Swingline Loans. All Swingline Loans shall bear interest at the Adjusted Base Rate.

     2.2 Borrowings.

     (a) The Revolving Loans (together with the Swingline Loans, a “Class” of Loan) shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each, a “Type” of Loan), provided that (i) all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type, and (ii) no LIBOR Loans may be borrowed at any time prior to the third Business Day after the Closing Date. The Swingline Loans shall be made and maintained as Base Rate Loans at all times.

     (b) In order to make a Borrowing (other than (w) Borrowings of Swingline Loans, which shall be made pursuant to Section 2.2(d), (x) Borrowings for the purpose of repaying Refunded Swingline Loans, which shall be made pursuant to Section 2.2(e), (y) Borrowings for the purpose of paying unpaid Reimbursement Obligations, which shall be made pursuant to Section 3.5, and (z) Borrowings involving continuations or conversions of outstanding Loans, which shall be made pursuant to Section 2.11), the Borrower will give the Administrative Agent written notice not later than 11:00 a.m., Charlotte time, prior to each Borrowing to be comprised of Base Rate Loans and three Business Days prior to each Borrowing to be comprised of LIBOR Loans; provided, however, that requests for the Borrowing of any Revolving Loans to be made on the Closing Date may, at the discretion of the Administrative Agent, be given with less advance notice than as specified hereinabove. Each such notice (each, a “Notice of Borrowing”) shall be irrevocable, shall be given in the form of Exhibit B-1 and shall specify (1) the aggregate principal amount, Class and initial Type of the Loans to be made pursuant to such Borrowing, (2) in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto, and (3) the requested Borrowing Date, which shall be a Business Day. Upon its receipt of a Notice of Borrowing, the Administrative Agent will promptly notify each applicable Lender of the proposed Borrowing. Notwithstanding anything to the contrary contained herein:

     (i) [reserved];

     (ii) the aggregate principal amount of each Borrowing comprised of Base Rate Loans shall not be less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (or, in the case of a Borrowing of Revolving Loans, if less, in the amount of the aggregate Revolving Credit Commitments less the Aggregate Revolving Credit Exposure), and the aggregate principal amount of each Borrowing comprised of LIBOR Loans shall not be less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof;

     (iii) if the Borrower shall have failed to designate the Type of Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans; and

     (iv) if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

     (c) Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, each applicable Lender will make available to the Administrative Agent at the Payment Office an amount, in Dollars and in immediately available funds, equal to the amount of the Loan or Loans to be made by such Lender. To the extent such Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Borrower in accordance with Section 2.3(a) and in like funds as received by the Administrative Agent.

     (d) In order to make a Borrowing of a Swingline Loan (other than borrowings pursuant to a Wells Fargo Financial Management Account or similar cash management product offered by Wells Fargo, which shall be effected as provided thereunder), the Borrower will give the Administrative Agent (and the Swingline Lender, if the Swingline Lender is not also the Administrative Agent) written notice not later than 11:00 a.m., Charlotte time, on the date of such Borrowing. Each such notice (each, a “Notice of Swingline Borrowing”) shall be given in the form of Exhibit B-2, shall be irrevocable and shall specify (i) the principal amount of the Swingline Loan to be made pursuant to such Borrowing (which shall not be less than $100,000 and, if greater, shall be in an integral multiple of $100,000 in excess thereof (or, if less, in the amount of the Unutilized Swingline Commitment)) and (ii) the requested Borrowing Date, which shall be a Business Day. Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, the Swingline Lender will make available to the Administrative Agent at the Payment Office an amount, in Dollars and in immediately available funds, equal to the amount of the requested Swingline Loan. To the extent the Swingline Lender has made such amount available to the Administrative Agent as provided hereinabove, the Administrative Agent will make such amount available to the Borrower in accordance with Section 2.3(a) and in like funds as received by the Administrative Agent.

     (e) With respect to any outstanding Swingline Loans, the Swingline Lender may at any time (whether or not an Event of Default has occurred and is continuing) in its sole and absolute discretion, and is hereby authorized and empowered by the Borrower to, cause a Borrowing of Revolving Loans to be made for the purpose of repaying such Swingline Loans by delivering to the Administrative Agent (if the Administrative Agent is not also the Swingline Lender) and each other Revolving Credit Lender (on behalf of, and with a copy to, the Borrower), not later than 11:00 a.m., Charlotte time, one Business Day prior to the proposed Borrowing Date therefor, a notice (which shall be deemed to be a Notice of Borrowing given by the Borrower) requesting the Revolving Credit Lenders to make Revolving Loans (which shall be made initially as Base Rate Loans) on such Borrowing Date in an aggregate amount equal to the amount of such Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date such notice is given that the Swingline Lender requests to be repaid. Not later than 1:00 p.m., Charlotte time, on the requested Borrowing Date, each Revolving Credit Lender (other than the Swingline Lender) will make available to the Administrative Agent at the Payment Office an amount, in Dollars and in immediately available funds, equal to the amount of the Revolving Loan to be made by such Lender. To the extent the Revolving Credit Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Administrative Agent, which shall apply such amounts in repayment of the Refunded Swingline Loans. Notwithstanding any provision of this Agreement to the contrary, on the relevant Borrowing Date, the Refunded Swingline Loans (including the Swingline Lender’s ratable share thereof, in its capacity as a Revolving Credit Lender) shall be deemed to be repaid with the proceeds of the Revolving Loans made as provided above (including a Revolving Loan deemed to have been made by the Swingline Lender), and such Refunded Swingline Loans deemed to be so repaid shall no longer be outstanding as Swingline Loans but shall be outstanding as Revolving Loans. If any portion of any such amount repaid (or deemed to be repaid) to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in any bankruptcy, insolvency or similar proceeding or otherwise, the loss of the amount so recovered shall be shared ratably among all the Revolving Credit Lenders in the manner contemplated by Section 2.15(b).

     (f) If, as a result of any bankruptcy, insolvency or similar proceeding with respect to the Borrower, Revolving Loans are not made pursuant to Section 2.2(e) in an amount sufficient to repay any amounts owed to the Swingline Lender in respect of any outstanding Swingline Loans, or if the Swingline Lender is otherwise precluded for any reason from giving a notice on behalf of the Borrower as provided for hereinabove, the Swingline Lender shall be deemed to have sold without recourse, representation or warranty (except for the absence of Liens thereon created, incurred or suffered to exist by, through or under the Swingline Lender), and each Revolving Credit Lender shall be deemed to have purchased and hereby agrees to purchase, a participation in such outstanding Swingline Loans in an amount equal to its ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments at such time) of the unpaid amount thereof together with accrued interest thereon. Upon one Business Day’s prior notice from the Swingline Lender, each Revolving Credit Lender (other than the Swingline Lender) will make available to the Administrative Agent at the Payment Office an amount, in Dollars and in immediately available funds, equal to its respective participation. To the extent the Revolving Credit Lenders have made such amounts available to the Administrative Agent as provided hereinabove, the Administrative Agent will make the aggregate of such amounts available to the Swingline Lender in like funds as received by the Administrative Agent. In the event any such Revolving Credit Lender fails to make available to the Administrative Agent the amount of such Lender’s participation as provided in this Section 2.2(f), the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date such amount is required to be made available for the account of the Swingline Lender until the date such amount is made available to the Swingline Lender at the Federal Funds Rate for the first three Business Days and thereafter at the Adjusted Base Rate applicable to Revolving Loans. Promptly following its receipt of any payment by or on behalf of the Borrower in respect of a Swingline Loan, the Swingline Lender will pay to each Revolving Credit Lender that has acquired a participation therein such Lender’s ratable share of such payment.

     (g) Notwithstanding any provision of this Agreement to the contrary, the obligation of each Revolving Credit Lender (other than the Swingline Lender) to make Revolving Loans for the purpose of repaying any Refunded Swingline Loans pursuant to Section 2.2(e) and each such Lender’s obligation to purchase a participation in any unpaid Swingline Loans pursuant to Section 2.2(f) shall be absolute and unconditional and shall not be affected by any circumstance or event whatsoever, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Swingline Lender, the Administrative Agent, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of any Default or Event of Default, (iii) the failure of the amount of such Borrowing of Revolving Loans to meet the minimum Borrowing amount specified in Section 2.2(b), or (iv) the failure of any conditions set forth in Section 4.2 or elsewhere herein to be satisfied.

     2.3 Disbursements; Funding Reliance; Domicile of Loans.

     (a) The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any Authorized Officer of the Borrower, provided that the Administrative Agent shall not be obligated under any circumstances to forward amounts to any account not listed in an Account Designation Letter. The Borrower may at any time deliver to the Administrative Agent an Account Designation Letter listing any additional accounts or deleting any accounts listed in a previous Account Designation Letter.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2 or 3.5 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the Adjusted Base Rate. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

     (c) The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.1(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any such payment on any date shall not relieve any other Lender of its corresponding obligation, if any, hereunder to do so on such date, but no Lender shall be responsible for the failure of any other Lender to so make its Loan, purchase its participation or to make any such payment required hereunder.

     (d) Each Lender may, at its option, make and maintain any Loan at, to or for the account of any of its Lending Offices, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan to or for the account of such Lender in accordance with the terms of this Agreement.

     2.4 Evidence of Debt; Notes.

     (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the applicable Lending Office of such Lender resulting from each Loan made by such Lending Office of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lending Office of such Lender from time to time under this Agreement.

     (b) The Administrative Agent shall maintain the Register pursuant to Section 11.6(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each such Loan, the Class and Type of each such Loan and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of each such Loan and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of each such Loan and each Lender’s share thereof.

     (c) The entries made in the accounts, Register and subaccounts maintained pursuant to Section 2.4(b) (and, if consistent with the entries of the Administrative Agent, Section 2.4(a)) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

     (d) The Loans of each Class made by each Lender shall, if requested by the applicable Lender (which request shall be made to the Administrative Agent), be evidenced (i) in the case of Revolving Loans, by a Revolving Note appropriately completed in substantially the form of Exhibit A-2, and (ii) in the case of the Swingline Loans, by a Swingline Note appropriately completed in substantially the form of Exhibit A-3, in each case executed by the Borrower and payable to the order of such Lender. Each Note shall be entitled to all of the benefits of this Agreement and the other Credit Documents and shall be subject to the provisions hereof and thereof.

     2.5 Termination and Reduction of Commitments and Swingline Commitment.

     (a) The Revolving Credit Commitments shall be automatically and permanently terminated on the Revolving Credit Termination Date, unless sooner terminated pursuant to any other provision of this Section 2.5 or Section 9.2. The Swingline Commitment shall be automatically and permanently terminated on the Swingline Maturity Date, unless sooner terminated pursuant to any other provision of this Section 2.5 or Section 9.2.

     (b) At any time and from time to time after the date hereof, upon not less than five Business Days’ prior written notice to the Administrative Agent (and in the case of a termination or reduction of the Unutilized Swingline Commitment, the Swingline Lender), the Borrower may terminate in whole or reduce in part the aggregate Unutilized Revolving Credit Commitments or the Unutilized Swingline Commitment, provided that any such partial reduction shall be in an aggregate amount of not less than $5,000,000 ($500,000 in the case of the Unutilized Swingline Commitment) or, if greater, an integral multiple of $1,000,000 in excess thereof ($100,000 in the case of the Unutilized Swingline Commitment). The amount of any termination or reduction made under this Section 2.5(b) may not thereafter be reinstated.

     (c) Each reduction of the Revolving Credit Commitments pursuant to this Section shall be applied ratably among the Revolving Credit Lenders according to their respective Revolving Credit Commitments. Notwithstanding any provision of this Agreement to the contrary, any reduction of the Revolving Credit Commitments pursuant to this Section 2.5 that has the effect of reducing the aggregate Revolving Credit Commitments to an amount less than the amount of the Swingline Commitment or the Letter of Credit Sublimit at such time shall result in an automatic corresponding reduction of the Swingline Commitment or the Letter of Credit Sublimit, as the case may be, to the amount of the aggregate Revolving Credit Commitments (as so reduced), without any further action on the part of the Borrower, the Swingline Lender or any other Lender.

     2.6 Mandatory Payments and Prepayments.

     (a) [Reserved].

     (b) Except to the extent due or paid sooner pursuant to the provisions of this Agreement, (i) the aggregate outstanding principal of the Revolving Loans shall be due and payable in full on the Revolving Credit Maturity Date, and (ii) the aggregate outstanding principal of the Swingline Loans shall be due and payable in full on the Swingline Maturity Date.

     (c) In the event that, at any time, the Aggregate Revolving Credit Exposure (excluding the aggregate amount of any Swingline Loans to be repaid with proceeds of Revolving Loans made on the date of determination) shall exceed the aggregate Revolving Credit Commitments at such time (after giving effect to any concurrent termination or reduction thereof), the Borrower will immediately prepay the outstanding principal amount of the Swingline Loans and, to the extent of any excess remaining after prepayment in full of outstanding Swingline Loans, the outstanding principal amount of the Revolving Loans in the amount of such excess; provided that, to the extent such excess amount is greater than the aggregate principal amount of Swingline Loans and Revolving Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for Letter of Credit Exposure, as more particularly described in Section 3.8, and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Exposure by an equivalent amount.

     2.7 Voluntary Prepayments.

     (a) At any time and from time to time, the Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty (except as provided in clause (iii) below), upon written notice given to the Administrative Agent not later than 11:00 a.m., Charlotte time, three Business Days prior to each intended prepayment of LIBOR Loans and one Business Day prior to each intended prepayment of Base Rate Loans (other than Swingline Loans, which may be prepaid on a same-day basis), provided that (i) each partial prepayment of LIBOR Loans shall be in an aggregate principal amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof, and each partial prepayment of Base Rate Loans shall be in an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof ($100,000 and $100,000, respectively, in the case of Swingline Loans), (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the aggregate outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, and (iii) unless made together with all amounts required under Section 2.18 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify the proposed date of such prepayment and the aggregate principal amount, Class and Type of the Loans to be prepaid (and, in the case of LIBOR Loans, the Interest Period of the Borrowing pursuant to which made), and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. Revolving Loans and Swingline Loans prepaid pursuant to this Section 2.7(a) may be reborrowed, subject to the terms and conditions of this Agreement. In the event the Administrative Agent receives a notice of prepayment under this Section, the Administrative Agent will give prompt notice thereof to the Lenders; provided that if such notice has also been furnished to the Lenders, the Administrative Agent shall have no obligation to notify the Lenders with respect thereto.

     (b) Each prepayment of the Loans made pursuant to Section 2.7(a) shall be applied ratably among the Lenders holding the Loans being prepaid, in proportion to the principal amount held by each, provided that if any Lender is a Defaulting Lender at the time of any such prepayment, any voluntary prepayment of the Loans shall, if the Administrative Agent so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding and the outstanding Loans of such Defaulting Lender were zero.

     2.8 Interest.

     (a) The Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Adjusted Base Rate, as in effect from time to time during such periods as such Loan is a Base Rate Loan, and (ii) at the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Loan is a LIBOR Loan.

     (b) Upon the occurrence and during the continuance of any Event of Default under Section 9.1(a) or as a result of a Bankruptcy Event, and (at the election of the Required Lenders) upon the occurrence and during the continuance of any other Event of Default, all outstanding principal amounts of the Loans and, to the greatest extent permitted by law, all interest accrued on the Loans and all other accrued and outstanding fees and other amounts hereunder or under any other Credit Document, shall bear interest at a rate per annum equal to the interest rate applicable from time to time thereafter to such Loans (whether the Adjusted Base Rate or the Adjusted LIBOR Rate) plus 2% (or, in the case of interest, fees and other amounts for which no rate is provided hereunder, at the Adjusted Base Rate applicable to Revolving Loans plus 2%), and, in each case, such default interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief under or pursuant to any Debtor Relief Law.

     (c) Accrued (and theretofore unpaid) interest shall be payable as follows:

     (i) in respect of each Base Rate Loan (including any Base Rate Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6, except as provided hereinbelow), in arrears on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date; provided that in the event the Loans are repaid or prepaid in full and the Commitments have been terminated, then accrued interest in respect of all Base Rate Loans shall be payable together with such repayment or prepayment on the date thereof;

     (ii) in respect of each LIBOR Loan (including any LIBOR Loan or portion thereof paid or prepaid pursuant to the provisions of Section 2.6, except as provided hereinbelow), in arrears (y) on the last Business Day of the Interest Period applicable thereto (subject to the provisions of Section 2.10(iv)) and (z) in addition, in the case of a LIBOR Loan with an Interest Period having a duration of six months or longer, on each date on which interest would have been payable under clause (y) above had successive Interest Periods of three month’s duration been applicable to such LIBOR Loan; provided that in the event all LIBOR Loans made pursuant to a single Borrowing are repaid or prepaid in full, then accrued interest in respect of such LIBOR Loans shall be payable together with such repayment or prepayment on the date thereof; and

     (iii) in respect of any Loan, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

     (d) Nothing contained in this Agreement or in any other Credit Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

     (e) The Administrative Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing of LIBOR Loans after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation, and upon each change in the Base Rate; provided, however, that the failure of the Administrative Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Administrative Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement) shall, absent manifest error, be conclusive and binding on all parties hereto.

     (f) In the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.11, 6.1 or 6.2 is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage for any period (an “Applicable Period”) than the Applicable Percentage applied for such Applicable Period, then the Borrower shall immediately (i) deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) determine the Applicable Percentage for such Applicable Period based upon the corrected Compliance Certificate, and (iii) immediately pay to the Administrative Agent the accrued additional interest and commitment fees owing as a result of such increased Applicable Percentage for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.12(e). This Section 2.8(e) is in addition to the rights of the Administrative Agent and Lenders with respect to Sections 2.8(b) and 9.1 and other respective rights under this Agreement.

     2.9 Fees. The Borrower agrees to pay:

     (a) To the Administrative Agent, for the account of Wells Fargo, an origination fee equal to 0.10% of Wells Fargo’s Commitment as of the Closing Date, payable in full on the Closing Date;

     (b) To the Administrative Agent, for the account of each Revolving Credit Lender, a commitment fee for each calendar quarter (or portion thereof) for the period from the date of this Agreement to the Revolving Credit Termination Date, at a per annum rate equal to the Commitment Fee Percentage in effect for such fee from time to time during such quarter on such Lender’s ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments) of the average daily aggregate Unutilized Revolving Credit Commitments (excluding clause (iii) of the definition thereof for purposes of this Section 2.9(b) only), payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the Revolving Credit Termination Date; provided, however, that no commitment fee shall accrue on the Unutilized Revolving Credit Commitment of a Defaulting Lender during any period that such Lender shall be a Defaulting Lender;

     (c) To the Administrative Agent, for the account of each Revolving Credit Lender, a letter of credit fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate equal to the Applicable Percentage in effect from time to time during such quarter for Revolving Loans that are maintained as LIBOR Loans, on such Lender’s ratable share (based on the proportion that its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments) of the daily average aggregate Stated Amount of such Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Revolving Credit Termination Date and the date of termination of the last outstanding Letter of Credit; provided, however, that any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Issuing Lender pursuant to Section 3.1(a) shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.20(a)(iv), with the balance of such fee, if any, payable to the Issuing Lender for its own account;

     (d) At all times that there are two or more Lenders, to the Issuing Lender, for its own account, a facing fee for each calendar quarter (or portion thereof) in respect of all Letters of Credit outstanding during such quarter, at a per annum rate of 0.125% on the daily average aggregate Stated Amount of such Letters of Credit, payable in arrears (i) on the last Business Day of each calendar quarter, beginning with the first such day to occur after the Closing Date, and (ii) on the later of the Revolving Credit Termination Date and the date of termination of the last outstanding Letter of Credit;

     (e) To the Issuing Lender, for its own account, such commissions, transfer fees and other fees and charges incurred in connection with the issuance and administration of each Letter of Credit as are customarily charged from time to time by the Issuing Lender for the performance of such services in connection with similar letters of credit, or as may be otherwise agreed to by the Issuing Lender, but without duplication of amounts payable under Section 2.9(d); and

     2.10 Interest Periods. Concurrently with the giving of a Notice of Borrowing or Notice of Conversion/Continuation in respect of any Borrowing comprised of Base Rate Loans to be converted into, or LIBOR Loans to be continued as, LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an “Interest Period”) to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period; provided, however, that:

     (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

     (ii) the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such LIBOR Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

     (iii) LIBOR Loans may not be outstanding under more than eight separate Interest Periods at any one time (for which purpose Interest Periods shall be deemed to be separate even if they are coterminous);

     (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

     (v) [reserved];

     (vi) the Borrower may not select any Interest Period that expires after the Revolving Credit Maturity Date;

     (vii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

     (viii) the Borrower may not select any Interest Period (and consequently, no LIBOR Loans shall be made) if a Default or Event of Default shall have occurred and be continuing at the time of such Notice of Borrowing or Notice of Conversion/Continuation with respect to any Borrowing.

     2.11 Conversions and Continuations.

     (a) The Borrower shall have the right, on any Business Day occurring on or after the Closing Date, to elect (i) to convert all or a portion of the outstanding principal amount of any Base Rate Loans of any Class into LIBOR Loans of the same Class, or to convert any LIBOR Loans of any Class the Interest Periods for which end on the same day into Base Rate Loans of the same Class, or (ii) upon the expiration of any Interest Period, to continue all or a portion of the outstanding principal amount of any LIBOR Loans of any Class the Interest Periods for which end on the same day for an additional Interest Period, provided that (w) any such conversion of LIBOR Loans into Base Rate Loans shall involve an aggregate principal amount of not less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; any such conversion of Base Rate Loans into, or continuation of, LIBOR Loans shall involve an aggregate principal amount of not less than $5,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof; and no partial conversion of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding principal amount of such LIBOR Loans to less than $5,000,000 or to any greater amount not an integral multiple of $1,000,000 in excess thereof, (x) except as otherwise provided in Section 2.16(f), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under Section 2.18 to be paid as a consequence thereof), (y) no such conversion or continuation shall be permitted with regard to any Base Rate Loans that are Swingline Loans, and (z) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the continuance of a Default or Event of Default.

     (b) The Borrower shall make each such election by giving the Administrative Agent written notice not later than 11:00 a.m., Charlotte time, three Business Days prior to the intended effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and one Business Day prior to the intended effective date of any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a “Notice of Conversion/Continuation”) shall be irrevocable, shall be given in the form of Exhibit B-3 and shall specify (x) the date of such conversion or continuation (which shall be a Business Day), (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto, and (z) the aggregate amount, Class and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each applicable Lender of the proposed conversion or continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/Continuation as provided herein with respect to any outstanding LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto (unless repaid pursuant to the terms hereof). In the event the Borrower shall have failed to select in a Notice of Conversion/Continuation the duration of the Interest Period to be applicable to any conversion into, or continuation of, LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one month.

     2.12 Method of Payments; Computations; Apportionment of Payments.

     (a) All payments by the Borrower hereunder shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Administrative Agent, for the account of the Lenders entitled to such payment or the Swingline Lender, as the case may be (except as otherwise expressly provided herein as to payments required to be made directly to the Issuing Lender or the Lenders) at the Payment Office prior to 12:00 noon, Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 12:00 noon, Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of Section 2.10(iv) are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

     (b) The Administrative Agent will distribute to the Lenders like amounts relating to payments made to the Administrative Agent for the account of the Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte time, in immediately available funds, the Administrative Agent will make available to each relevant Lender on the same date, by wire transfer of immediately available funds, such Lender’s ratable share of such payment (based on the percentage that the amount of the relevant payment owing to such Lender bears to the total amount of such payment owing to all of the relevant Lenders), and (ii) if such payment is received after 12:00 noon, Charlotte time, or in other than immediately available funds, the Administrative Agent will make available to each such Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). Notwithstanding the foregoing or any contrary provision hereof, if any Lender shall fail to make any payment required to be made by it hereunder to the Administrative Agent, the Issuing Lender or the Swingline Lender, then the Administrative Agent may, in its discretion, apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations to the Administrative Agent, the Issuing Lender or the Swingline Lender, as the case may be, until all such unsatisfied obligations are fully paid. If the Administrative Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Administrative Agent will pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Administrative Agent until the date repaid to such Lender. The Administrative Agent will distribute to the Issuing Lender like amounts relating to payments made to the Administrative Agent for the account of the Issuing Lender in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.

     (c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     (d) All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of (i) in the case of interest on Base Rate Loans based on the prime commercial lending rate of the Administrative Agent, 365/366 days, as the case may be, or (ii) in all other instances, 360 days; and in each case under (i) and (ii) above, with regard to the actual number of days (including the first day, but excluding the last day) elapsed.

     (e) Notwithstanding any other provision of this Agreement or any other Credit Document to the contrary, all amounts collected or received by the Administrative Agent or any Lender after acceleration of the Loans pursuant to Section 9.2 or in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied by the Administrative Agent as follows:

     (i) first, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees irrespective of whether such fees are allowed as a claim after the occurrence of a Bankruptcy Event) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Security Documents;

     (ii) second, to the payment of any fees owed to the Administrative Agent hereunder or under any other Credit Document;

     (iii) third, to the payment of all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees irrespective of whether such fees are allowed as a claim after the occurrence of a Bankruptcy Event) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Obligations owing to such Lender;

     (iv) fourth, to the payment of all of the Obligations consisting of accrued fees and interest (including, without limitation, fees incurred and interest accruing at the then applicable rate after the occurrence of a Bankruptcy Event irrespective of whether a claim for such fees incurred and interest accruing is allowed in such proceeding), and including with respect to any Hedge Agreement between any Credit Party and any Hedge Party (to the extent such Hedge Agreement is permitted hereunder), any fees, premiums and scheduled periodic payments due under such Hedge Agreement prior to any termination thereof and any interest accrued thereon;

     (v) fifth, to the payment of the outstanding principal amount of the Obligations (including the payment of any outstanding Reimbursement Obligations and the obligation to Cash Collateralize Letter of Credit Exposure), and including with respect to any Hedge Agreement between any Credit Party and any Hedge Party (to the extent such Hedge Agreement is permitted hereunder), any breakage, termination or other payments due under such Hedge Agreement and any interest accrued thereon;

     (vi) sixth, to the payment of all other Obligations and other obligations that shall have become due and payable under the Credit Documents or otherwise and not repaid; and

     (vii) seventh, to the payment of the surplus (if any) to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category, (y) all amounts shall be apportioned ratably among the Lenders or Hedge Parties in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively pursuant to clauses (iii) through (vii) above, and (z) to the extent that any amounts available for distribution pursuant to clause (v) above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent to Cash Collateralize Letter of Credit Exposure pursuant to Section 3.8. Notwithstanding the foregoing, amounts received from any Credit Party shall not be applied to any Excluded Swap Obligation of such Credit Party.

     2.13 Recovery of Payments.

     (a) The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Administrative Agent, the Swingline Lender, any Lender or the Issuing Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, common law or equitable cause (whether as a result of any demand, settlement, litigation or otherwise), then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

     (b) If any amounts distributed by the Administrative Agent to any Lender are subsequently returned or repaid by the Administrative Agent to the Borrower, its representative or successor in interest, or any other Person, whether by court order, by settlement approved by the Lender in question, or pursuant to applicable Requirements of Law, such Lender will, promptly upon receipt of notice thereof from the Administrative Agent, pay the Administrative Agent such amount. If any such amounts are recovered by the Administrative Agent from the Borrower, its representative or successor in interest or such other Person, the Administrative Agent will redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

     2.14 Use of Proceeds. The proceeds of the Loans shall be used (i) to refinance the Existing Senior Credit Facilities, (ii) for ongoing working capital and for other general corporate and business purposes of the Borrower and its Subsidiaries, and (iii) to pay fees and expenses related to the Transactions.

     2.15 Pro Rata Treatment.

     (a) Except in the case of Swingline Loans, all fundings, continuations and conversions of Loans of any Class shall be made by the Lenders pro rata on the basis of their respective Commitments to provide Loans of such Class (in the case of the funding of Loans of such Class pursuant to Section 2.2) or on the basis of their respective outstanding Loans of such Class (in the case of continuations and conversions of Loans of such Class pursuant to Section 2.11, and additionally in all cases in the event the Commitments for Loans of such Class have expired or have been terminated), as the case may be from time to time. All payments on account of principal of or interest on any Loans, fees or any other Obligations owing to or for the account of any one or more Lenders shall be apportioned ratably among such Lenders in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

     (b) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Reimbursement Obligations or Swingline Loans to any assignee or Participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.15(b) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. If under any applicable Debtor Relief Laws, any Lender receives a secured claim in lieu of a setoff to which this Section 2.15(b) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.15(b) to share in the benefits of any recovery on such secured claim.

     2.16 Increased Costs; Change in Circumstances; Illegality.

     (a) If any Change in Law shall:

     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except the Reserve Requirement reflected in the LIBOR Rate) or the Issuing Lender;

     (ii) subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.17 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Lender); or

     (iii) impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or the Issuing Lender, the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any Lending Office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

     (c) A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Section 2.16(a) or 2.16(b) and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

     (d) Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

     (e) If, on or prior to the first day of any Interest Period, (y) the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period or (z) the Administrative Agent shall have received written notice from the Required Lenders of their determination that the rate of interest referred to in the definition of “LIBOR Rate” upon the basis of which the Adjusted LIBOR Rate for LIBOR Loans for such Interest Period is to be determined will not adequately and fairly reflect the cost to such Lenders of making or maintaining LIBOR Loans during such Interest Period, the Administrative Agent will forthwith so notify the Borrower and the Lenders. Upon such notice, (i) all then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Periods applicable thereto (unless then repaid in full), be converted into Base Rate Loans, (ii) the obligation of the Lenders to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans, in each case until the Administrative Agent or the Required Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Required Lenders, if making such determination, shall have so notified the Administrative Agent), and the Administrative Agent shall have so notified the Borrower and the Lenders.

     (f) Notwithstanding any other provision in this Agreement, if, at any time after the date hereof and from time to time, any Lender shall have determined in good faith that the introduction of or any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance with any guideline or request from any such Governmental Authority (whether or not having the force of law), has or would have the effect of making it unlawful for such Lender to make or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Administrative Agent and the Borrower. Upon such notice, (i) each of such Lender’s then outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice) and to the extent not sooner prepaid, be converted into a Base Rate Loan, (ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to any Borrowing for which the Administrative Agent has received a Notice of Borrowing but for which the Borrowing Date has not arrived), and (iii) any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for a Base Rate Loan, in each case until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Administrative Agent, and the Administrative Agent shall have so notified the Borrower.

     2.17 Taxes.

     (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Credit Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) Without limiting the provisions of Section 2.17(a), the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within ten days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Credit Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

     Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

     (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

     (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

     (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

     (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

     (f) If the Administrative Agent, any Lender or the Issuing Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Lender in the event the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Governmental Authority. This Section 2.17(f) shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

     2.18 Compensation. The Borrower will compensate each Lender upon demand for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBOR Loans) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a Borrowing or continuation of, or conversion into, a LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, (ii) if any repayment, prepayment or conversion of any LIBOR Loan occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of any assignment made pursuant to Section 2.19(a) or any acceleration of the maturity of the Loans pursuant to Section 9.2), (iii) if any prepayment of any LIBOR Loan is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any LIBOR Loan when due hereunder. Calculation of all amounts payable to a Lender under this Section 2.18 shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.18. A certificate (which shall be in reasonable detail) showing the bases for the determinations set forth in this Section 2.18 by any Lender as to any additional amounts payable pursuant to this Section 2.18 shall be submitted by such Lender to the Borrower either directly or through the Administrative Agent. Determinations set forth in any such certificate made in good faith for purposes of this Section 2.18 of any such losses, expenses or liabilities shall be conclusive absent manifest error.

     2.19 Replacement of Lenders; Mitigation of Costs.

     (a) The Borrower may, at any time at its sole expense and effort, require any Lender (x) that has requested compensation from the Borrower under Section 2.16(a) or 2.16(b) or payments from the Borrower under Section 2.17, or (y) the obligation of which to make or maintain LIBOR Loans has been suspended under Section 2.16(f) or (z) that is a Defaulting Lender or a Nonconsenting Lender, in any case upon notice to such Lender and the Administrative Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.6), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

     (i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.6(b)(iv);

     (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and any funded participations in Letters of Credit not refinanced through the Borrowing of Revolving Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.18) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

     (iii) in the case of any such assignment resulting from a request for compensation under Section 2.16(a) or 2.16(b) or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments thereafter; and

     (iv) such assignment does not conflict with applicable Requirements of Law.

     If a Lender is subject to this Section 2.19(a) solely because of circumstances described in clauses (x) or (y) hereof, such Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Any such assignment or delegation required by the Borrower pursuant to this Section 2.19 shall be without prejudice to any right or remedy available to Borrower hereunder or under law.

     (b) If any Lender requests compensation under Section 2.16(a) or 2.16(b), or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender gives a notice pursuant to Section 2.16(f), then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16(a), 2.16(b) or 2.17, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 2.16(f), as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     2.20 Defaulting Lenders.

     (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

     (i) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 11.5.

     (ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender or the Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by the Issuing Lender or the Swingline Lender, to be held as Cash Collateral for future funding obligations of such Defaulting Lender in respect of any participation in any Letter of Credit or Swingline Loan; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent or to repay to the Borrower Cash Collateral provided by the Borrower under this Section 2.20 in respect of Letters of Credit or Swingline Loans; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to (i) satisfy obligations of such Defaulting Lender to fund Loans under this Agreement and (ii) Cash Collateralize, in accordance with Section 2.20(c), the Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or the Swingline Lender against that Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or any Letter of Credit Exposure in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and obligations in respect of Letters of Credit owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or obligations in respect of Letters of Credit owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

     (iii) All or any part of such Defaulting Lender’s Letter of Credit Exposure and its Swingline Exposure shall automatically (effective on the day such Lender becomes a Defaulting Lender) be reallocated among the non-Defaulting Lenders in accordance with their respective Credit Exposures (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) no Default shall have occurred and be continuing (and, unless the Borrower shall have otherwise notified the Administrative Agent at the time, the Borrower shall be deemed to have represented and warranted that such condition is satisfied at such time), and (y) such reallocation does not cause the Revolving Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment.

     (iv) If the reallocation described in Section 2.20(a)(iii) cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within two Business Days following notice by the Administrative Agent, (A) repay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (B) Cash Collateralize such Defaulting Lender’s Letter of Credit Exposure in accordance with the procedures set forth in Section 2.20(c) (each after giving effect to any partial reallocation pursuant to Section 2.20(a)(iii)). The Borrower shall be permitted to Cash Collateralize such Letter of Credit Exposure and repay Swingline Loans using Loans to the extent available to the Borrower in accordance with this Agreement.

     (b) If the Borrower, the Administrative Agent, the Issuing Lender and the Swingline Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their respective Credit Exposures (without giving effect to Section 2.20(a)(iii) or 2.20(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

     (c) At any time that there shall exist a Defaulting Lender, within two Business Days upon the request of the Administrative Agent, the Issuing Lender or the Swingline Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Sections 2.20(a)(iii) and 2.20(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

     (i) All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts with the Administrative Agent. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the Lenders (including the Swingline Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

     (ii) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.20 in respect of Letters of Credit or Swingline Loans shall be held and applied to the satisfaction of the specific Letters of Credit or Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, obligations to fund participations therein and any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

     (iii) Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee)), or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, that (x) Cash Collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of a Default (and following application as provided in this Section 2.20 may be otherwise applied in accordance with Section 2.15), and (y) the Person providing Cash Collateral and each applicable Issuing Lender or Swingline Lender may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

     2.21 Commitment Increase.

     (a) From time to time on and after the Closing Date and prior to the Revolving Credit Termination Date, the Borrower may, upon at least 20 days’ notice to and with the consent of the Administrative Agent (which shall promptly provide a copy of such notice and consent to the Lenders), propose to increase the aggregate amount of the Revolving Credit Commitments by an amount which (i) is not less than $5,000,000 and, if greater, an integral multiple of $1,000,000 in excess thereof, with respect to any such request and (ii) when aggregated with all prior and concurrent increases in the Revolving Credit Commitments pursuant to this Section 2.21, is not in excess of $50,000,000. If so consented to by the Administrative Agent, the Borrower may increase the aggregate amount of the Revolving Credit Commitments by (x) having another lender or lenders (each, an “Additional Lender”) become party to this Agreement, (y) agreeing with any Lender (with the consent of such Lender in its sole discretion) to increase its Revolving Credit Commitment hereunder (each, an “Increasing Lender”) or (z) a combination of the procedures described in clauses (x) and (y) above; provided that no Lender shall be obligated to increase its Revolving Credit Commitment without its consent.

     (b) Any increase in the Revolving Credit Commitments pursuant to this Section 2.21 shall be subject to satisfaction of the following conditions:

     (i) The Borrower shall deliver to the Administrative Agent a certificate dated as of the applicable increase date duly executed by an Authorized Officer thereof certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase;

     (ii) Each of the representations and warranties contained in Article V and in the other Credit Documents shall be true and correct, in all material respects, on and as of such Borrowing Date (including the Closing Date, in the case of the initial Loans made hereunder) or date of issuance of a Letter of Credit with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date);

     (iii) Immediately after giving effect to such increase and any Indebtedness to be incurred in connection therewith, the Borrower shall be in compliance with Section 7.1 (determined on a pro forma basis for the Reference Period then most recently ended for which the Borrower has delivered the financial statements required by Section 6.1 (and a Compliance Certificate)); and

     (iv) At the time of such increase, no Default shall have occurred and be continuing or would result from such increase.

     (c) Upon any increase in the amount of the Revolving Credit Commitments pursuant to this Section 2.21 (each, an “Additional Commitment”):

     (i) Each Additional Lender and Increasing Lender shall enter into a joinder agreement pursuant to which such Additional Lender or Increasing Lender shall, as of the effective date of such increase, undertake an Additional Commitment (or, in the case of an Increasing Lender, pursuant to which such Increasing Lender’s Commitment shall be increased in the agreed amount on such date) and such Additional Lender shall thereupon become (or, if an Increasing Lender, continue to be) a “Revolving Credit Lender” for all purposes hereof.

     (ii) The Borrower shall, as applicable, in coordination with the Administrative Agent, repay outstanding Loans and incur additional Loans from other Lenders, pursuant to a reallocation agreement or otherwise, so that the Lenders participate in each Borrowing pro rata on the basis of their respective Revolving Credit Commitments (after giving effect to any increase in the Commitments pursuant to this Section 2.21). Amounts payable under Section 2.18 as a result of the actions required to be taken under this Section 2.21 shall be paid in full by the Borrower.

     (iii) If any such Additional Lender is a Foreign Lender, such Additional Lender shall deliver the forms required by Section 2.17.

     (d) Each Additional Commitment shall be made on the same terms as the Revolving Credit Commitments in existence immediately prior to the date of such Additional Commitment; provided that the up-front fees applicable to any Additional Commitment shall be as determined by the Borrower, the Administrative Agent and the Additional Lender providing such Additional Commitment.

ARTICLE III

LETTERS OF CREDIT

     3.1 Issuance. Subject to and upon the terms and conditions herein set forth, so long as no Default or Event of Default has occurred and is continuing, the Issuing Lender will, at any time and from time to time on and after the Closing Date and prior to the earlier of (i) the Letter of Credit Maturity Date and (ii) the Revolving Credit Termination Date, and upon request by the Borrower in accordance with the provisions of Section 3.2, issue for the account of the Parent, the Borrower or their Subsidiaries one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise approved by the Issuing Lender (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the “Letters of Credit”). The Stated Amount of each Letter of Credit shall not be less than such amount as may be acceptable to the Issuing Lender. Notwithstanding the foregoing:

     (a) No Letter of Credit shall be issued if, after giving effect to such issuance, (i) the Stated Amount when added to the aggregate Letter of Credit Exposure of the Revolving Lenders at such time would exceed the Letter of Credit Sublimit at such time, (ii) the Stated Amount when added to the Aggregate Revolving Credit Exposure would exceed the aggregate Revolving Credit Commitments at such time, or (iii) any Lender is at that time a Defaulting Lender, unless the Issuing Lender has entered into an arrangement, including the delivery of Cash Collateral, satisfactory to the Issuing Lender (in its sole discretion) with the Borrower or such Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Sections 2.20(a)(iii) and 2.20(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Exposure as to which the Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion;

     (b) Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, or otherwise will benefit, the Parent or a Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit (and the Borrower hereby acknowledges that the issuance of Letters of Credit for the benefit of the Parent or its Subsidiaries inures to the benefit of the Borrower and that the Borrower’s business derives substantial benefits from the businesses of the Parent and such Subsidiaries);

     (c) No Letter of Credit shall be issued that by its terms expires later than the Letter of Credit Maturity Date or, in any event, more than one year after its date of issuance; provided, however, that a Letter of Credit may, if requested by the Borrower, provide by its terms, and on terms acceptable to the Issuing Lender, for renewal for successive periods of one year or less (but not beyond the Letter of Credit Maturity Date), unless and until the Issuing Lender shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and

     (d) The Issuing Lender shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Lender as of the Closing Date and that the Issuing Lender in good faith deems material to it, or (ii) the Issuing Lender shall have actual knowledge, or shall have received notice from any Lender, prior to the issuance of such Letter of Credit that one or more of the conditions specified in Section 4.1 (if applicable) or 4.2 are not then satisfied (or have not been waived in writing as required herein) or that the issuance of such Letter of Credit would violate the provisions of Section 3.1(a).

     3.2 Notices. Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower will give the Issuing Lender written notice with a copy to the Administrative Agent not later than 11:00 a.m., Charlotte time, three Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) prior to the requested date of issuance thereof. Each such notice (each, a “Letter of Credit Notice”) shall be irrevocable, shall be given in the form of Exhibit B-4 and shall specify (i) the requested date of issuance, which shall be a Business Day, (ii) the requested Stated Amount and expiry date of the Letter of Credit, and (iii) the name and address of the requested beneficiary or beneficiaries of the Letter of Credit. The Borrower will also complete any application procedures and documents reasonably required by the Issuing Lender in connection with the issuance of any Letter of Credit. Upon its issuance of any Letter of Credit, the Issuing Lender will promptly notify the Administrative Agent of such issuance, and the Administrative Agent will give prompt notice thereof to each Revolving Credit Lender. The renewal or extension of any outstanding Letter of Credit shall, for purposes of this Article III, be treated in all respects as the issuance of a new Letter of Credit.

     3.3 Participations. Immediately upon the issuance of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Revolving Credit Lender, and each Revolving Credit Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty (except for the absence of Liens thereon created, incurred or suffered to exist by, through or under the Issuing Lender), an undivided interest and participation, pro rata (based on the percentage of the aggregate Revolving Credit Commitments represented by such Revolving Credit Lender’s Revolving Credit Commitment), in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto and any Collateral or other security therefor or guaranty pertaining thereto; provided, however, that the fee relating to Letters of Credit described in Section 2.9(d) shall be payable directly to the Issuing Lender as provided therein, and the other Revolving Credit Lenders shall have no right to receive any portion thereof. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Lender’s pro rata share (determined as provided above) of each Reimbursement Obligation not reimbursed by the Borrower on the date due as provided in Section 3.4 or through the Borrowing of Revolving Loans as provided in Section 3.5 (because the conditions set forth in Section 4.2 cannot be satisfied, or for any other reason), or of any reimbursement payment required to be refunded to the Borrower for any reason. Upon any change in the Revolving Credit Commitments of any of the Revolving Credit Lenders pursuant to Section 2.21 or 11.6(a), with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Section 3.3 to reflect the new pro rata shares of any Additional Lenders or Increasing Lenders or the assigning Lender and the assignee. Each Revolving Credit Lender’s obligation to make payment to the Issuing Lender pursuant to this Section 3.3 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including the termination of the Revolving Credit Commitments or the existence of any Default or Event of Default, and each such payment shall be made without any offset, abatement, reduction or withholding whatsoever.

     3.4 Reimbursement. The Borrower hereby agrees to reimburse the Issuing Lender by making payment to the Administrative Agent, for the account of the Issuing Lender, in immediately available funds, for any payment made by the Issuing Lender under any Letter of Credit (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a “Reimbursement Obligation”) immediately upon, and in any event on the same Business Day as, the making of such payment by the Issuing Lender (provided that any such Reimbursement Obligation shall be deemed timely satisfied (but nevertheless subject to the payment of interest thereon as provided hereinbelow) if satisfied pursuant to a Borrowing of Revolving Loans made on the date of such payment by the Issuing Lender, as set forth more completely in Section 3.5), together with interest on the amount so paid by the Issuing Lender, to the extent not reimbursed prior to 2:00 p.m., Charlotte time, on the date of such payment or disbursement, for the period from the date of the respective payment to the date the Reimbursement Obligation created thereby is satisfied, at the Adjusted Base Rate applicable to Revolving Loans as in effect from time to time during such period, such interest also to be payable on demand. The Issuing Lender will provide the Administrative Agent and the Borrower with prompt notice of any payment or disbursement made or to be made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect the Borrower’s obligations under this Section 3.4 or any other provision of this Agreement. The Administrative Agent will promptly pay to the Issuing Lender any such amounts received by it under this Section 3.4.

     3.5 Payment by Revolving Loans. In the event that the Issuing Lender makes any payment under any Letter of Credit and the Borrower shall not have timely satisfied in full its Reimbursement Obligation to the Issuing Lender pursuant to Section 3.4, and to the extent that any amounts then held in the Cash Collateral Account established pursuant to Section 3.8 shall be insufficient to satisfy such Reimbursement Obligation in full, the Issuing Lender will promptly notify the Administrative Agent, and the Administrative Agent will promptly notify each Revolving Credit Lender, of such failure. If the Administrative Agent gives such notice prior to 12:00 noon, Charlotte time, on any Business Day, each Revolving Credit Lender will make available to the Administrative Agent, for the account of the Issuing Lender, its pro rata share (based on the percentage of the aggregate Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment) of the amount of such payment on such Business Day in immediately available funds. If the Administrative Agent gives such notice after 12:00 noon, Charlotte time, on any Business Day, each such Revolving Credit Lender shall make its pro rata share of such amount available to the Administrative Agent on the next succeeding Business Day. If and to the extent any Revolving Credit Lender shall not have so made its pro rata share of the amount of such payment available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, for the account of the Issuing Lender, forthwith on demand such amount, together with interest thereon at the Federal Funds Rate for each day from such date until the date such amount is paid to the Administrative Agent. The failure of any Revolving Credit Lender to make available to the Administrative Agent its pro rata share of any payment under any Letter of Credit shall not relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Administrative Agent its pro rata share of any payment under any Letter of Credit on the date required, as specified above, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make available to the Administrative Agent such other Revolving Credit Lender’s pro rata share of any such payment. Each such payment by a Revolving Credit Lender under this Section 3.5 of its pro rata share of an amount paid by the Issuing Lender shall constitute a Revolving Loan by such Revolving Credit Lender (the Borrower being deemed to have given a timely Notice of Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the aggregate Unutilized Revolving Credit Commitments immediately prior to giving effect to the application of the proceeds of such Revolving Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time. Each Revolving Credit Lender’s obligation to make Revolving Loans pursuant to this Section 3.5 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of the amount of such Borrowing of Revolving Loans to meet the minimum Borrowing amount specified in Section 2.2(b); provided, however, that each Revolving Credit Lender’s obligation to make Revolving Loans pursuant to this Section 3.5 is subject to the conditions set forth in Section 4.2 (other than delivery by the Borrower of a Notice of Borrowing).

     3.6 Payment to Revolving Credit Lenders. Whenever the Issuing Lender receives a payment in respect of a Reimbursement Obligation as to which the Administrative Agent has received, for the account of the Issuing Lender, any payments from the Revolving Credit Lenders pursuant to Section 3.5, the Issuing Lender will promptly pay to the Administrative Agent, and the Administrative Agent will promptly pay to each Revolving Credit Lender that has paid its pro rata share thereof, in immediately available funds, an amount equal to such Revolving Credit Lender’s ratable share (based on the proportionate amount funded by such Revolving Credit Lender to the aggregate amount funded by all Revolving Credit Lenders) of such Reimbursement Obligation.

     3.7 Obligations Absolute. The Reimbursement Obligations of the Borrower shall be irrevocable, shall remain in effect until the Issuing Lender shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

     (a) Any lack of validity or enforceability of this Agreement, any of the other Credit Documents or any documents or instruments relating to any Letter of Credit;

     (b) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to departure from any Letter of Credit or any documents or instruments relating thereto, in each case whether or not the Borrower has notice or knowledge thereof;

     (c) The existence of any claim, setoff, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Lender, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the Transactions or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

     (d) Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided that such draft, certificate or other document appears on its face to comply with the terms of such Letter of Credit), any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

     (e) Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (provided that any draft, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

     (f) The exchange, release, surrender or impairment of any Collateral or other security for the Obligations;

     (g) The occurrence of any Default or Event of Default; or

     (h) Any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a Guarantor.

     Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon the Borrower and each Lender and shall not create or result in any liability of the Issuing Lender to the Borrower or any Lender. It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Lender’s gross negligence or willful misconduct, (i) the Issuing Lender’s acceptance of documents that appear on their face to comply with the terms of such Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Lender’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document appears on its face to comply with the terms of such Letter of Credit), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of the Issuing Lender.

     3.8 Cash Collateral Account. At any time and from time to time (i) after the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the direction or with the consent of the Required Lenders shall, require the Borrower to deliver to the Administrative Agent such additional amount of cash as is equal to 105% of the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) in the event of a prepayment under Section 2.6(c), the Administrative Agent will retain such amount as may then be required to be retained, such amounts in each case under clauses (i) and (ii) above to be held by the Administrative Agent in a cash collateral account (the “Cash Collateral Account”). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, a Lien upon and security interest in the Cash Collateral Account and all amounts held therein from time to time as security for Letter of Credit Exposure, and for application to the Borrower’s Reimbursement Obligations as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Borrower (unless a Default or Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. In the event of a drawing, and subsequent payment by the Issuing Lender, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Administrative Agent will deliver to the Issuing Lender an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Lender therefor. Any amounts remaining in the Cash Collateral Account (including interest) after the expiration of all Letters of Credit and reimbursement in full of the Issuing Lender for all of its obligations thereunder shall be held by the Administrative Agent, for the benefit of the Borrower, to be applied against the Obligations in such order and manner as the Administrative Agent may direct. If the Borrower is required to provide Cash Collateral pursuant to Section 2.6(c), such amount (including interest), to the extent not applied as aforesaid, shall be returned to the Borrower on demand, provided that after giving effect to such return (i) the Aggregate Revolving Credit Exposure would not exceed the aggregate Revolving Credit Commitments at such time and (ii) no Default or Event of Default shall have occurred and be continuing at such time. If the Borrower is required to provide Cash Collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

     3.9 The Issuing Lender. The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Lender shall have all of the rights, benefits and immunities (a) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by it in connection with Letters of Credit issued by it or proposed to be issued by it and any documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included the Issuing Lender with respect to such acts or omissions, and (b) as additionally provided herein with respect to the Issuing Lender.

     3.10 Effectiveness. Notwithstanding any termination of the Revolving Credit Commitments or repayment of the Loans, or both, the obligations of the Borrower under this Article III shall remain in full force and effect until the Issuing Lender and the Revolving Credit Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

ARTICLE IV

CONDITIONS OF BORROWING

     4.1 Conditions of Initial Borrowing. The obligation of each Lender to make Loans in connection with the initial Borrowing hereunder, and the obligation of the Issuing Lender to issue Letters of Credit hereunder on the Closing Date, is subject to the satisfaction of the following conditions precedent:

     (a) The Administrative Agent shall have received the following, each dated as of the Closing Date (unless otherwise specified) and in such number of copies as the Administrative Agent shall have requested:

     (i) to the extent requested by any Lender in accordance with Section 2.4(d), a Note or Notes for such Lender, in each case duly completed in accordance with the provisions of Section 2.4(d) and executed by the Borrower;

     (ii) the Guaranty, duly completed and executed by the Parent and each Subsidiary party thereto; provided that no Foreign Subsidiary shall be required to execute the Guaranty to the extent that the execution of the Guaranty by such Foreign Subsidiary would result in material adverse federal income tax consequences for the Parent as determined by whether the execution of the Guaranty by such Foreign Subsidiary would constitute an investment of earnings in United States property under Section 956 (or any successor statute) of the Code which would trigger an increase in the gross income of the Parent pursuant to Section 951 (or any successor provision) of the Code without corresponding credits or other offsets;

     (iii) the Security Agreement, duly completed and executed by the Parent, the Borrower and each Subsidiary Guarantor, together with any certificates evidencing the Capital Stock being pledged thereunder as of the Closing Date (limited to 65% of the Capital Stock of any first-tier Foreign Subsidiary to the extent and for so long as, the pledge of any greater percentage would have material adverse federal tax consequences for the Parent) and undated assignments separate from certificate for any such certificate, duly executed in blank; and in connection with the pledged Capital Stock of any Foreign Subsidiary, such foreign pledge agreements, instruments and other documents as shall, in the reasonable judgment of the Administrative Agent, be required or advisable under applicable foreign Requirements of Law in order to effect such pledge;

     (iv) Assignments and Grants of Security Interests for the federally registered Intellectual Property referred to in Annexes D, E and F of the Security Agreement, in substantially the form of Exhibits A and B (as applicable) to the Security Agreement, in each case duly completed and executed by each applicable Credit Party; and

     (v) the favorable opinions of Womble Carlyle Sandridge & Rice, LLP, special counsel to the Credit Parties.

     (b) The Administrative Agent shall have received a certificate, signed by the president, the chief executive officer or the chief financial officer of the Borrower, dated the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent, certifying that (i) all representations and warranties of the Credit Parties contained in this Agreement and the other Credit Documents are true and correct as of the Closing Date, both immediately before and after giving effect to the consummation of the Transactions and the application of the proceeds thereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date), (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the Transactions and the application of the proceeds thereof, (iii) both immediately before and after giving effect to the consummation of the Transactions, no Material Adverse Effect has occurred since February 3, 2013, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect, and (iv) all conditions to the initial extensions of credit hereunder set forth in this Section 4.1 and in Section 4.2 have been satisfied or waived as required hereunder.

     (c) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of each Credit Party executing any Credit Documents as of the Closing Date, dated the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of such Credit Party, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws, operating agreement or similar governing document of such Credit Party, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of such Credit Party, authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of such Credit Party executing this Agreement or any of such other Credit Documents, and attaching all such copies of the documents described above.

     (d) The Administrative Agent shall have received a certificate as of a recent date of the good standing of each Credit Party executing any Credit Documents as of the Closing Date, under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction.

     (e) All approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement, the other Credit Documents and the consummation of the Transactions shall have been obtained, without the imposition of conditions that are not acceptable to the Administrative Agent, and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Administrative Agent shall have received such copies thereof as it shall have reasonably requested; all applicable waiting periods shall have expired without any adverse action being taken or threatened by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or to impose materially adverse conditions upon, this Agreement, any of the other Credit Documents, the consummation of the Transactions or that could reasonably be expected to have a Material Adverse Effect.

     (f) Concurrently with the making of the initial Loans hereunder, (i) all principal, interest and other amounts outstanding under the Borrower’s existing senior credit agreement (the “Existing Senior Credit Facilities”), shall be repaid and satisfied in full and all guarantees by the Company Parties relating thereto extinguished, (ii) all commitments to extend credit under the agreements and instruments relating to the Existing Senior Credit Facilities shall be terminated, (iii) any Liens securing the Existing Senior Credit Facilities shall be released and any related filings (including UCC filings, mortgages, and intellectual property filings) terminated of record (or arrangements satisfactory to the Administrative Agent made therefor), and (iv) any letters of credit outstanding under the Existing Senior Credit Facilities for which any Company Party is obligated shall have been terminated, canceled or replaced (provided that any letter of credit outstanding under the Existing Senior Credit Facilities issued by the Issuing Lender shall be considered a Letter of Credit hereunder); and the Administrative Agent shall have received evidence of the foregoing satisfactory to it, including an escrow agreement or payoff letter executed by the lenders or the agent under the Existing Senior Credit Facilities.

     (g) The Administrative Agent shall have received certified reports from an independent search service satisfactory to it listing any judgment or tax lien filing or Uniform Commercial Code financing statement that names the Parent, the Borrower, or any of the other Credit Parties as debtor in any of the jurisdictions listed beneath its name on Annex B to the Security Agreement, and the results thereof shall be reasonably satisfactory to the Administrative Agent.

     (h) The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions (including, without limitation, the filing of duly completed UCC-1 financing statements in each jurisdiction listed on Annex A to the Security Agreement) necessary to perfect the Liens created by the Security Documents shall have been completed, or arrangements satisfactory to the Administrative Agent for the completion thereof shall have been made.

     (i) Since February 3, 2013, both immediately before and after giving effect to the consummation of the Transactions, there shall not have occurred (i) a Material Adverse Effect or (ii) any event, condition or state of facts that could reasonably be expected to have a Material Adverse Effect.

     (j) The Borrower shall have paid (i) to Wells Fargo, the fee described in Section 2.9(a) and (ii) all other fees and reasonable expenses of the Administrative Agent and the Lenders required hereunder or under any other Credit Document to be paid on or prior to the Closing Date (including reasonable fees and expenses of counsel) in connection with this Agreement, the other Credit Documents and the Transactions.

     (k) The Administrative Agent shall have received copies of the financial statements referred to in Section 5.11(a).

     (l) The Administrative Agent shall have received an executed Financial Condition Certificate in form and substance satisfactory to the Administrative Agent.

     (m) The Administrative Agent shall be satisfied that, on a pro forma basis after giving effect to the Transactions, the Leverage Ratio as of the Closing Date would not have exceeded 1.00:1.0, and the Administrative Agent shall have received a certificate of a Financial Officer of the Parent as to the foregoing and other supporting documentation, all in form and substance satisfactory to the Administrative Agent.

     (n) The Administrative Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of Section 6.6 have been satisfied, including receipt of certificates of insurance evidencing the insurance coverages described on Schedule 5.18 and naming the Administrative Agent as loss payee or additional insured, as its interests may appear.

     (o) The Administrative Agent shall have received an Account Designation Letter, together with written instructions from an Authorized Officer of the Borrower, including wire transfer information, directing the payment of the proceeds of the initial Loans to be made hereunder.

     (p) The Administrative Agent shall have received from the Parent and the Borrower all documentation and other information requested by the Administrative Agent that is required to satisfy applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

     (q) Each of the Administrative Agent and each Lender shall have received such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested.

     4.2 Conditions of All Borrowings. The obligation of each Lender to make any Loans hereunder, including the initial Loans (but excluding Revolving Loans made for the purpose of repaying Refunded Swingline Loans pursuant to Section 2.2(e) or for the purpose of paying unpaid Reimbursement Obligations pursuant to Section 3.5), and the obligation of the Issuing Lender to issue any Letters of Credit hereunder, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance:

     (a) The Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.2(b), or (together with the Swingline Lender) a Notice of Swingline Borrowing in accordance with Section 2.2(d), or (together with the Issuing Lender) a Letter of Credit Notice in accordance with Section 3.2, as applicable;

     (b) Each of the representations and warranties contained in Article V and in the other Credit Documents shall be true and correct, in all material respects, on and as of such Borrowing Date (including the Closing Date, in the case of the initial Loans made hereunder) or date of issuance of a Letter of Credit with the same effect as if made on and as of such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date); and

     (c) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made or Letter of Credit to be issued on such date.

Each giving of a Notice of Borrowing, a Notice of Swingline Borrowing or a Letter of Credit Notice, and the consummation of each Borrowing or issuance of a Letter of Credit, shall be deemed to constitute a representation by the Borrower that the statements contained in Sections 4.2(b) and 4.2(c) are true, both as of the date of such notice or request and as of the relevant Borrowing Date or date of issuance.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

     To induce the Administrative Agent, the Issuing Lender and the Lenders to enter into this Agreement and to induce the Lenders to extend the credit contemplated hereby and the Issuing Lender to issue Letters of Credit, each of the Parent and the Borrower represents and warrants to the Administrative Agent, the Issuing Lender and the Lenders as follows:

     5.1 Corporate Organization and Power. Each Company Party (i) is a corporation, a limited liability company or other legal entity duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be (which jurisdictions, as of the Closing Date, are set forth on Schedule 5.1), (ii) has the full corporate, limited liability company or other organizational power and authority to execute, deliver and perform the Credit Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation, limited liability company or other entity and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.2 Authorization; Enforceability. Each Credit Party has taken, or on the Closing Date will have taken, all necessary organizational action, as applicable, to execute, deliver and perform each of the Credit Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Credit Documents to which it is or will be a party. This Agreement constitutes, and each of the other Credit Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each Credit Party that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

     5.3 No Violation. The execution, delivery and performance by each Credit Party of each of the Credit Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or formation, its bylaws or operating agreement, or other applicable formation or organizational documents, (ii) contravene any other Requirement of Law applicable to it, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, mortgage, lease, agreement, contract or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iv) except for the Liens granted in favor of the Administrative Agent pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties, revenues or assets; except, in the case of clauses (ii) and (iii) above, where such violations, conflicts, breaches or defaults, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.4 Governmental and Third-Party Authorization; Permits. No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each Credit Party of this Agreement or any of the other Credit Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than (i) filings of Uniform Commercial Code financing statements and other instruments and actions necessary to perfect the Liens created by the Security Documents, (ii) consents, authorizations and filings that have been (or on or prior to the Closing Date will have been) made or obtained and that are (or on the Closing Date will be) in full force and effect, which consents, authorizations and filings are listed on Schedule 5.4, and (iii) consents and filings the failure to obtain or make which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Company Party has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.5 Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of the Borrower, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority, arbitrator or other Person, (i) against or affecting any of the Company Parties or any of their respective properties that could reasonably be expected to have a Material Adverse Effect, or (ii) with respect to this Agreement or any of the other Credit Documents.

     5.6 Taxes. Each Company Party has timely filed all material federal, state, local and foreign tax returns and reports required to be filed by it and has paid, prior to the date on which penalties would attach thereto or a Lien would attach to any of the properties of a Company Party if unpaid, all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are not yet delinquent or that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP. Such returns accurately reflect in all material respects all liability for taxes of the Company Parties for the periods covered thereby. As of the Closing Date, there is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of the Company Parties, and there is no material unresolved claim by any Governmental Authority concerning the tax liability of any Company Party for any period for which tax returns have been or were required to have been filed, other than unsecured claims for which adequate reserves have been established in accordance with GAAP. As of the Closing Date, no Company Party has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes the payment of which could reasonably be expected to result in a Material Adverse Effect.

     5.7 Subsidiaries and Joint Ventures. Schedule 5.7 sets forth, as of the Closing Date, (i) all of the Subsidiaries of the Parent (including the Borrower) and (ii) as to each Company Party (other than the Parent), (x) the number of shares, units or other interests of each class of Capital Stock outstanding, and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights and (y) the direct holders of all such Capital Stock and the number of shares, units, interests, options, warrants or other purchase rights held by each. All outstanding shares of Capital Stock of the Parent and each of its Subsidiaries are duly and validly issued, fully paid and nonassessable. Except for the shares of Capital Stock and the other equity arrangements expressly indicated on Schedule 5.7, as of the Closing Date there are no shares of Capital Stock, warrants, rights, options or other equity securities, or other Capital Stock of any Company Party (other than the Parent) outstanding or reserved for any purpose. Schedule 5.7 also sets forth, as of the Closing Date, each Joint Venture of the Parent or any Subsidiary thereof and the percentage ownership of the Parent or such Subsidiary in such Joint Venture.

     5.8 Full Disclosure. All factual information heretofore, contemporaneously or hereafter furnished in writing to the Administrative Agent or any Lender by or on behalf of any Company Party for purposes of or in connection with this Agreement, the other Credit Documents and the Transactions is or will be true and accurate in all material respects on the date as of which such information is dated or certified (or, if such information has been updated, amended or supplemented, on the date as of which any such update, amendment or supplement is dated or certified) and not made incomplete by omitting to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances under which such information was provided, not misleading. As of the Closing Date, there is no fact known to any Company Party that has, or could reasonably be expected to have, a Material Adverse Effect, which fact has not been set forth herein, in the financial statements of the Borrower and its Subsidiaries furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by the Borrower to the Administrative Agent and/or the Lenders.

     5.9 Margin Regulations. No Company Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Loans will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose, in each case that would violate or be inconsistent with Regulations D, T, U or X or any provision of the Exchange Act.

     5.10 No Material Adverse Effect. There has been no Material Adverse Effect since February 3, 2013, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect.

     5.11 Financial Matters.

     (a) The Borrower has heretofore furnished to the Administrative Agent copies of (i) the audited consolidated balance sheets of the Parent and its Subsidiaries as of February 3, 2013, January 29, 2012, and January 30, 2011, in each case with the related statements of income, cash flows and stockholders’ equity for the Fiscal Years then ended, together with the opinion of PricewaterhouseCoopers LLP thereon, and (ii) the unaudited consolidated balance sheet of the Parent and its Subsidiaries as of May 5, 2013, and the related statements of income, cash flows and stockholders’ equity for the 3-month period then ended. Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly in all material respects the financial condition of the Parent and its Subsidiaries on a consolidated basis as of the respective dates thereof and the results of operations of the Parent and its Subsidiaries on a consolidated basis for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to the Parent and its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that are required in accordance with GAAP to be reflected in such financial statements and that are not so reflected.

     (b) After giving effect to the consummation of the Transactions, each Credit Party (i) has capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) has assets with a fair saleable value, determined on a going concern basis, which are (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured in their ordinary course), and (iii) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature in their ordinary course.

     (c) As of the Closing Date, since February 3, 2013, there has not been an occurrence of a “material weakness” (as defined in statement on Auditing Standards No. 60) in, or fraud that involves management or other employees who have a significant role in, the Borrower’s internal controls over financial reporting, in each case as described in Section 404 of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder and the accounting and auditing principles, rules, standards and practices promulgated or approved with respect thereto.

     (d) Since January 30, 2011, neither (i) the board of directors of the Parent, a committee thereof or an authorized officer of the Parent has concluded that any financial statement previously furnished to the Administrative Agent should no longer be relied upon because of an error, nor (ii) has the Parent been advised by its auditors that a previously issued audit report or interim review cannot be relied on.

     5.12 Ownership of Properties. Each Company Party (i) has good and marketable title to all material real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, and (iii) has good title to all of its other material properties and assets reflected in the most recent financial statements referred to in Section 5.11(a) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), except, in the cases of clauses (ii) and (iii) only, where the failure to hold such title or interests, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and in each case free and clear of all Liens other than Permitted Liens. Schedule 5.12 lists, as of the Closing Date and after giving effect to the Transactions, all Realty of the Credit Parties, indicating in each case the identity of the owner, the address of the property, the nature of use of the premises, and whether such interest is a leasehold or fee ownership interest.

     5.13 ERISA.

     (a) Each Company Party and its ERISA Affiliates is in compliance with the applicable provisions of ERISA, and each Plan is and has been administered in compliance with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Code, in each case except where the failure so to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No ERISA Event that could reasonably be expected to have a Material Adverse Effect (i) has occurred within the five-year period prior to the Closing Date, (ii) has occurred and is continuing, or (iii) to the knowledge of the Borrower, is reasonably expected to occur with respect to any Plan. Except as could not reasonably be expected to have a Material Adverse Effect, no Plan has any Unfunded Pension Liability as of the most recent annual valuation date applicable thereto, and no Company Party or any of its ERISA Affiliates has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     (b) No Company Party or any of its ERISA Affiliates has any outstanding liability on account of a complete or partial withdrawal from any Multiemployer Plan, and no Company Party or any of its ERISA Affiliates would become subject to any liability under ERISA if any such Company Party or ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the most recent valuation date. No Multiemployer Plan is in “reorganization” or is “insolvent” within the meaning of such terms under ERISA.

     5.14 Environmental Matters. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

     (a) No Hazardous Substances are or have been generated, used, located, released, treated, transported, disposed of or stored, currently or in the past, (i) by any Company Party or (ii) to the knowledge of the Borrower, by any other Person (including any predecessor in interest) or otherwise, in either case in, on, about or to or from any portion of any real property, leased, owned or operated by any Company Party, except in compliance with all applicable Environmental Laws; no portion of any such real property or, to the knowledge of the Borrower, any other real property at any time leased, owned or operated by any Company Party is contaminated by any Hazardous Substance; and no portion of any real property leased, owned or operated by any Company Party is presently or, to the knowledge of the Borrower, has ever been, the subject of an environmental audit, assessment or remedial action.

     (b) No portion of any real property leased, owned or operated by any Company Party has been used by any Company Party or, to the knowledge of the Borrower, by any other Person, as or for a mine, landfill, dump or other disposal facility, gasoline service station or bulk petroleum products storage facility; and no portion of such real property or any other real property currently or at any time in the past leased, owned or operated by any Company Party has, pursuant to any Environmental Law, been placed on the “National Priorities List” or “CERCLIS List” (or any similar federal, state or local list) of sites subject to possible environmental problems.

     (c) All activities and operations of the Company Parties are in compliance with the requirements of all applicable Environmental Laws; each Company Party has obtained all licenses and permits under Environmental Laws necessary to its respective operations, all such licenses and permits are being maintained in good standing, and each Company Party is in compliance with all terms and conditions of such licenses and permits; and no Company Party is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims, and to the knowledge of the Borrower, there are no threatened Environmental Claims, nor any basis therefor.

     5.15 Compliance with Laws. Each Company Party has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except in each case to the extent that the failure to file, retain or comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.16 Intellectual Property. Each Company Party owns, or has the legal right to use, all Intellectual Property necessary for it to conduct its business as currently conducted. Schedule 5.16 lists, as of the Closing Date and after giving effect to the Transactions, all material registered Intellectual Property owned by any Credit Party. No claim has been asserted or is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any such claim, and to the knowledge of the Borrower, the use of such Intellectual Property by any Company Party does not infringe on the known rights of any Person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.17 Investment Company Act. No Credit Party is an “investment company,” a company “controlled” by an “investment company,” or an “investment advisor,” within the meaning of the Investment Company Act of 1940, as amended.

     5.18 Insurance. The Borrower has heretofore furnished to the Administrative Agent, an accurate and complete list and a brief description (including the insurer, policy number, type of insurance, coverage limits, deductibles, expiration dates and any special cancellation conditions), as of the Closing Date, of all policies of property and casualty, liability (including, but not limited to, product liability), business interruption, workers’ compensation, and other forms of insurance owned or held by the Credit Parties or pursuant to which any of their respective assets are insured. The assets, properties and business of the Company Parties are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

     5.19 Material Contracts. As of the Closing Date, each “material contract” (within the meaning of Item 601(b)(10) of Regulation S-K under the Securities Act) to which any Company Party is a party, by which any Company Party or its properties is bound or to which any Company Party is subject (collectively, “Material Contracts”) is set forth in the Parent’s Forms 10-K, Forms 10-Q and Forms 8-K filed pursuant to the Exchange Act. As of the Closing Date and after giving effect to the Transactions, (i) each Material Contract is in full force and effect and is enforceable by each Company Party that is a party thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general or equitable principles or by principles of good faith and fair dealing, and (ii) no Company Party or, to the knowledge of the Borrower, any other party thereto is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract.

     5.20 Security Documents. The provisions of each of the Security Documents are and will be effective to create in favor of the Administrative Agent, for its benefit and the benefit of the Lenders, a valid and enforceable security interest in and Lien upon all right, title and interest of each Credit Party that is a party thereto in and to the Collateral purported to be pledged by it thereunder and described therein, and upon (i) the initial extension of credit hereunder, (ii) the filing of appropriately completed Uniform Commercial Code financing statements and continuations thereof in the jurisdictions specified therein, (iii) the filing of appropriately completed short-form assignments in the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, and (iv) the possession by the Administrative Agent of any certificates evidencing the securities pledged thereby, duly endorsed or accompanied by duly executed stock powers, such security interest and Lien shall constitute a fully perfected and first priority security interest in and Lien upon such right, title and interest of the applicable Credit Party in and to such Collateral, to the extent that such security interest and Lien can be perfected by such filings, actions and possession, subject only to Permitted Liens.

     5.21 Labor Relations. No Company Party is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended. As of the Closing Date, there is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of the Borrower, threatened, against any Company Party, (ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of the Borrower, threatened, against any Company Party, and (iii) to the knowledge of the Borrower, no petition for certification or union election or union organizing activities taking place with respect to any Company Party. As of the Closing Date, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Company Parties.

     5.22 No Burdensome Restrictions. No Company Party is a party to any written agreement or instrument or subject to any other obligations or any charter or corporate restriction or any provision of any applicable Requirement of Law that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.23 OFAC; Anti-Terrorism Laws.

     (a) No Company Party or any Affiliate of any Company Party (i) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Countries, or (iii) derives more than 10% of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Loan hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

     (b) Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. The Company Parties are in compliance in all material respects with the PATRIOT Act.

ARTICLE VI

AFFIRMATIVE COVENANTS

     Each of the Parent and the Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder:

     6.1 Financial Statements. The Borrower will deliver to the Administrative Agent and to each Lender:

     (a) As soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, beginning with the first Fiscal Quarter for which such financial statements were not delivered as of the Closing Date, unaudited consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Quarter, unaudited consolidated statements of income for the Parent and its Subsidiaries for the Fiscal Quarter then ended and unaudited consolidated statements of income, cash flows and stockholders’ equity for that portion of the Fiscal Year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding Fiscal Year together with (except for the statement of stockholders’ equity) comparative budgeted figures for the fiscal period then ended, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter;

     (b) As soon as available and in any event within 90 days after the end of each Fiscal Year, beginning with Fiscal Year 2014, an audited consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Year and the related audited consolidated statements of income, cash flows and stockholders’ equity for the Parent and its Subsidiaries for the Fiscal Year then ended, including the notes thereto, in each case setting forth comparative consolidated figures as of the end of and for the preceding Fiscal Year together with (except for the statement of stockholders’ equity) comparative budgeted figures for the Fiscal Year then ended, all in reasonable detail and (with respect to the audited statements) certified by the independent certified public accounting firm regularly retained by the Parent or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Parent and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) a letter from such accountants to the effect that, based on and in connection with their examination of the financial statements of the Parent and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters (which certificate may be limited to the extent required by accounting rules or guidelines), or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit.

     6.2 Other Business and Financial Information. The Borrower will deliver to the Administrative Agent and each Lender:

     (a) Concurrently with each delivery of the financial statements described in Sections 6.1(a) and 6.1(b), a Compliance Certificate with respect to the period covered by the financial statements being delivered thereunder, executed by a Financial Officer of the Parent or Borrower, together with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Article VII as of the last day of the period covered by such financial statements;

     (b) As soon as available and in any event not later than 30 days after the commencement of each Fiscal Year, beginning with Fiscal Year 2014, a consolidated operating budget for the Parent and its Subsidiaries for such Fiscal Year (prepared on a quarterly basis), consisting of a consolidated balance sheet and consolidated statements of income and cash flows, together with a certificate of a Financial Officer of the Parent to the effect that such budget has been prepared in good faith and is a reasonable estimate of the financial position and results of operations of the Parent and its Subsidiaries for the period covered thereby; and as soon as available from time to time thereafter, any modifications or revisions to or restatements of such budget;

     (c) Promptly upon receipt thereof, copies of any “management letter” submitted to any Company Party by its certified public accountants in connection with each annual, interim or special audit, and promptly upon completion thereof, any response reports from such Company Party in respect thereof;

     (d) Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that any Company Party shall send or make available generally to its shareholders, (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) that any Company Party shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, and (iii) all press releases and other statements made available generally by any Company Party to the public concerning material developments in the business of the Company Parties;

     (e) Promptly upon (and in any event within five Business Days after) any Responsible Officer of any Company Party obtaining knowledge thereof, written notice of any of the following:

     (i) the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of the Borrower specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Borrower has taken and proposes to take with respect thereto;

     (ii) the institution or threatened institution of (or the occurrence of any material development in) any action, suit, investigation or proceeding against or affecting any Company Party, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

     (iii) the receipt by any Company Party from any Governmental Authority of (A) any notice asserting any failure by any Company Party to be in compliance with applicable Requirements of Law or that threatens the taking of any action against any Company Party or sets forth circumstances that could reasonably be expected to have a Material Adverse Effect, or (B) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of any Company Party, where such action could reasonably be expected to have a Material Adverse Effect;

     (iv) the occurrence of any ERISA Event, together with (x) a written statement of a Responsible Officer of the Borrower specifying the details of such ERISA Event and the action that the applicable Company Party has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to any Company Party or an ERISA Affiliate with respect to such ERISA Event;

     (v) the occurrence of any material default under, or any proposed or threatened termination or cancellation of, any Material Contract or other material contract or agreement to which any Company Party is a party, the default under or termination or cancellation of which could reasonably be expected to have a Material Adverse Effect;

     (vi) the occurrence of any of the following: (x) the assertion of any Environmental Claim against or affecting any Company Party or any real property leased, operated or owned by any Company Party, or any Company Party’s discovery of a basis for any such Environmental Claim; (y) the receipt by any Company Party of notice of any alleged violation of or noncompliance with any Environmental Laws or release of any Hazardous Substance; or (z) the taking of any investigation, remediation or other responsive action by any Company Party or any other Person in response to the actual or alleged violation of any Environmental Law by any Company Party or generation, storage, transport, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased, operated or owned by any Company Party; but in each case under clauses (x), (y) and (z) above, only to the extent the same could reasonably be expected to have a Material Adverse Effect;

     (vii) any Subsidiary previously designated as an Immaterial Subsidiary being deemed no longer to be an Immaterial Subsidiary due to the operation of the proviso in the definition of “Immaterial Subsidiary”;

     (viii) the occurrence of any damage, loss, destruction, confiscation, condemnation, taking, diminution in value or other Casualty Event with respect to any property of any Company Party, in each case in excess of $10,000,000; and

     (ix) any other matter or event that has, or could reasonably be expected to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of the Borrower setting forth the nature and period of existence thereof and the action that the affected Company Parties have taken and propose to take with respect thereto; and

     (f) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of any Company Party as the Administrative Agent or any Lender may from time to time reasonably request.

     (g) The financial statements and other items required to be delivered by the Borrower pursuant to Sections 6.1(a), 6.1(b) and 6.2(d) of this Agreement may be delivered by electronic communication and delivery including, the Internet or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com). Financial statements and other items delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Borrower posts such financial statements or items or the financial statements or items become available on a commercial website and the Borrower notifies the Administrative Agent and each Lender of said posting and provides a link thereto; provided that if such item is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next Business Day for the recipient.

     6.3 Existence; Franchises; Maintenance of Properties. Each of the Parent and the Borrower will, and will cause each of its Subsidiaries to, (i) maintain and preserve in full force and effect its legal existence, except as expressly permitted otherwise by Section 8.1, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear and damage by casualty excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced or, in the good faith judgment of the Borrower, are no longer useful or desirable in the conduct of the business of the Company Parties.

     6.4 Compliance with Laws. Each of the Parent and the Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply could not reasonably be expected to have a Material Adverse Effect.

     6.5 Payment of Obligations. Each of the Parent and the Borrower will, and will cause each of its Subsidiaries to, (i) pay, discharge or otherwise satisfy at or before maturity all liabilities and obligations as and when due (subject to any applicable subordination, grace and notice provisions), except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, would become a Lien (other than a Permitted Lien) upon any of the properties of any Company Party; provided, however, that no Company Party shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which such Company Party is maintaining adequate reserves with respect thereto in accordance with GAAP.

     6.6 Insurance.

     (a) Each of the Parent and the Borrower will, and will cause each of its Subsidiaries to, (i) maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated, and (ii) at least 10 days prior to each anniversary of the Closing Date, deliver certificates of such insurance to the Administrative Agent with standard loss payable endorsements naming the Administrative Agent as loss payee (on property and casualty policies) and additional insured (on liability policies) as its interests may appear. Each such policy of insurance shall contain a clause requiring the insurer to give not less than 30 days’ prior written notice to the Administrative Agent before any cancellation of the policies for any reason whatsoever and shall provide that any loss shall be payable in accordance with the terms thereof notwithstanding any act of any Company Party that might result in the forfeiture of such insurance.

     (b) Each of the Parent and the Borrower will, and will cause each of its Subsidiaries to, direct all insurers under policies of property and casualty insurance on the Collateral to pay all proceeds payable thereunder directly to the Administrative Agent. The Administrative Agent shall hold all such proceeds for the account of the Credit Parties. So long as no Event of Default has occurred and is continuing, the Administrative Agent shall, at the Borrower’s request, disburse such proceeds as payment for the purpose of replacing or repairing destroyed or damaged assets, as and when required to be paid and upon presentation of evidence satisfactory to the Administrative Agent of such required payments and such other documents as the Administrative Agent may reasonably request.

     6.7 Maintenance of Books and Records; Inspection. Each of the Parent and the Borrower will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental Authority having jurisdiction over it, and (ii) permit employees or agents of the Administrative Agent or any Lender to visit and inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Parent and the Borrower, the independent public accountants of the Parent, the Borrower and their respective Subsidiaries (and by this provision each of the Parent and the Borrower authorizes such accountants to discuss the finances and affairs of the Parent, the Borrower and their respective Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

     6.8 Subsidiaries. The Parent will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that each Domestic Subsidiary (other than an Immaterial Subsidiary) is a Subsidiary Guarantor hereunder. Without limiting the generality of the foregoing, and except as set forth in Sections 6.8(d) and 6.8(e), in the event that the Borrower may from time to time create or acquire new Wholly Owned Subsidiaries in connection with Investments or otherwise as permitted under this Agreement, or the Wholly Owned Subsidiaries of the Borrower may create or acquire new Wholly Owned Subsidiaries, the Parent will take such action, and will cause each of its Subsidiaries to take such action, to ensure that:

     (a) Concurrently with (and in any event within ten Business Days after) the creation or direct or indirect acquisition by the Parent thereof, (i) each such new Subsidiary (other than an Immaterial Subsidiary) will execute and deliver to the Administrative Agent (A) a joinder to the Guaranty, pursuant to which such new Subsidiary shall become a guarantor thereunder and shall guarantee the payment in full of the Obligations of the Borrower under this Agreement and the other Credit Documents, subject to any limitations set forth therein, and (B) a joinder to the Security Agreement, pursuant to which such new Subsidiary (other than an Immaterial Subsidiary) shall become a party thereto and shall grant to the Administrative Agent a first priority Lien upon and security interest in its accounts receivable, inventory, equipment, general intangibles and other personal property as Collateral for its obligations under the Guaranty, subject only to Permitted Liens and any limitations set forth therein, and (ii) the Borrower will, or will cause the parent Subsidiary that owns the Capital Stock of such new Subsidiary (other than an Immaterial Subsidiary) to, execute and deliver to the Administrative Agent an amendment or supplement to the Security Agreement pursuant to which all of the Capital Stock of such new Subsidiary shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank;

     (b) Concurrently with (and in any event within 30 Business Days after) the creation or acquisition of any new Subsidiary (other than an Immaterial Subsidiary), the Borrower will deliver to the Administrative Agent:

     (i) a written legal opinion of counsel to such Subsidiary addressed to the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, which shall cover such matters relating to such Subsidiary and the creation or acquisition thereof incident to the transactions contemplated by this Agreement and this Section 6.8 and the other Credit Documents as set forth in the legal opinion of counsel delivered to the Administrative Agent and the Lenders on the Closing Date;

     (ii) (A) a copy of the certificate of incorporation (or other charter documents) of such Subsidiary, certified as of a date that is acceptable to the Administrative Agent by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Subsidiary, (B) a copy of the bylaws or similar organizational document of such Subsidiary, certified on behalf of such Subsidiary as of a date that is acceptable to the Administrative Agent by the corporate secretary or assistant secretary of such Subsidiary, (C) an original certificate of good standing for such Subsidiary issued by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Subsidiary and (D) copies of the resolutions of the board of directors and, if required, stockholders or other equity owners of such Subsidiary authorizing the execution, delivery and performance of the agreements, documents and instruments executed pursuant to Section 6.8(a), certified on behalf of such Subsidiary by an Authorized Officer of such Subsidiary, all in form and substance reasonably satisfactory to the Administrative Agent;

     (iii) a report of Uniform Commercial Code financing statement, tax and judgment lien searches performed against such Subsidiary in each jurisdiction in which such Subsidiary is incorporated or organized, has a place of business or maintains any assets, which report shall show no Liens on its assets (other than Permitted Liens);

     (iv) a certificate of the secretary or an assistant secretary of such Subsidiary as to the incumbency and signature of the officers executing agreements, documents and instruments executed pursuant to Section 6.8(a); and

     (v) a certificate executed by an Authorized Officer of each of the Borrower and such Subsidiary, which shall constitute a representation and warranty by the Borrower and such Subsidiary as of the date of the creation or acquisition of such Subsidiary that all conditions contained in this Agreement to such creation or acquisition have been satisfied, in form and substance reasonably satisfactory to the Administrative Agent.

     (c) As promptly as reasonably possible, the Borrower and its Subsidiaries will deliver any such other documents, certificates and opinions, in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent or the Required Lenders may reasonably request in connection therewith and will take such other action as the Administrative Agent may reasonably request to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected security interest in the Collateral being pledged pursuant to the documents described above;

     (d) Notwithstanding the foregoing provisions of this Section 6.8, with respect to any Subsidiary that is an Immaterial Subsidiary (but only for so long as such Subsidiary is an Immaterial Subsidiary) (i) such Immaterial Subsidiary shall not be required to become a Subsidiary Guarantor, and (ii) the Parent and Borrower shall not be required to comply, or cause their Subsidiaries to comply, with this Section 6.8 with respect to such Immaterial Subsidiary, provided that the Capital Stock of such Immaterial Subsidiary (except for an Immaterial Subsidiary that is a Foreign Subsidiary) shall still be pledged to the Administrative Agent under the terms of the Security Agreement to the extent that such pledge is effective (as between the applicable pledgor and the Administrative Agent) without any amendment or supplement to the Security Agreement and without the delivery of certificates evidencing the Capital Stock of such Immaterial Subsidiary. Within 10 Business Days of any Subsidiary that was an Immaterial Subsidiary no longer being an Immaterial Subsidiary, each of the Parent and Borrower shall comply with this Section 6.8 with respect to such Subsidiary.

     (e) Notwithstanding the foregoing provisions of this Section 6.8 or Section 6.9, with respect to any Foreign Subsidiary, (i) the Capital Stock of such Foreign Subsidiary will not be required to be pledged to the extent (but only to the extent) that (x) such Foreign Subsidiary has assets with a fair market value less than $100,000, (y) such Foreign Subsidiary is a Subsidiary of a Foreign Subsidiary or (z) such pledge exceeds 65% of the voting Capital Stock of such Foreign Subsidiary, unless and to the extent that the pledge of greater than 65% of the voting Capital Stock of such Foreign Subsidiary would not cause any materially adverse tax consequences to the Borrower, and (ii) such Foreign Subsidiary will not be required to become a Subsidiary Guarantor or otherwise execute the Security Agreement if doing so would cause any materially adverse tax consequences to the Borrower or the Parent, determined by whether the execution of the Guaranty by such Foreign Subsidiary would constitute an investment of earnings in United States property under Section 956 (or any successor statute) of the Code which would trigger an increase in the gross income of the Parent pursuant to Section 951 (or any successor provision) of the Code without corresponding credits or other offsets. Within 60 days, or such longer period of time as the Administrative Agent and the Borrower shall agree, of any Foreign Subsidiary (other than a Foreign Subsidiary that is a Subsidiary of a Foreign Subsidiary) whose Capital Stock has not previously been pledged to the Administrative Agent for the benefit of the Lenders, obtaining assets that, when aggregated with all of the other assets of such Foreign Subsidiary, will have a fair market value in excess of $100,000, each of the Parent and the Borrower will, and will cause the parent of such Foreign Subsidiary to, execute and deliver to the Administrative Agent an amendment or supplement to the Security Agreement pursuant to which 65% of the Capital Stock of such Foreign Subsidiary shall be pledged to the Administrative Agent, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank.

     6.9 Additional Security. Subject to Section 6.8(e), each of the Parent and the Borrower will, and will cause each of its Subsidiaries (other than Immaterial Subsidiaries) to, grant to the Administrative Agent, for the benefit of the Lenders, from time to time security interests and other Liens in and upon such of its assets and properties (other than Realty) as are not covered by the Security Documents executed and delivered on the Closing Date or pursuant to Section 6.8, and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders. Such security interests and Liens shall be granted pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and shall constitute valid and perfected security interests and Liens, subject to no Liens other than Permitted Liens.

     6.10 Environmental Laws. Each of the Parent and the Borrower will, and will cause each of its Subsidiaries to, (i) comply in all material respects with, and use commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings or to the extent the failure to conduct or complete any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

     6.11 Bank Accounts. Each of the Parent and the Borrower will, and will cause each of its Subsidiaries to, within a reasonable time following the Closing Date, maintain at Wells Fargo all primary operating bank accounts and related cash management and treasury services; provided that the Company Parties shall not be required to maintain at Wells Fargo any bank account or related cash management and treasury service to the extent (i) such bank account or related cash management and treasury service does not meet the needs and requirements of the Company Parties as reasonably determined by the Company Parties or (ii) other banks or financial institutions are offering such bank account or related cash management and treasury service to the applicable Company Party on terms and prices more favorable than Wells Fargo as reasonably determined by such Company Party. Each of the Parent and the Borrower will, and will cause each of its Subsidiaries to, provide Wells Fargo with the first and last opportunity to provide any commercial or corporate banking services required, desired or used by any Company Party.

     6.12 Public/Private Information. Each of the Parent and the Borrower will cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower to the Administrative Agent and Lenders pursuant to this Article VI (collectively, the “Information Materials”) and will designate Information Materials (i) that are either available to the public or not material with respect to the Parent and its Subsidiaries for purposes of federal and state securities laws, as “Public Information” and (ii) that are not Public Information, as “Private Information”.

     6.13 OFAC, PATRIOT Act Compliance. Each of the Parent and the Borrower will, and will cause each of its Subsidiaries to, (i) refrain from doing business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC, and (ii) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act.

     6.14 Further Assurances. Each of the Parent and Borrower will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Administrative Agent or the Required Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Credit Documents.

ARTICLE VII

FINANCIAL COVENANTS

     Each of the Parent and the Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder:

     7.1 Leverage Ratio. The Parent will not permit the Leverage Ratio as of the last day of any Fiscal Quarter to be greater than 2.25:1.0.

     7.2 Fixed Charge Coverage Ratio. The Parent will not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter to be less than 1.30:1.00.

ARTICLE VIII

NEGATIVE COVENANTS

     Each of the Parent and the Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full in cash of all principal and interest with respect to the Loans and all Reimbursement Obligations together with all fees, expenses and other amounts then due and owing hereunder:

     8.1 Merger; Consolidation. Each of the Parent and the Borrower will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:

     (i) any Wholly Owned Subsidiary of the Borrower may merge or consolidate with, or be liquidated into, (x) the Borrower (so long as the Borrower is the surviving or continuing entity) or (y) any other Wholly Owned Subsidiary (so long as, if either constituent entity is a Subsidiary Guarantor, the surviving or continuing entity is a Subsidiary Guarantor), and in each case so long as no Default or Event of Default has occurred and is continuing or would result therefrom;

     (ii) any Wholly Owned Subsidiary of the Borrower may merge or consolidate with another Person (other than another Company Party, which merger or consolidation with another Company Party may be permitted under Section 8.1(i)), so long as (w) if required by Section 6.8, the surviving entity is a Subsidiary Guarantor, (x) such merger or consolidation is a permitted Investment under Section 8.5, (y) the applicable conditions and requirements of Sections 6.8 and 6.9 are satisfied, and (z) no Default or Event of Default has occurred and is continuing or would result therefrom;

     (iii) the Borrower may merge or consolidate with another Person (other than another Company Party, which merger or consolidation with another Company Party may be permitted under Section 8.1(i)), so long as (w) the Borrower is the surviving entity, (x) such merger or consolidation is a permitted Investment under Section 8.5, (y) the applicable conditions and requirements of Sections 6.8 and 6.9 are satisfied, and (z) no Default or Event of Default has occurred and is continuing or would result therefrom; and

     (iv) to the extent not otherwise permitted under the foregoing clauses, any Wholly Owned Subsidiary may be liquidated, wound up and dissolved; provided that (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) all distributions, dispositions and other transfers made in connection therewith are otherwise permitted hereunder.

     8.2 Indebtedness. Each of the Parent and the Borrower will not, and will not permit or cause any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than (without duplication):

     (i) Indebtedness of the Credit Parties in favor of the Administrative Agent and the Lenders incurred under this Agreement and the other Credit Documents;

     (ii) purchase money Indebtedness of the Borrower and its Subsidiaries incurred solely to finance the acquisition, construction or improvement of any equipment, real property or other fixed assets in the ordinary course of business, including Capital Lease Obligations, and any renewals, replacements, refinancings or extensions thereof, provided that all such purchase money Indebtedness shall not exceed $50,000,000 in aggregate principal amount outstanding at any one time;

     (iii) unsecured loans and advances (A) by the Borrower or any Subsidiary to any Subsidiary Guarantor, (B) by any Subsidiary to the Borrower, (C) by any Subsidiary that is not a Subsidiary Guarantor to any other Subsidiary that is not a Subsidiary Guarantor or (D) by the Borrower or any Subsidiary Guarantor to a Subsidiary that is not a Subsidiary Guarantor, provided that the Indebtedness under this clause (D) shall not exceed $2,500,000 in aggregate principal amount outstanding at any time;

     (iv) Indebtedness of the Borrower under Hedge Agreements entered into in the ordinary course of business to manage existing or anticipated interest rate, foreign currency or commodity risks and not for speculative purposes (the Administrative Agent and the Lenders acknowledge and agree that the manner in which a Hedge Agreement may be treated or classified by the Borrower for accounting purposes shall not be determinative as to whether a Hedge Agreement has been entered into for speculative purposes);

     (v) Indebtedness existing on the Closing Date and heretofore described in writing by the Borrower to the Administrative Agent (and any renewals, replacements, refinancings or extensions of any such Indebtedness that do not increase the outstanding principal amount thereof);

     (vi) Indebtedness consisting of Guaranty Obligations of the Parent, the Borrower or any of the Subsidiary Guarantors incurred in the ordinary course of business for the benefit of the Borrower or a Subsidiary Guarantor; provided that the primary obligation being guaranteed is expressly permitted by this Agreement;

     (vii) overdrafts in operating accounts at banks incurred in the ordinary course of business and in an aggregate amount not exceeding $500,000 outstanding at any time; provided that no such overdraft shall remain outstanding for more than three (3) Business Days;

     (viii) bankers acceptances opened for the benefit of the Borrower or a Subsidiary in the ordinary course of business for the importing or exporting of goods in an aggregate amount not exceeding $1,000,000 at any time;

     (ix) unsecured structured settlements of the Borrower and its Subsidiaries relating to the payment, settlement or other resolution of any attachment, judgment or action, investigation, suit or proceeding, pending or threatened, at law, in equity or in arbitration before any court, Governmental Authority, arbitrator or other Person not exceeding $10,000,000 in aggregate amount outstanding at any time;

     (x) letters of credit issued by Wells Fargo for the account of any Company Party not exceeding $10,000,000 in aggregate stated or face amount at any time; and

     (xi) other Indebtedness of the Borrower and its Subsidiaries not exceeding $5,000,000 in aggregate principal amount outstanding at any time.

     8.3 Liens. Each of the Parent and the Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or agree to do any of the foregoing, other than the following (collectively, “Permitted Liens”):

     (i) Liens in favor of the Administrative Agent and the Lenders created by or otherwise existing under or in connection with this Agreement and the other Credit Documents;

     (ii) Liens in existence on the Closing Date and set forth on Schedule 8.3, and any extensions, renewals or replacements thereof; provided that any such extension, renewal or replacement Lien shall be limited to all or a part of the property that secured the Lien so extended, renewed or replaced (plus any improvements on such property) and shall secure only those obligations that it secures on the date hereof (and any renewals, replacements, refinancings or extensions of such obligations that do not increase the outstanding principal amount thereof);

     (iii) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen, landlords, and other similar Liens imposed by law, incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

     (iv) any (x) Lien of a landlord (including with respect to association dues, maintenance fees and similar items) under any lease pursuant to which the Borrower or any of its Subsidiaries has a leasehold interest in any real property, which Lien (A) secures sums not constituting borrowed money and (B) is limited to the assets located on such real property, any security deposit with respect to such lease and any sublease interest with respect to such real property (and rents payable thereunder), and (y) Liens that have been granted by any landlord on property over which the Borrower or any Subsidiary has any real property interest;

     (v) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under Section 9.1(j)) incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety, performance and appeal bonds, leases, public or statutory obligations, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

     (vi) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

     (vii) any attachment or judgment Lien not constituting an Event of Default under Section 9.1(h);

     (viii) Liens securing Indebtedness permitted under Section 8.2(ii), provided that (x) any such Lien shall attach to the property being acquired, constructed or improved with such Indebtedness concurrently with or within 90 days after the acquisition (or completion of construction or improvement) or the refinancing thereof by the Borrower or such Subsidiary, (y) the amount of the Indebtedness secured by such Lien shall not exceed 100% of the cost to the Borrower or such Subsidiary of acquiring, constructing or improving the property and any other assets then being financed solely by the same financing source, and (z) any such Lien shall not encumber any other property of the Borrower or any of its Subsidiaries except assets then being financed solely by the same financing source;

     (ix) customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code of banks or other financial institutions where the Parent or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;

     (x) Liens arising solely by virtue of any statutory or common law provisions relating to (i) liens in favor of securities intermediaries or (ii) rights of setoff or similar rights and remedies as to securities accounts or other funds maintained with securities intermediaries;

     (xi) Liens that arise in favor of banks under Article 4 of the Uniform Commercial Code on items in collection and the documents relating thereto and proceeds thereof;

     (xii) Liens created in the ordinary course of business in favor of banks and other institutions to cover credit balances of any bank accounts of the Borrower or any Subsidiary to facilitate the operation of cash pooling, recoupment and set-off related to store-level credit card transactions or similar arrangements in respect of such bank accounts in the ordinary course of business;

     (xiii) Liens arising from the filing (for notice purposes only) of UCC-1 financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) in respect of true leases otherwise permitted hereunder;

     (xiv) (a) all easements, zoning and other restrictions, rights of way, reservations, licenses, encroachments, variations and similar restrictions, charges and encumbrances on title that do not secure monetary obligations and do not materially impair the use of such property for its intended purposes or the value thereof, and (b) any other Lien or exception to coverage described in mortgagee policies of title insurance issued in favor of and accepted by the Administrative Agent in connection with the Existing Senior Credit Facilities;

     (xv) any leases, subleases, licenses or sublicenses granted (i) by a Credit Party or any Subsidiary thereof to any Credit Party or (ii) by the Borrower or any of its Subsidiaries to third parties in the ordinary course of business and not interfering in any material respect with the business of the Borrower and its Subsidiaries, and any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or license permitted under this Agreement;

     (xvi) Liens on cash, commodity accounts, commodity contracts, financial assets and securities (other than any Investment in any Joint Venture or Subsidiary) of the Borrower or any Subsidiary posted as margin in an aggregate amount not exceeding $2,000,000 at any time to secure obligations of the Parent or any of its Subsidiaries under commodity Hedge Agreements permitted by Sections 8.2(iv) and 8.5(vii);

     (xvii) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its Subsidiaries where such Lien secures the related reimbursement obligation owing to the issuer of such letter of credit;

     (xviii) restrictions on pledges or transfers of capital stock imposed by the partnership agreements, shareholders’ agreements, limited liability company agreements, joint venture agreements and similar agreements set forth on Schedule 8.3 or similar restrictions in amendments or restatements thereof which are no more onerous than those included in such agreements as of the Closing Date;

     (xix) Liens on cash or cash equivalents securing letters of credit, letters of guaranty or bankers’ acceptances; and

     (xx) other Liens securing obligations of the Borrower and its Subsidiaries not exceeding $1,000,000 in aggregate principal amount outstanding at any time.

     8.4 Asset Dispositions. Each of the Parent and the Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make or agree to make any Asset Disposition except for:

     (i) the sale or other disposition of inventory and Cash Equivalents in the ordinary course of business, non-exclusive licenses of intellectual property in the ordinary course of business, and the sale, discount or write-off of past due or impaired accounts receivable for collection purposes (but not for factoring, securitization or other financing purposes), and the termination or unwinding of Hedge Agreements permitted hereunder;

     (ii) the sale or other disposition of assets pursuant to any Casualty Event;

     (iii) the sale, lease or other disposition of assets by the Borrower or any Subsidiary of the Borrower to the Borrower or to a Subsidiary Guarantor (or by any Subsidiary that is not a Subsidiary Guarantor to another Subsidiary that is not a Subsidiary Guarantor), in each case so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom;

     (iv) the sale of assets by the Borrower and its Subsidiaries to the extent approved by the Required Lenders; provided that any Net Cash Proceeds therefrom are applied to the prepayment of the Loans to the extent required by the Required Lenders approving such sale of assets;

     (v) the disposition in the ordinary course of business of equipment or other capital assets that are obsolete or no longer necessary for the operations of the Borrower and its Subsidiaries; provided that (x) such equipment is exchanged for credit against the purchase price of other equipment, or (y) the proceeds of such disposition are reasonably promptly applied to the purchase price of other equipment;

     (vi) the sale of assets by the Borrower and its Subsidiaries to the extent permitted by Section 8.9;

     (vii) the lease by the Borrower and its Subsidiaries of one or more parcels of Realty for fair value;

     (viii) the sublease by the Borrower and its Subsidiaries of any property leased to it by a third party, and the assignment of any lease for fair value and for cash and/or promissory notes, provided that any promissory note received as consideration is permitted under Section 8.5(xiv); and

     (ix) the sale of assets outside the ordinary course of business for fair value and for cash and/or promissory notes, provided that (w) the aggregate Consolidated EBITDA for the immediately preceding Fiscal Year generated by all assets sold, or generated at the location of any Realty sold, in Specified Asset Dispositions consummated during the current Fiscal Year shall not exceed 10% of the Consolidated EBITDA of the Parent and its Subsidiaries for the immediately preceding Fiscal Year, (x) the aggregate proceeds (including the principal amount under any promissory note) from all such sales that are consummated during any Fiscal Year shall not exceed 10% of all assets of the Parent and its Subsidiaries (other than deferred income tax assets, goodwill, cash and Cash Equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Parent and its Subsidiaries as assets as of the last day of the immediately preceding Fiscal Year, (y) any promissory note received as consideration is permitted under Section 8.5(xiv), and (z) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

     The Administrative Agent agrees to, at the Borrower’s expense, execute such UCC termination statements or partial release statements, as applicable, and other Lien release documents as the Borrower may reasonably request to evidence the release of the Administrative Agent’s Lien in respect of property conveyed, sold, transferred or otherwise disposed of in compliance with this Section 8.4; provided, that the Borrower shall provide to the Administrative Agent evidence of such transaction’s compliance with this Section 8.4 as the Administrative Agent may reasonably request.

     8.5 Investments. Each of the Parent and the Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the Capital Stock, assets, business or properties of another Person, or create or acquire any Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, “Investments”), or make a commitment or otherwise agree to do any of the foregoing, other than:

     (i) Investments consisting of Cash Equivalents;

     (ii) Investments consisting of the extension of trade credit, the creation of prepaid expenses, the creation of security deposits, leases and similar prepaid expenses, the purchase of inventory, supplies, equipment and other assets, advances to employees, in each case by the Borrower and its Subsidiaries in the ordinary course of business;

     (iii) Investments consisting of loans and advances to employees, officers or directors of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $1,000,000 at any time outstanding;

     (iv) Investments (including equity securities and debt obligations) of the Borrower and its Subsidiaries received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

     (v) without duplication, Investments consisting of intercompany Indebtedness permitted under Section 8.2(iii);

     (vi) Investments existing as of the Closing Date and heretofore described in writing by the Borrower to the Administrative Agent;

     (vii) Investments of the Borrower under Hedge Agreements entered into in the ordinary course of business to manage existing or anticipated interest rate, foreign currency or commodity risks and not for speculative purposes (the Administrative Agent and the Lenders acknowledge and agree that the manner in which a Hedge Agreement may be treated or classified by the Borrower for accounting purposes shall not be determinative as to whether a Hedge Agreement has been entered into for speculative purposes);

     (viii) Investments of the Parent in the Borrower and Investments of the Borrower in its Subsidiaries, in each case to the extent made prior to the Closing Date;

     (ix) Investments consisting of the making of capital contributions (x) by the Parent in the Borrower, and (y) by the Borrower or any Subsidiary in any other Wholly Owned Subsidiary that either is a Subsidiary Guarantor immediately prior to, or will be a Subsidiary Guarantor immediately after giving effect to, such Investment, provided that in the case of an acquisition of any newly created or acquired Wholly Owned Subsidiary, the Borrower complies with the provisions of Section 6.8; provided further that in no event shall any Foreign Subsidiary create or acquire any Domestic Subsidiary;

     (x) Investments by (x) a Foreign Subsidiary in another Foreign Subsidiary, and (y) an Immaterial Subsidiary in a Foreign Subsidiary or another Immaterial Subsidiary;

     (xi) Investments of the Borrower or any Subsidiary consisting of the conversion of any past due receivables to promissory notes or Capital Stock to the extent such receivable arose from the sale of goods or services or the accrual of royalties or other amounts under franchise agreements by the Borrower or such Subsidiary in the ordinary course of business;

     (xii) Investments consisting of Indebtedness permitted under Section 8.2;

     (xiii) Investments of the Borrower and its Subsidiaries consisting of acquisitions of all or substantially all of the assets of any Krispy Kreme store or franchise (or all of the Capital Stock of any Krispy Kreme franchisee);

     (xiv) other Investments of the Borrower and its Subsidiaries not otherwise permitted under this Section 8.5 in an aggregate amount (valued at the time of the respective Investment) not exceeding $20,000,000 at any time outstanding for all such Investments.

     8.6 Restricted Payments. Each of the Parent and the Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or set aside funds for any of the foregoing (all of the foregoing, collectively, “Restricted Payments”), except that:

     (i) the Parent and any of its Subsidiaries may declare and make dividend payments or other distributions payable solely in its Capital Stock;

     (ii) each of the Borrower and its Subsidiaries may make payments to the Parent for its proportionate share of the tax liability of the affiliated group of entities that file consolidated federal income tax returns, provided that such payments are used to pay taxes, and provided further that any tax refunds received by the Parent that are attributable to the Borrower or any of its Subsidiaries shall be returned promptly by the Parent to the Borrower;

     (iii) each Wholly Owned Subsidiary of the Borrower may declare and make dividend payments or other distributions to the Borrower or to another Wholly Owned Subsidiary of the Borrower, in each case to the extent not prohibited under applicable Requirements of Law;

     (iv) so long as no Default shall have occurred and be continuing or would result therefrom, the Parent may purchase, redeem or retire, or make cash dividend payments or other distributions in respect of, shares of its Capital Stock (and, without duplication, the Borrower may dividend cash to the Parent in order to make such redemptions); provided that, in respect of each such Restricted Payment, (A) the Leverage Ratio, determined on a pro forma basis as of the last day of the Reference Period then most recently ended for which the Borrower has delivered the financial statements required by Section 6.1 and giving effect to all borrowings (including any borrowings made in connection with such Restricted Payment) and repayments made since such date, shall be less than 1.50:1.0 and (B) the aggregate amount of cash of the Borrower and its Domestic Subsidiaries maintained in deposit accounts in the United States free and clear of any Liens (other than nonconsensual Permitted Liens) plus the Unutilized Revolving Credit Commitments, in each case determined on a pro forma basis after giving effect to such Restricted Payment, shall be not less than $30,000,000;

     (v) at any time that any condition in clause (A) or (B) of Section 8.6(iv) is not satisfied, so long as no Default shall have occurred and be continuing or would result therefrom, the Parent may purchase, redeem or retire, or make cash dividend payments or other distributions in respect of, shares of its Capital Stock (and, without duplication, the Borrower may dividend cash to the Parent in order to make such redemptions); provided that, in respect of each such Restricted Payment, (A) the Parent shall be in compliance with the covenants set forth in Article VII, determined on a pro forma basis for the Reference Period then most recently ended for which the Borrower has delivered the financial statements required by Section 6.1 and giving effect to all Restricted Payments made in accordance with this Section 8.6(v) since the end of such Referenced Period (including such Restricted Payment) and all borrowings (including any borrowings made in connection with such Restricted Payment) and repayments made since such date, and (B) the Borrower shall have delivered to the Administrative Agent a certificate duly executed by a Financial Officer of the Borrower certifying that the conditions contained in this Section 8.6(v) have been and will be satisfied and setting forth in reasonable detail calculations demonstrating such satisfaction; and

     (vi) the Borrower may declare and make dividend payments and other distributions to the Parent for any Fiscal Year to enable the Parent to pay directors’ fees and other ordinary and reasonable holding company operating expenses.

     8.7 Transactions with Affiliates. Each of the Parent and the Borrower will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of the Parent or any of its Subsidiaries, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than it would be obtained in a comparable arm’s length transaction with a Person other than an Affiliate of the Parent or any of its Subsidiaries; provided, however, that nothing contained in this Section 8.7 shall prohibit:

     (i) transactions described on Schedule 8.7 (and any renewals or replacements thereof on terms not materially more disadvantageous to the applicable Company Party) or otherwise expressly permitted under this Agreement;

     (ii) transactions among the Borrower and/or the Subsidiary Guarantors not prohibited under this Agreement (provided that such transactions shall remain subject to any other applicable limitations and restrictions set forth in this Agreement);

     (iii) Equity Issuances by the Parent other than of Disqualified Capital Stock;

     (iv) transactions permitted by Section 8.6; or

     (v) Investments permitted by Section 8.5.

     8.8 Lines of Business.

     (a) Each of the Parent and the Borrower will not, and will not permit or cause any of its Subsidiaries (other than Immaterial Subsidiaries) to, engage to any material extent in any lines of business other than the lines of business in which the Parent, the Borrower and its Subsidiaries are engaged on the Closing Date and such other lines of business reasonably related or ancillary thereto.

     (b) Notwithstanding the provisions of Section 8.8(a) or any other provision of this Agreement, the Parent shall not (i) hold any assets other than the Capital Stock of the Borrower, cash and Cash Equivalents and rights under employment agreements and written employment arrangements, (ii) have any liabilities other than (A) liabilities under the Credit Documents, (B) tax liabilities in the ordinary course of business, (C) liabilities under employment agreements and written employment arrangements, (D) liabilities as a franchisor (or as a guarantor of another Credit Party or Subsidiary of the Borrower as a franchisor) arising under or related to franchise agreements, (E) liabilities for settlements and judgments entered after the Closing Date other than any settlements or judgments that would constitute an Event of Default, and (F) corporate, administrative and operating expenses in the ordinary course of business, or (iii) engage in any business other than (A) owning the Capital Stock of the Borrower and activities incidental to such ownership, and (B) acting as a guarantor of the Obligations hereunder and granting to the Administrative Agent, for the benefit of the Lenders, a security interest in and Lien upon its assets pursuant to the Security Documents to which it is a party.

     8.9 Sale-Leaseback Transactions. Each of the Parent and the Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed, and whether now owned or hereafter acquired) (i) that any Company Party has sold or transferred (or is to sell or transfer) to a Person that is not a Company Party or (ii) that any Company Party intends to use for substantially the same purpose as any other property that, in connection with such lease, has been sold or transferred (or is to be sold or transferred) by a Company Party to another Person that is not a Company Party, in each case except for transactions otherwise expressly permitted under this Agreement; provided that the Borrower and any of its Subsidiaries may engage in (x) sale-leaseback transactions with respect to real or personal property sold by it for cash consideration in an amount not less than the cost of such real or personal property that is consummated within 90 days after the Borrower or any such Subsidiary acquires or completes the construction of such property so long as, after giving effect thereto, the Borrower is in compliance with Section 8.2(ii) and (y) other sale lease-back transactions, the Net Cash Proceeds of which do not exceed $10,000,000 in the aggregate after the Closing Date.

     8.10 Certain Amendments. Each of the Parent and the Borrower will not, and will not permit or cause any of its Subsidiaries to, amend, modify or waive any provision of its articles or certificate of incorporation or formation, bylaws, operating agreement or other applicable formation or organizational documents, as applicable, the terms of any class or series of its Capital Stock, in each case other than in a manner that could not reasonably be expected to adversely affect the Lenders in any material respect (provided that the Borrower shall give the Administrative Agent and the Lenders notice of any such amendment, modification or change, together with certified copies thereof).

     8.11 Limitation on Certain Restrictions. Each of the Parent and the Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (a) the ability of the Company Parties to perform and comply with their respective obligations under the Credit Documents or (b) the ability of any Subsidiary of the Borrower to make any dividend payment or other distribution in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, except (in the case of clause (b) above only) for such restrictions or encumbrances existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable Requirements of Law, (iii) customary non-assignment provisions in leases and licenses of real or personal property entered into by the Borrower or any Subsidiary as lessee or licensee in the ordinary course of business, restricting the assignment or transfer thereof or of property that is the subject thereof, (iv) conditions and restrictions existing on the date hereof and contained in documents referenced in Schedule 8.11 (and contained in any extension or renewal of, or any amendment or modification of the relevant documentation, except to the extent expanding the scope of any such restriction or condition), and (v) customary restrictions and conditions contained in any agreement relating to the sale of assets (including Capital Stock of a Subsidiary) pending such sale, provided that such restrictions and conditions apply only to the assets being sold and such sale is permitted under this Agreement.

     8.12 No Other Negative Pledges. Each of the Parent and the Borrower will not, and will not permit or cause any of its Subsidiaries to, enter into or suffer to exist any agreement or restriction that, directly or indirectly, prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, except for such agreements or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) applicable Requirements of Law, (iii) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies to the assets subject to such Permitted Lien), (iv) conditions and restrictions existing on the date hereof and contained in documents referenced in Schedule 8.11 (and contained in any extension or renewal of, or any amendment or modification of the relevant documentation, except to the extent expanding the scope of any such restriction or condition), (v) customary provisions in leases and licenses of real or personal property entered into by the Borrower or any Subsidiary as lessee or licensee in the ordinary course of business, restricting the granting of Liens therein or in property that is the subject thereof, and (vi) customary restrictions and conditions contained in any agreement relating to the sale of assets (including Capital Stock of a Subsidiary) pending such sale, provided that such restrictions and conditions apply only to the assets being sold and such sale is permitted under this Agreement.

     8.13 Ownership of Subsidiaries. Each of the Parent and the Borrower will not, and will not permit or cause any of its Subsidiaries to, have any Subsidiaries other than Wholly Owned Subsidiaries.

     8.14 Fiscal Year. Each of the Parent and the Borrower will not, and will not permit or cause any of its Subsidiaries to, change its Fiscal Year or its method of determining Fiscal Quarters.

     8.15 Accounting Changes. Other than as permitted pursuant to Section 1.2, each of the Parent and the Borrower will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in the jurisdiction of its organization).

ARTICLE IX

EVENTS OF DEFAULT

     9.1 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

     (a) The Borrower shall fail to pay when due (i) any principal of any Loan or any Reimbursement Obligation, or (ii) any interest on any Loan, any fee payable under this Agreement or any other Credit Document, or (except as provided in clause (i) above) any other Obligation (other than any Obligation under a Hedge Agreement), and (in the case of this clause (ii) only) such failure shall continue for a period of three Business Days;

     (b) The Borrower or any other Credit Party shall (i) fail to observe, perform or comply with any condition, covenant or agreement contained in any of Sections 2.14, 6.2(e)(i), 6.3(i) or 6.8 or in Article VII or VIII or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in Section 6.1, 6.2 (other than Section 6.2(e)(i)) or 6.9 and (in the case of this clause (ii) only) such failure shall continue unremedied for a period of five days after the earlier of (y) the date on which a Responsible Officer of the Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Borrower;

     (c) The Borrower or any other Credit Party shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Credit Documents other than those enumerated in Sections 9.1(a) and 9.1(b), and such failure (i) by the express terms of such Credit Document, constitutes an Event of Default, or (ii) shall continue unremedied for any grace period specifically applicable thereto or, if no grace period is specifically applicable, for a period of 30 days after the earlier of (y) the date on which a Responsible Officer of the Borrower acquires knowledge thereof and (z) the date on which written notice thereof is delivered by the Administrative Agent or any Lender to the Borrower; or any default or event of default shall occur under any Hedge Agreement to which the Borrower and any Hedge Party are parties and such default or event of default shall continue after the expiration of any applicable grace or cure period and is not waived by the counterparty to such Hedge Agreement;

     (d) Any representation or warranty made or deemed made by or on behalf of the Borrower or any other Credit Party in this Agreement, any of the other Credit Documents or in any certificate, instrument, report or other document furnished at any time in connection herewith or therewith shall prove to have been incorrect, false or misleading in any material respect as of the time made, deemed made or furnished;

     (e) The Borrower or any other Company Party (other than an Immaterial Subsidiary) shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period or notice provisions) (y) any principal of or interest on any other Indebtedness (other than the Indebtedness incurred pursuant to this Agreement or a Hedge Agreement) having an aggregate principal amount of at least $5,000,000 or (z) any termination or other payment under any Hedge Agreement covering a notional amount of Indebtedness of at least $10,000,000 or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with or without the giving of notice, lapse of time, or both), without regard to any subordination terms with respect thereto, such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity;

     (f) The Borrower or any other Company Party (other than an Immaterial Subsidiary) shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, composition or any other relief under any Debtor Relief Law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in Section 9.1(g), (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver, conservator or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

     (g) Any involuntary petition or case shall be filed or commenced against the Borrower or any other Company Party (other than an Immaterial Subsidiary) seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, composition, the appointment of a custodian, trustee, receiver, conservator or similar official for it or all or a substantial part of its properties or any other relief under any Debtor Relief Law, and such petition or case shall continue undismissed and unstayed for a period of 60 days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

     (h) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (to the extent not paid or fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has the financial ability to perform and has acknowledged liability in writing) in excess of $5,000,000 shall be entered or filed against the Borrower or any other Company Party or any of their respective properties and the same shall not be paid, dismissed, bonded, vacated, stayed or discharged within a period of 30 days or in any event later than five days prior to the date of any proposed sale of such property thereunder;

     (i) Any Security Document to which the Borrower or any other Credit Party is now or hereafter a party shall for any reason cease to be in full force and effect or cease to be effective to give the Administrative Agent a valid and perfected security interest in and Lien upon the Collateral purported to be covered thereby, subject to no Liens other than Permitted Liens, in each case unless any such cessation occurs in accordance with the terms thereof or is due to any act or failure to act on the part of the Administrative Agent or any Lender, or the Borrower or any other Credit Party shall assert any of the foregoing; or the Guaranty shall for any reason cease to be in full force and effect as to any Guarantor, or any Guarantor or any Person acting on its behalf shall deny or disaffirm such Guarantor’s obligations thereunder;

     (j) Any ERISA Event or any other event or condition shall occur or exist with respect to any Plan or Multiemployer Plan that, when taken together with all other ERISA Events and other events or conditions that have occurred or are then existing, has or could reasonably be expected to result in a Material Adverse Effect;

     (k) Any one or more licenses, permits, accreditations or authorizations of the Borrower or any other Company Party shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken, by any Governmental Authority in response to any alleged failure by the Borrower or any other Company Party to be in compliance with applicable Requirements of Law, and such action, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect;

     (l) Any one or more Environmental Claims shall have been asserted against the Borrower or any other Company Party (or a reasonable basis shall exist therefor) or the Borrower or any other Company Party shall have incurred or could reasonably be expected to incur liability, interruption of operations or other adverse effects as a result thereof; and such Environmental Claims, liability or other effect, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect;

     (m) There shall occur any uninsured damage to, or loss, theft or destruction of, any Collateral or other assets or properties of the Company Parties, to the extent such uninsured damage, loss, theft or destruction exceeds $10,000,000 in the aggregate; or

     (n) a Change in Control shall have occurred.

     9.2 Remedies: Termination of Commitments, Acceleration, etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

     (a) Declare the Commitments, the Swingline Commitment, and the Issuing Lender’s obligation to issue Letters of Credit, to be terminated, whereupon the same shall terminate; provided that, upon the occurrence of a Bankruptcy Event, the Commitments, the Swingline Commitment and the Issuing Lender’s obligation to issue Letters of Credit shall automatically be terminated;

     (b) Declare all or any part of the outstanding principal amount of the Loans to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement and the other Credit Documents (but excluding any amounts owing under any Hedge Agreement), shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower; provided that, upon the occurrence of a Bankruptcy Event, all of the outstanding principal amount of the Loans and all other amounts described in this Section 9.2(b) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower;

     (c) Direct the Borrower to deposit (and the Borrower hereby agrees, forthwith upon receipt of notice of such direction from the Administrative Agent, to deposit) with the Administrative Agent from time to time such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Administrative Agent in the Cash Collateral Account as security for the Letter of Credit Exposure as described in Section 3.8;

     (d) Appoint or direct the appointment of a receiver for the properties and assets of the Credit Parties, both to operate and to sell such properties and assets, and the Borrower, for itself and on behalf of its Subsidiaries, hereby consents to such right and such appointment and hereby waives any objection the Borrower or any Subsidiary may have thereto or the right to have a bond or other security posted by the Administrative Agent on behalf of the Lenders, in connection therewith; and

     (e) Exercise all rights and remedies available to it under this Agreement, the other Credit Documents and applicable law.

     9.3 Remedies: Set-Off. Upon and at any time after the occurrence and during the continuance of any Event of Default, each Lender, the Issuing Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Credit Document to such Lender or the Issuing Lender, irrespective of whether or not such Lender or the Issuing Lender shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender and the Lenders (including the Swingline Lender), and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates may have. Each Lender and the Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

ARTICLE X

THE ADMINISTRATIVE AGENT

     10.1 Appointment and Authority. Each of the Lenders (for purposes of this Article, references to the Lenders shall also mean the Issuing Lender and the Swingline Lender) hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as set forth in Section 10.6, the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Company Party shall have rights as a third party beneficiary of any of such provisions.

     10.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

     10.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law; and

     (c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.5 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower or a Lender.

     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     10.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     10.6 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 11.1 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

     10.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

     10.8 Collateral and Guaranty Matters.

     (a) The Administrative Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral and the Security Documents that may be deemed by the Administrative Agent in its discretion to be necessary or advisable to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents.

     (b) The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, (i) to release any Lien granted to or held by the Administrative Agent upon any Collateral (A) upon termination of the Commitments, termination, expiration or Cash Collateralization of all outstanding Letters of Credit and payment in full of all of the Obligations (other than Obligations owing to any Hedge Party under or in connection with any Hedge Agreement permitted by this Agreement) then due and payable, (B) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder or under any other Credit Document or to which the Required Lenders have consented in writing or (C) otherwise pursuant to and in accordance with the provisions of any applicable Credit Document, (ii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 8.3(viii); and (iii) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.8(b).

     10.9 Issuing Lender and Swingline Lender. The provisions of this Article X (other than Sections 10.2 and 10.8) shall apply to the Issuing Lender and the Swingline Lender mutatis mutandis to the same extent as such provisions apply to the Administrative Agent.

ARTICLE XI

MISCELLANEOUS

     11.1 Expenses; Indemnity; Damage Waiver.

     (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent or any Lender as a result of conduct of the Borrower that violates a sanction enforced by OFAC.

     (b) The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Company Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by any Company Party, or any Environmental Claim related in any way to any Company Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Company Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

     (c) To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 11.1(a) or 11.1(b) to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s proportion (based on the percentages as used in determining the Required Lenders as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such subagent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Issuing Lender in connection with such capacity. The obligations of the Lenders under this Section 11.1(c) are subject to the provisions of Section 2.3(c).

     (d) To the fullest extent permitted by applicable law, the Parent, the Borrower, each other Company Party and each Related Party of any of the foregoing persons and each Indemnitee shall not assert, and each hereby waives, any claim against the Parent, the Borrower, each other Company Party and each Related Party or any Indemnitee, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.1(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems (including Intralinks, SyndTrak or similar systems) in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby; provided that such Indemnitee may be liable for such damages to the extent such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

     (e) All amounts due under this Section shall be payable by the Borrower upon demand therefor.

     11.2 Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process.

     (a) This Agreement and the other Credit Documents shall (except as may be expressly otherwise provided in any Credit Document) be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules); provided that each Letter of Credit shall be governed by, and construed in accordance with, the laws or rules designated in such Letter of Credit or application therefor or, if no such laws or rules are designated, the International Standby Practices of the International Chamber of Commerce, as in effect from time to time (the “ISP”), and, as to matters not governed by the ISP, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

     (b) The Borrower irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of North Carolina sitting in Mecklenburg County and of the United States District Court of the Western District of North Carolina, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Credit Document shall affect any right that the Administrative Agent, any Lender or the Issuing Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Borrower or any other Company Party or its properties in the courts of any jurisdiction.

     (c) The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in Section 11.2(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.4. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

     11.3 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     11.4 Notices; Effectiveness; Electronic Communication.

     (a) Except in the cases of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.4(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

     (i) if to the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender, to it at the address (or telecopier number) specified for such Person on Schedule 1.1(a); and

     (ii) if to any Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.4(b) shall be effective as provided in Section 11.4(b).

     (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication including e-mail or by posting such notices or communications on internet or intranet websites such as SyndTrak or a substantially similar electronic transmission system (the “Platform”) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communication pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or other communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” The Agent Parties (as defined below) do not warrant the adequacy of the platform and expressly disclaim liability for errors or omissions in the communications effected thereby. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with any such communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Company Party, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Company Party’s or the Administrative Agent’s transmission of any notices or communications through the Platform other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Agent Party as determined by a final and nonappealable judgment of a court of competent jurisdiction.

     (c) Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto (except that each Lender need not give notice of any such change to the other Lenders in their capacities as such).

     11.5 Amendments, Waivers, etc. No amendment, modification, waiver or discharge or termination of, or consent to any departure by any Credit Party from, any provision of this Agreement or any other Credit Document shall be effective unless in a writing signed by the Required Lenders (or by the Administrative Agent at the direction or with the consent of the Required Lenders), and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:

     (a) unless agreed to in writing by each Lender directly affected thereby, (i) reduce or forgive the principal amount of any Loan or Reimbursement Obligation, reduce the rate of or forgive any interest thereon (provided that only the consent of the Required Lenders shall be required to waive the applicability of any post-default increase in interest rates), or reduce or forgive any fees hereunder (other than fees payable to the Administrative Agent or the Issuing Lender for its own account) (it being understood that an amendment to the definition of Leverage Ratio (or any defined terms used therein) shall not constitute a reduction of any interest rate or fees hereunder), (ii) extend the final scheduled maturity date or any other scheduled date for the payment of any principal of or interest on any Loan (including any scheduled date for the mandatory reduction or termination of any Commitments, but excluding any reduction or termination of the Revolving Credit Commitments in connection therewith), extend the time of payment of any Reimbursement Obligation or any interest thereon, extend the expiry date of any Letter of Credit beyond the Letter of Credit Maturity Date, or extend the time of payment of any fees hereunder (other than fees payable to the Administrative Agent or the Issuing Lender for its own account), (iii) increase any Commitment of any such Lender over the amount thereof in effect or extend the maturity thereof, or (iv) reduce the percentage of the aggregate Commitments or of the aggregate unpaid principal amount of the Loans, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take or approve, or direct the Administrative Agent to take, any action hereunder or under any other Credit Document (including as set forth in the definition of “Required Lenders”);

     (b) unless agreed to in writing by all of the Lenders, (i) release all or substantially all of the Collateral (except as may be otherwise specifically provided in this Agreement or in any other Credit Document), (ii) release any Guarantor (other than an Immaterial Subsidiary) from its obligations under the Guaranty (other than (A) as may be otherwise specifically provided in this Agreement or in any other Credit Document or (B) in connection with the sale or other disposition of all of the Capital Stock of such Guarantor in a transaction expressly permitted under or pursuant to this Agreement), (iii) change any other provision of this Agreement or any of the other Credit Documents requiring, by its terms, the consent or approval of all the Lenders for such amendment, modification, waiver, discharge, termination or consent, or (iv) change or waive any provision of Section 2.15, any other provision of this Agreement or any other Credit Document requiring pro rata treatment of any Lenders, or this Section 11.5;

     (c) unless agreed to in writing by the Issuing Lender, the Swingline Lender or the Administrative Agent in addition to the Lenders required as provided hereinabove to take such action, affect the respective rights or obligations of the Issuing Lender, the Swingline Lender or the Administrative Agent, as applicable, hereunder or under any of the other Credit Documents; and

     (d) unless agreed to in writing by each Hedge Party that would be adversely affected thereby in its capacity as such relative to the Lenders, (i) amend the definition of “Secured Obligations” in any Security Document or the definition of “Guaranteed Obligations” in the Guaranty (or any similar defined term in any other Credit Document benefiting such Hedge Party), (ii) amend the definition of “Secured Parties” in any Security Document or “Guaranteed Parties” in the Guaranty (or any similar defined term in any other Credit Document benefiting such Hedge Party), (iii) amend any provision regarding priority of payments in this Agreement or any other Credit Document, (iv) release all or substantially all of the Collateral (except as may be otherwise specifically provided in this Agreement or in any other Credit Document), or (v) release any Guarantor from its obligations under the Guaranty (other than (A) as may be otherwise specifically provided in this Agreement or in any other Credit Document or (B) in connection with the sale or other disposition of all of the Capital Stock of such Guarantor in a transaction expressly permitted under or pursuant to this Agreement);

and provided further that if any amendment, modification, waiver or consent would adversely affect the holders of Loans of a particular Class (the “Affected Class”) relative to holders of Loans of another Class, then such amendment, modification, waiver or consent shall require the written consent of Lenders holding at least 66 2/3% of the aggregate outstanding principal amount of all Loans (and unutilized Commitments, if any) of the Affected Class.

Notwithstanding the fact that the consent of all Lenders is required in certain circumstances as set forth above, each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein.

Notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender and (ii) if the Administrative Agent and the Borrower shall have jointly identified (each in its sole discretion) an obvious error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the applicable Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following the posting of such amendment to the Lenders.

     11.6 Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.6(b), (ii) by way of participation in accordance with the provisions of Section 11.6(e) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.6(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.6(e) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including for purposes of this Section 11.6(b), participations in Letters of Credit and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

     (i) (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned, and (B) in any case not described in clause (A) above, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than (x) $5,000,000, in the case of any assignment in respect of a Revolving Credit Commitment (which for this purpose includes Revolving Loans outstanding), or (y) the entire Swingline Commitment and the full amount of the outstanding Swingline Loans, in the case of Swingline Loans, in any case, treating assignments to two or more Approved Funds under common management as one assignment for purposes of the minimum amounts, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

     (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not (A) apply to rights in respect of Swingline Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Loans and/or Commitments on a non-pro rata basis;

     (iii) no consent shall be required for any assignment except to the extent required by clause (B) of Section 11.6(b)(i) and, in addition:

     (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (y) a Default or Event of Default has occurred and is continuing at the time of such assignment or (z) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

     (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Revolving Credit Commitment if such assignment is to a Person that is not a Revolving Credit Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

     (C) the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

     (D) the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of a Revolving Credit Commitment;

     (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

     (v) no such assignment shall be made to (A) the Parent, the Borrower or any of their respective Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B); and

     (vi) no such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.6(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.16(a), 2.16(b), 2.17, 2.18 and 11.1 with respect to facts and circumstances occurring prior to the effective date of such assignment. If requested by or on behalf of the assignee, the Borrower, at its own expense, will execute and deliver to the Administrative Agent a new Note or Notes to the order of the assignee (and, if the assigning Lender has retained any portion of its rights and obligations hereunder, to the order of the assigning Lender), prepared in accordance with the applicable provisions of Section 2.4 as necessary to reflect, after giving effect to the assignment, the Commitments and/or outstanding Loans, as the case may be, of the assignee and (to the extent of any retained interests) the assigning Lender, in substantially the form of Exhibits A-1, A-2 and/or A-3, as applicable. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.6(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.6(e).

     (c) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Credit Exposure. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

     (d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its address for notices referred to in Schedule 1.1(a) a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by each of the Borrower and the Issuing Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans (including such Lender’s participations in Letters of Credit and Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, the Issuing Lender and the Swingline Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.5(a) and clause (i) of Section 11.5(b) that affects such Participant. Subject to Section 11.6(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16(a), 2.16(b), 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.6(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.3 as though it were a Lender; provided such Participant agrees to be subject to Section 2.15(b) as though it were a Lender.

     (f) A Participant shall not be entitled to receive any greater payment under Section 2.16(a), 2.16(b) or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

     (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (h) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any state laws based on the Uniform Electronic Transactions Act.

     (i) Any Lender or participant may, in connection with any assignment, participation, pledge or proposed assignment, participation or pledge pursuant to this Section 11.6, disclose to the Assignee, Participant or pledgee or proposed Assignee, Participant or pledgee any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee, Participant or pledgee or proposed Assignee, Participant or pledgee agrees in writing to keep such information confidential to the same extent required of the Lenders under Section 11.11.

     (j) Notwithstanding anything to the contrary contained herein, if Wells Fargo assigns all of its Revolving Credit Commitments and Revolving Loans in accordance with this Section 11.6, Wells Fargo may resign as Issuing Lender upon written notice to the Borrower and the Lenders. Upon any such notice of resignation, the Borrower shall have the right to appoint from among the Lenders a successor Issuing Lender; provided that no failure by the Borrower to make such appointment shall affect the resignation of Wells Fargo as Issuing Lender. Wells Fargo shall retain all of the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation and all obligations of the Borrower and the Revolving Credit Lenders with respect thereto (including the right to require the Revolving Credit Lenders to make Revolving Loans or fund participation interests pursuant to Article III).

     11.7 No Waiver. The rights and remedies of the Administrative Agent and the Lenders expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any Company Party, the Administrative Agent or the Lenders or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Company Party in any case shall entitle any Company Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Administrative Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

     11.8 Survival. All representations, warranties and agreements made by or on behalf of the Borrower or any other Credit Party in this Agreement and in the other Credit Documents shall survive the execution and delivery hereof or thereof, the making and repayment of the Loans and the issuance and repayment of the Letters of Credit. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of costs and expenses, including, without limitation, the provisions of Sections 2.8(f), 2.16(a), 2.16(b), 2.17, 2.18 and 11.1, shall survive the payment in full of all Loans and Letters of Credit, the termination of the Commitments and all Letters of Credit, and any termination of this Agreement or any of the other Credit Documents.

     11.9 Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction. Without limiting the foregoing provisions of this Section 11.9, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Issuing Lender or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

     11.10 Construction. The headings of the various articles, sections and subsections of this Agreement and the table of contents have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Credit Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Credit Documents, the provision of this Agreement shall control. Any Hedge Agreement between the Borrower and any Hedge Party is an independent agreement governed by the writing provisions of such Hedge Agreement, which shall remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms applicable to the Loans under this Agreement, except as otherwise expressly provided in such Hedge Agreement, and any payoff statement from the Administrative Agent relating to this Agreement shall not apply to such Hedge Agreement except as expressly provided therein.

     11.11 Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lender agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any Hedge Agreement or any action or proceeding relating to this Agreement or any other Credit Document or any Hedge Agreement or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or any of its Subsidiaries or Affiliates.

     For purposes of this Section, “Information” means all information received from the Company Parties relating to any Company Party or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by any Company Party, provided that, in the case of information received from any Company Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     11.12 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     11.13 Disclosure of Information. The Borrower agrees and consents to the Administrative Agent’s disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications.

     11.14 USA Patriot Act Notice. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

KRISPY KREME DOUGHNUT CORPORATION

By:	/s/ Douglas R. Muir
Name:	Douglas R. Muir
Title:	Chief Financial Officer

KRISPY KREME DOUGHNUTS, INC.

By:	/s/ Douglas R. Muir
Name:	Douglas R. Muir
Title:	Chief Financial Officer

(signatures continued)

[Signature page to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and as a Lender

By:	/s/ R. Alan Proctor
Name:	R. Alan Proctor
Title:	Senior Vice President

[Signature page to Credit Agreement]

EXHIBIT A-1

[Reserved]

EXHIBIT A-2

Borrower’s Taxpayer Identification No. ______________

REVOLVING NOTE

$____________________	July __, 2013
Charlotte, North Carolina

     FOR VALUE RECEIVED, KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation (the “Borrower”), hereby promises to pay to the order of

     WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), at the offices of Wells Fargo Bank, National Association (the “Administrative Agent”) located at 1525 W. W.T. Harris Blvd., Building 3A2, Charlotte, North Carolina (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of July 12, 2013 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, Krispy Kreme Doughnuts, Inc., the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent, the principal sum of

     __________________________ DOLLARS ($___________), or such lesser amount as may constitute the unpaid principal amount of the Revolving Loans made by the Lender, under the terms and conditions of this promissory note (this “Revolving Note”) and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also promises to pay interest on the aggregate unpaid principal amount of this Revolving Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

     This Revolving Note is one of a series of Revolving Notes referred to in the Credit Agreement and is issued to evidence the Revolving Loans made by the Lender pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Revolving Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Revolving Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Revolving Note.

     In the event of an acceleration of the maturity of this Revolving Note, this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.

     This Revolving Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules). The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Lender shall not be limited to bringing an action in such courts.

     IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed by its duly authorized corporate officer as of the day and year first above written.

KRISPY KREME DOUGHNUT
CORPORATION

By:

Name:

Title:

2

EXHIBIT A-3

Borrower’s Taxpayer Identification No. _____________

SWINGLINE NOTE

$____________	July __, 2013
Charlotte, North Carolina

     FOR VALUE RECEIVED, KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation (the “Borrower”), hereby promises to pay to the order of

     WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Swingline Lender”), at the offices of Wells Fargo Bank, National Association (the “Administrative Agent”) located at 1525 W. W.T. Harris Blvd., Building 3A2, Charlotte, North Carolina (or at such other place or places as the Administrative Agent may designate), at the times and in the manner provided in the Credit Agreement, dated as of July 12, 2013 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, Krispy Kreme Doughnuts, Inc., the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent, the principal sum of

     __________________________ DOLLARS ($___________), or such lesser amount as may constitute the unpaid principal amount of the Swingline Loans made by the Swingline Lender, under the terms and conditions of this promissory note (this “Swingline Note”) and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also promises to pay interest on the aggregate unpaid principal amount of this Swingline Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

     This Swingline Note is issued to evidence the Swingline Loans made by the Swingline Lender pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Swingline Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Swingline Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Credit Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Swingline Note.

     In the event of an acceleration of the maturity of this Swingline Note, this Swingline Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Swingline Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.

     This Swingline Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules). The Borrower hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Swingline Lender shall not be limited to bringing an action in such courts.

     IN WITNESS WHEREOF, the Borrower has caused this Swingline Note to be executed by its duly authorized corporate officer as of the day and year first above written.

KRISPY KREME DOUGHNUT
CORPORATION

By:

Name:

Title:

2

EXHIBIT B-1

NOTICE OF BORROWING

[Date]

Wells Fargo Bank, National Association,
as Administrative Agent
1525 W. W.T. Harris Blvd
Building 3A2, Mailcode NC 0680
Charlotte, North Carolina 28262
Attention: Syndication Agency Services

Ladies and Gentlemen:

     The undersigned, KRISPY KREME DOUGHNUT CORPORATION (the “Borrower”), refers to the Credit Agreement, dated as of July 12, 2013, among the Borrower, Krispy Kreme Doughnuts, Inc., certain Lenders from time to time parties thereto, and you, as Administrative Agent for the Lenders (as amended, modified, restated or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 2.2(b) of the Credit Agreement, hereby gives you, as Administrative Agent, irrevocable notice that the Borrower requests a Borrowing of Revolving Loans under the Credit Agreement, and to that end sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.2(b) of the Credit Agreement:

     (i) The aggregate principal amount of the Proposed Borrowing is $_______________.1

     (ii) The Loans comprising the Proposed Borrowing shall be initially made as [Base Rate Loans] [LIBOR Loans].2

     (iii) [The initial Interest Period for the LIBOR Loans comprising the Proposed Borrowing shall be [one/two/three/six months].]3

____________________

     1 Amount of Proposed Borrowing must comply with Section 2.2(b) of the Credit Agreement.
     2 Select the applicable Type of Loans.
     3 Include this clause in the case of a Proposed Borrowing comprised of LIBOR Loans, and select the applicable Interest Period.

          (iv) The Proposed Borrowing is requested to be made on __________________ (the “Borrowing Date”).4

     The Borrower hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of the Borrowing Date:

     A. Each of the representations and warranties contained in Article V of the Credit Agreement and in the other Credit Documents is and will be true and correct, in all material respects, on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date);

     B. No Default or Event of Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom; and

     C. After giving effect to the Proposed Borrowing, the sum of (i) the aggregate principal amount of Revolving Loans outstanding, (ii) the aggregate Letter of Credit Exposure of all Revolving Credit Lenders, and (iii) the aggregate principal amount of Swingline Loans outstanding, will not exceed the aggregate Revolving Credit Commitments.

Very truly yours,

KRISPY KREME DOUGHNUT
CORPORATION

By:

Name:

Title:
____________________

     4 In the case of LIBOR Loans, shall be a date at least three Business Days after the date hereof. In the case of Base Rate Loans, if this Notice is received not later than 11:00 a.m. Charlotte time on the date hereof, may be the date hereof, or if this Notice is received after 11:00 a.m. Charlotte time on the date hereof, shall be a Business Day at least one Business Day after the date hereof.

2

EXHIBIT B-2

NOTICE OF SWINGLINE BORROWING

[Date]

Wells Fargo Bank, National Association,
as Administrative Agent
1525 W. W.T. Harris Blvd
Building 3A2, Mailcode NC 0680
Charlotte, North Carolina 28262
Attention: Syndication Agency Services

Wells Fargo Bank, National Association,
as Swingline Lender
100 North Main Street
Winston-Salem, North Carolina 27011
Attention: R. Alan Proctor

Ladies and Gentlemen:

     The undersigned, KRISPY KREME DOUGHNUT CORPORATION (the “Borrower”), refers to the Credit Agreement, dated as of July 12, 2013, among the Borrower, Krispy Kreme Doughnuts, Inc., certain Lenders from time to time parties thereto, and you, as Administrative Agent for the Lenders (as amended, modified, restated or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 2.2(d) of the Credit Agreement, hereby gives you, as Administrative Agent and as Swingline Lender, irrevocable notice that the Borrower requests a Borrowing of a Swingline Loan under the Credit Agreement, and to that end sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.2(d) of the Credit Agreement:

          (i) The principal amount of the Proposed Borrowing is $_______________.1

          (ii) The Proposed Borrowing is requested to be made on __________________ (the “Borrowing Date”).

     The Borrower hereby certifies that the following statements are true on and as of the date hereof and will be true on and as of the Borrowing Date:

     A. Each of the representations and warranties contained in Article V of the Credit Agreement and in the other Credit Documents is and will be true and correct, in all material respects, on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date);
____________________

     1 Amount of Proposed Borrowing must comply with Section 2.2(d) of the Credit Agreement.

     B. No Default or Event of Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom; and

     C. After giving effect to the Proposed Borrowing, the sum of (i) the aggregate principal amount of Revolving Loans outstanding, (ii) the aggregate Letter of Credit Exposure of all Revolving Credit Lenders, and (iii) the aggregate principal amount of Swingline Loans outstanding, will not exceed the aggregate Revolving Credit Commitments.

Very truly yours,

KRISPY KREME DOUGHNUT
CORPORATION

By:

Name:

Title:

2

EXHIBIT B-3

NOTICE OF CONVERSION/CONTINUATION

[Date]

Wells Fargo Bank, National Association,
as Administrative Agent
1525 W. W.T. Harris Blvd
Building 3A2, Mailcode NC 0680
Charlotte, North Carolina 28262
Attention: Syndication Agency Services

Ladies and Gentlemen:

     The undersigned, KRISPY KREME DOUGHNUT CORPORATION (the “Borrower”), refers to the Credit Agreement, dated as of July 12, 2013, among the Borrower, Krispy Kreme Doughnuts, Inc., certain Lenders from time to time parties thereto, and you, as Administrative Agent for the Lenders (as amended, modified, restated or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 2.11(b) of the Credit Agreement, hereby gives you, as Agent, irrevocable notice that the Borrower requests a [conversion] [continuation]1 of Loans under the Credit Agreement, and to that end sets forth below the information relating to such [conversion] [continuation] (the “Proposed [Conversion] [Continuation]”) as required by Section 2.11(b) of the Credit Agreement:

     (i) The Proposed [Conversion] [Continuation] is requested to be made on _______________.2

     (ii) The Proposed [Conversion] [Continuation] involves $____________3 in aggregate principal amount of Revolving Loans made pursuant to a Borrowing on ________________,4 which Loans are presently maintained as [Base Rate] [LIBOR] Loans and are proposed hereby to be [converted into Base Rate Loans] [converted into LIBOR Loans] [continued as LIBOR Loans].5

____________________

     1 Insert “conversion” or “continuation” throughout the notice, as applicable.
     2 Shall be a Business Day at least one Business Day after the date hereof (in the case of any conversion of LIBOR Loans into Base Rate Loans) or at least three Business Days after the date hereof (in the case of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans), and additionally, in the case of any conversion of LIBOR Loans into Base Rate Loans, or continuation of LIBOR Loans, shall be the last day of the Interest Period applicable to such LIBOR Loans.
     3 Amount of Proposed Conversion or Continuation must comply with Section 2.11(b) of the Credit Agreement.
     4 Insert the applicable Borrowing Date for the Loans being converted or continued.
     5 Complete with the applicable bracketed language.

     (iii) [The initial Interest Period for the Loans being [converted into] [continued as] LIBOR Loans pursuant to the Proposed [Conversion] [Continuation] shall be [one/two/three/six months].]6

     The Borrower hereby certifies that the following statement is true both on and as of the date hereof and on and as of the effective date of the Proposed [Conversion] [Continuation]: no Default or Event of Default has or will have occurred and is continuing or would result from the Proposed [Conversion] [Continuation].

Very truly yours,

KRISPY KREME DOUGHNUT
CORPORATION

By:

Name:

Title:
____________________

     6 Include this clause in the case of a Proposed Conversion or Continuation involving a conversion of Base Rate Loans into, or continuation of, LIBOR Loans, and select the applicable Interest Period.

2

EXHIBIT B-4

LETTER OF CREDIT NOTICE

[Date]

Wells Fargo Bank, National Association,
as Administrative Agent
1525 W. W.T. Harris Blvd
Building 3A2, Mailcode NC 0680
Charlotte, North Carolina 28262
Attention: Syndication Agency Services

Wells Fargo Bank, National Association,
as Issuing Lender
100 North Main Street
Winston-Salem, North Carolina 27011
Attention: R. Alan Proctor

Ladies and Gentlemen:

     The undersigned, KRISPY KREME DOUGHNUT CORPORATION (the “Borrower”), refers to the Credit Agreement, dated as of July 12, 2013, among the Borrower, Krispy Kreme Doughnuts, Inc., certain Lenders from time to time parties thereto, and you, as Administrative Agent for the Lenders (as amended, modified, restated or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), and, pursuant to Section 3.2 of the Credit Agreement, hereby gives you, as Issuing Lender, irrevocable notice that the Borrower requests the issuance of a Letter of Credit for its account under the Credit Agreement, and to that end sets forth below the information relating to such Letter of Credit (the “Requested Letter of Credit”) as required by Section 3.2 of the Credit Agreement:

     (i) The Business Day on which the Requested Letter of Credit is requested to be issued is _______________.1

     (ii) The Stated Amount of the Requested Letter of Credit is $____________.

     (iii) The expiry date of the Requested Letter of Credit is ______________.

     (iv) The name and address of the beneficiary of the Requested Letter of Credit is __________________________________________________________.

____________________

     1 Shall be at least three Business Days (or such shorter period as is acceptable to the Issuing Lender in any given case) after the date hereof.

     The undersigned agrees to complete all application procedures and documents required by you in connection with the Requested Letter of Credit.

     The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of issuance of the Requested Letter of Credit:

     A. Each of the representations and warranties contained in Article V of the Credit Agreement and in the other Credit Documents is and will be true and correct, in all material respects, on and as of each such date, with the same effect as if made on and as of each such date, both immediately before and after giving effect to the issuance of the Requested Letter of Credit (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date);

     B. No Default or Event of Default has occurred and is continuing or would result from the issuance of the Requested Letter of Credit; and

     C. After giving effect to the issuance of the Requested Letter of Credit, the sum of (i) the aggregate principal amount of Revolving Loans outstanding, (ii) the aggregate Letter of Credit Exposure of all Revolving Credit Lenders, and (iii) the aggregate principal amount of Swingline Loans outstanding, will not exceed the aggregate Revolving Credit Commitments.

Very truly yours,

KRISPY KREME DOUGHNUT
CORPORATION

By:

Name:

Title:

2

EXHIBIT C

COMPLIANCE CERTIFICATE

     THIS CERTIFICATE is delivered pursuant to the Credit Agreement, dated as of July 12, 2013 (the “Credit Agreement”), among KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation (the “Borrower”), KRISPY KREME DOUGHNUTS, INC., a North Carolina corporation (the “Parent”), the Lenders from time to time parties thereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.

     The undersigned hereby certifies that:

     1. The undersigned is a duly elected Financial Officer of the [Parent][Borrower].

     2. Enclosed with this Certificate are copies of the financial statements of the Parent and its Subsidiaries as of _____________, and for the [________-month period] [year] then ended, required to be delivered under Section [6.1(a)][6.1(b)] of the Credit Agreement. Such financial statements have been prepared in accordance with GAAP [(subject to the absence of notes required by GAAP and subject to normal year-end adjustments)]1 applied on a basis consistent with that of the preceding [quarter][year] and fairly present the financial condition of the Parent and its Subsidiaries on a consolidated basis as of the date indicated and the results of operation of the Parent and its Subsidiaries on a consolidated basis for the period covered thereby.

     3. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of the Parent and its Subsidiaries during the accounting period covered by such financial statements.

     4. The examination described in paragraph 3 above did not disclose, and the undersigned has no knowledge of the existence of, any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate[.][, except as set forth below.

Describe here or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that the Parent or the Borrower has taken or proposes to take with respect thereto.]

     5. Attached to this Certificate as Attachment A is a covenant compliance worksheet reflecting the computation of the financial covenants set forth in Article VII of the Credit Agreement as of the last day of the period covered by the financial statements enclosed herewith.
____________________

1 Insert in the case of quarterly financial statements.

     6. During the period covered by the financial statements enclosed herewith, the Parent made Restricted Payments of the type described in Sections 8.6(iv) and 8.6(v) of the Credit Agreement in an aggregate amount equal to $____________, comprising $____________ made in accordance with Section 8.6(iv) and $____________ made in accordance with Section 8.6(v). The conditions set forth in Section 8.6(iv) of the Credit Agreement were satisfied at the time each Restricted Payment made in accordance therewith was made during such period.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of _____________, ____.

By:
Name:
Title:

2

ATTACHMENT A

COVENANT COMPLIANCE WORKSHEET

(Attached.)

i

EXHIBIT D

ASSIGNMENT AND ASSUMPTION

     THIS ASSIGNMENT AND ASSUMPTION (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [NAME OF ASSIGNOR] (the “Assignor”) and [NAME OF ASSIGNEE] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any Letters of Credit, guarantees, and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower:	Krispy Kreme Doughnut Corporation

     4. Administrative Agent: Wells Fargo Bank, National Association, as the Administrative Agent under the Credit Agreement.
____________________

1Select as applicable.

     5. Credit Agreement: Credit Agreement, dated as of July 12, 2013 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), among the Borrower, Krispy Kreme Doughnuts, Inc., certain lenders from time to time parties thereto (the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent.

     6. Assigned Interest:

	Aggregate Amount of	Amount of	Percentage Assigned
Facility	Commitment/Loans for	Commitment/Loans	of	CUSIP
Assigned[2]	all Lenders[3]	Assigned[3]	Commitment/Loans[4]	Number[5]
	$	$	%
	$	$	%
	$	$	%

     7. Trade Date:             ______________]6

     8. Effective Date:      ______________ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
____________________

2Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” etc.).
3Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
4Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
5Insert if applicable.
6To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

2

     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:

Name:

Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:

By:

Title:

[Consented to and]7 Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:

Name:

Title:

[Consented to:][8]

[NAME OF RELEVANT PARTY]

By:

Name:

Title:
____________________

7To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
8To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Lender) is required by the terms of the Credit Agreement.

3

ANNEX 1 to Assignment and Assumption

Credit Agreement, dated as of July 12, 2013, among Krispy Kreme Doughnut Corporation, as Borrower, Krispy Kreme Doughnuts, Inc., certain Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

     1. Representations and Warranties.

     1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Parent, the Borrower, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Parent, the Borrower, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

     1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an eligible Assignee under Section 11.6 of the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Credit Documents are required to be performed by it as a Lender.

     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

EXHIBIT E

PLEDGE AND SECURITY AGREEMENT

[ attached separately ]

EXHIBIT F

GUARANTY AGREEMENT

[ attached separately ]

EXHIBIT G

FINANCIAL CONDITION CERTIFICATE

     THIS FINANCIAL CONDITION CERTIFICATE (this “Certificate”) is delivered pursuant to the Credit Agreement, dated as of July 12, 2013 (the “Credit Agreement”), among Krispy Kreme Doughnut Corporation, a North Carolina corporation (the “Borrower”), Krispy Kreme Doughnuts, Inc., a North Carolina corporation (the “Parent”), the Lenders from time to time parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein without definition shall have the meanings given to such terms in the Credit Agreement.

     The undersigned hereby certifies for and on behalf of the Parent as follows:

     1. Capacity. The undersigned is, and at all pertinent times mentioned herein has been, the duly qualified and acting Chief Financial Officer of the Parent, and in such capacity has responsibility for the management of the Parent’s financial affairs and for the preparation of the Parent’s financial statements. The undersigned has, together with other officers of the Parent, acted on behalf of the Parent in connection with the negotiation and consummation of the Credit Agreement, the initial extensions of credit made under the Credit Agreement, the repayment of the Existing Senior Credit Facilities, and the other Transactions described therein.

     2. Procedures. For purposes of this Certificate, the undersigned has, as of or prior to the date hereof, undertaken the following activities in connection herewith:

     2.1 The undersigned has carefully reviewed the following:

(a)	the contents of this Certificate;

(b)	the Credit Agreement (including the exhibits and schedules thereto); and

(c)	the audited and unaudited financial statements of the Parent and its Subsidiaries referred to in Section 5.11(a) of the Credit Agreement.

     2.2 The undersigned has made inquiries of certain other officers and personnel of the Parent and its Subsidiaries with responsibility for financial and accounting matters regarding (i) whether the unaudited financial statements described in paragraph 2.1(c) above are in conformity with GAAP applied on a basis consistent with that of the audited financial statements described in paragraph 2.1(c) above (subject to the absence of footnotes required by GAAP and subject to normal year-end adjustments), and whether notes omitted from such unaudited financial statements would have disclosed any new information that would be necessary to make the statements contained therein, taken as a whole, not misleading, and (ii) whether such persons were aware of any events or conditions that, as of the date hereof, would cause the statements made in paragraph 3 below to be untrue in any material respect.

     2.3 With respect to any contingent liabilities of the Parent and its Subsidiaries on a pro forma basis after giving effect to the Transactions, the undersigned:

(a)	has inquired of certain officers and other personnel of the Parent and its Subsidiaries who have responsibility for the legal, financial and accounting affairs of the Parent and its Subsidiaries, as to the existence and estimated amounts of all contingent liabilities known to them;

(b)	has confirmed with senior accounting officers of the Parent that, to the best of such officers’ knowledge, (i) all appropriate items have been included in contingent liabilities made known to the undersigned in the course of the inquiry of the undersigned in connection herewith, and (ii) the amounts relating thereto were the maximum estimated amounts of liability reasonably likely to result therefrom as of the date hereof, and

(c)	confirms that, to the best of the undersigned’s knowledge, all material contingent liabilities that may arise from any pending litigation, asserted claims and assessments, guarantees, uninsured risks, and other relevant contingencies and circumstances have been considered in making the certification set forth herein, and with respect to each such contingent liability the maximum estimated amount of liability with respect thereto was used in making such certification.

     2.4 The undersigned has conferred with counsel to the Parent for the purpose of discussing the meaning of the contents of this Certificate.

     3. Certifications. Based on the foregoing, the undersigned hereby certifies as follows:

     3.1 [Intentionally Omitted.]

     3.2 The Parent and its Subsidiaries, taken as a whole, are not insolvent now, and the incurrence by the Parent and its Subsidiaries of their respective liabilities and obligations pursuant to the Credit Agreement and the other Credit Documents and the consummation of the Transactions will not render them insolvent taken as a whole. The undersigned understands that, in this context, (i) “insolvent” means that the present fair saleable value of assets is less than the amount that will be required to be paid on or in respect of the existing debts as such debts mature in the ordinary course, (ii) “fair value” of assets means the aggregate amount that could be realized within a reasonable time, either through collection or sale of such assets at the regular market value as an ongoing business, conceiving of the latter as the amount that could be obtained for the property in question within such period by a capable and diligent seller from an interested buyer who is willing to purchase under ordinary selling conditions, and (iii) “debts” includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, including any guaranty or other contingent obligation.

2

     3.3 The undersigned reasonably believes that, by the incurrence of their respective liabilities and obligations pursuant to the Credit Agreement and the other Credit Documents and the consummation of the Transactions, the Parent and its Subsidiaries, taken as a whole, will not incur debts beyond their ability to pay as they mature in the ordinary course (taking into account the timing and amounts of cash to be payable on or in respect of such debts). The undersigned has concluded that the realization of current assets in the ordinary course of business should be sufficient to pay recurring current debt, short-term debt and long-term debt as such debts mature in their ordinary course, that the cash flow (including earnings plus non-cash charges to earnings) should be sufficient to provide cash necessary to repay loans made under the Credit Agreement and other long-term indebtedness as such debt matures in its ordinary course, and that the Borrower should have sufficient availability under the Credit Agreement to satisfy its working capital and short-term liquidity requirements.

     3.4 After giving effect to the consummation of the Transactions, the assets of the Parent and its Subsidiaries, taken as a whole, do not constitute “unreasonably small capital” (within the meaning of Section 548(a) of the Bankruptcy Code, 11 U.S.C. Section 548(a)) for such Persons to carry on their businesses as now conducted and as proposed to be conducted, taking into account the particular capital requirements of the businesses conducted and to be conducted by them and the availability of capital in respect thereof (with reference to, without limitation, the Borrower’s available credit capacity).

     3.5 Neither the Parent nor any of its Subsidiaries have executed the Credit Agreement or any other documents mentioned therein, or made any transfer or incurred any obligations thereunder, with intent to hinder, delay or defraud either present or future creditors of such Person.

     3.6 The statements made herein by the undersigned are based upon the personal knowledge of the undersigned, or upon reports and other information given to the undersigned by supervisory personnel of the Parent having principal and direct responsibility for the reports and information given, and who in the opinion of the undersigned are reliable and entitled to be relied upon. The statements made herein are made in good faith and, to the best of the knowledge and belief of the undersigned, are reasonable in all material respects.

     3.7 The undersigned understands that the Lenders have performed their own review and analysis of the financial condition of the Parent and its Subsidiaries, but that the Lenders are relying on the foregoing statements in connection with the extension of credit to the Borrower pursuant to the Credit Agreement.

3

     Executed on behalf of the Parent this ____ day of July, 2013.

KRISPY KREME DOUGHNUTS, INC.

By:
Name:	Douglas R. Muir
Title:	Chief Financial Officer

Schedule 1.1(a)

Commitments and Notice Addresses

Commitments

Lender	Revolving Credit Commitment
Wells Fargo Bank, National Association	$40,000,000
Total	$40,000,000

Notice Addresses

Party	Address
Borrower

Krispy Kreme Doughnut Corporation
370 Knollwood Street, Suite 500
Winston-Salem, NC 27103
Attention: Chief Financial Officer
Telephone: (336) 725-2981
Telecopy: (336) 733-3790

with a copy to:

Krispy Kreme Doughnut Corporation
370 Knollwood Street, Suite 500
Winston-Salem, NC 27103
Attention: General Counsel
Telephone: (336) 725-2981
Telecopy: (336) 733-3790

Wells Fargo Bank, National Association

Wire Instructions:

Wells Fargo Bank, N.A.
ABA: 121000248
Acct: 00698314050720
Acct Name: Wholesale Loan Servicing
Ref: Krispy Kreme Doughnut Corp

Address for notices:

Wells Fargo Bank, National Association
100 North Main Street
Winston-Salem, North Carolina 27101
Attention: R. Alan Proctor
Telephone: (336) 732-6933
Telecopy: (336) 732-4833

Schedule 1.1(b)

Immaterial Subsidiaries

The Borrower designates the following subsidiaries as Immaterial Subsidiaries on the Closing Date:

KK Canada Holdings, Inc.
Krispy Kreme Canada, Inc.
Krispy Kreme Management I, LLC
Krispy Kreme Management II, LLC
North Texas Doughnuts, L.P.
Northeast Doughnuts, LLC
Panhandle Doughnuts, LLC
Rigel Holding, LLC
Southern Doughnuts, LLC
Southwest Doughnuts, LLC
Krispy Kreme Asia Pacific, Ltd.
HDN Motor Coach, LLC

Schedule 5.1

Jurisdictions of Organizations

Jurisdiction of Incorporation/
Legal Name of Credit Party	Organization
Krispy Kreme Doughnut Corporation	North Carolina
Krispy Kreme Doughnuts, Inc.	North Carolina
HDN Development Corporation	Kentucky
KK Canada Holdings, Inc.	North Carolina
Krispy Kreme Canada, Inc.	North Carolina
Krispy Kreme Management I, LLC	North Carolina
Krispy Kreme Management II, LLC	North Carolina
North Texas Doughnuts, L.P.	Texas
Northeast Doughnuts, LLC	North Carolina
Panhandle Doughnuts, LLC	North Carolina
Rigel Holding, LLC	Nebraska
Southern Doughnuts, LLC	North Carolina
Southwest Doughnuts, LLC	North Carolina
Krispy Kreme Asia Pacific, Ltd.	Hong Kong
HDN Motor Coach, LLC	North Carolina

Schedule 5.4

Consents and Approvals

None.

Schedule 5.7

Subsidiaries; Joint Ventures

Subsidiaries

	No. of Shares, Units or Interests		No. of Shares, Units, Interests,
Subsidiary	Outstanding	Direct Holder	Etc. Held by Direct Holder
Krispy Kreme Doughnut Corporation	1 share of capital stock	Krispy Kreme Doughnuts, Inc.	1 share of capital stock
HDN Development Corporation	100 shares of stock	Krispy Kreme Doughnut Corporation	100 shares of stock
KK Canada Holdings, Inc.	1,100 shares of common stock	Krispy Kreme Doughnut Corporation	1,100 shares of common stock
Krispy Kreme Asia Pacific Ltd.	10,000 shares of common stock	Krispy Kreme Doughnut Corporation	10,000 shares of common stock
Krispy Kreme Canada, Inc.	100 shares of common stock	Krispy Kreme Doughnut Corporation	100 shares of common stock
Krispy Kreme Management I, LLC	N/A	Krispy Kreme Doughnut Corporation	100% LLC Membership Interests
Krispy Kreme Management II, LLC	N/A	Krispy Kreme Doughnut Corporation	100% LLC Membership Interests
HDN Motor Coach, LLC	N/A	Krispy Kreme Doughnut Corporation	100% LLC Membership Interests
North Texas Doughnuts, L.P.	N/A	Panhandle Doughnuts, LLC	99% Limited Partnership Interests
	N/A	Krispy Kreme Doughnut Corporation	1% General Partnership Interests
Northeast Doughnuts, LLC	N/A	Krispy Kreme Doughnut Corporation	100% LLC Membership Interests
Panhandle Doughnuts, LLC	N/A	Krispy Kreme Doughnut Corporation	100% LLC Membership Interests
Rigel Holding, LLC	N/A	Southwest Doughnuts, LLC	100% LLC Membership Interests
Southern Doughnuts, LLC	N/A	Krispy Kreme Doughnut Corporation	100% LLC Membership Interests
Southwest Doughnuts, LLC	N/A	Krispy Kreme Doughnut Corporation	100% LLC Membership Interests

The partnership existence of PRIZ Doughnuts, LP (“PRIZ”) has been forfeited. The Agent, Lenders, Borrowers and the Parent agree that PRIZ shall not constitute a Subsidiary under the Credit Agreement so long as the Partnership existence of PRIZ is not reinstated.

Joint Ventures

Joint Venture	Subsidiary Investor	Percentage of Ownership
KremeWorks Canada L.P.	Krispy Kreme Canada, Inc.	25.0%
KremeWorks, LLC	Krispy Kreme Doughnut Corporation	24.5%
Krispy Kreme of South Florida, LLC	Krispy Kreme Doughnut Corporation	35.25%
1456212 Ontario Inc. (f/k/a KremeKo Inc.) *	Krispy Kreme Doughnut Corporation	40.64%

* Bankrupt entity which will be dissolved.

Schedule 5.12

Realty

[attached]

Schedule 5.12

Real Properties - Fee Ownership

Property Name	Address1	City	St	ZIP	Type
3	1428 West Innes Street	Salisbury	NC	28144	Company Store
4	917 North Main Street	High Point	NC	27262	Company Store
5	1814 Ivy Ave.	Winston-Salem	NC	27105	Commissary
10	3250 Bragg Boulevard	Fayetteville	NC	28303	Company Store
12	549 North Person Street	Raleigh	NC	27604	Company Store
19	2990 E. Franklin Square	Gastonia,	NC	28052	Company Store
23	6332 Richmond Highway	Alexandria	VA	22306	Company Store
24	4901 Virginia Beach Boulevard	Virginia Beach	VA	23462	Company Store
28	3400 West Mercury Boulevard	Hampton	VA	23666	Company Store
40	302 N. Pleasantburg Drive	Greenville	SC	29607	Company Store
42	6689 Highway #85	Riverdale	GA	30274	Company Store
44	299 Cobb Parkway, S.	Marietta	GA	30060	Company Store
45	295 Ponce de Leon Avenue	Atlanta	GA	30308	Company Store
52	4244 Elvis Presley Boulevard	Memphis	TN	38116	Company Store
53	6255 Winchester Road	Memphis	TN	38115	Company Store
54	6201 Kingston Pike	Knoxville	TN	37919	Company Store
58	5609 Brainerd Road	Chattanooga	TN	37411	Company Store
59	110 Cox Creek Parkway, South	Florence	AL	35630	Company Store
62	1901 Gallatin Pike	Madison	TN	37115	Company Store
63	2103 Elliston Place	Nashville	TN	37203	Parking Lot
64	408 Thompson Lane	Nashville	TN	37211	Company Store
74	3920 Seventh Street Road	Louisville	KY	40216	Company Store
76	3000 Bardstown Road	Louisville	KY	40205	Company Store
82	11117 San Jose Boulevard	Jacksonville	FL	32223	Company Store
87	1218 North Memorial Parkway	Huntsville	AL	35801	Company Store
101	259 South Stratford Road	Winston-Salem	NC	27103	Company Store
105	9301 East Independence Boulevard (Closed for construction temporarily)	Matthews	NC	28105	Company Store
143	4129 Highway 78	Lilburn	GA	30047	Company Store
154	1733 Mallory Lane	Brentwood	TN	37027	Company Store
172	810 Cassat Avenue	Jacksonville	FL	32205	Company Store
180	4141 Melrose Avenue	Roanoke	VA	24017	Depot
197	4242 South Noland Road	Independence	MO	64055	Company Store
203	720 North Glenstone Ave	Springfield	MO	65802	Held for Sale
245	980 North Ninth Ave.	Pensacola	FL	32501	Company Store
262	1100 E. County Line Road	Ridgeland	MS	39157	Company Store
272	2866 Washington Road	Augusta	GA	30909	Company Store
301	351 Lawton Avenue	Monroe	OH	45050	Commissary
322	3690 West Dublin-Granville Road	Columbus	OH	43235	Company Store
330	6907 Pearl Road	Middleburg Heights	OH	44130	Company Store
361	727 N. Burkhardt Road	Evansville	IN	47715	Company Store
362	5615 N Main Street	Mishawaka	IN	46545	Company Store
470	8425 N. Florida Avenue	Tampa	FL	33604	Leased to Franchisee
570	150 Tanger Boulevard	Branson	MO	65616	Leased to Franchisee
974	3605 Ira E. Woods Avenue	Grapevine	TX	76051	Leased to Franchisee
975	2600 S. Cooper Street	Arlington	TX	76015	Leased to Franchisee
1155	633 Evans Street, SW	Atlanta	GA	30310	Leased to Franchisee
Coventry House	185 Coventry Park Ln	Winston-Salem	NC	27104	House
Centre Park	3190 Centre Park Blvd	Winston-Salem	NC	27107	Manufacturing and Office
Distribution Center	331 E 17th St	Winston-Salem	NC	27105	Warehouse
Ivy Avenue	1814 Ivy Avenue	Winston-Salem	NC	27105	Mix Plant and Office

Schedule 5.12

Real Properties - Leasehold Interests

Property Name	Lease Payee	Address1	City	St	ZIP	Use	Lease Type
006 - Greensboro, NC	Garden Square Acquisition LLC	2401 Battleground Ave.	Greensboro	NC	27408	Company Store	Ground Lease
007 - Greensboro, NC	Brown Investment Properties, Inc.	3704 High Point Road	Greensboro	NC	27407	Company Store	Space Lease
012 - Raleigh, NC	Marion V. Aretakis	549 N Person Street	Raleigh	NC	27604	Parking Lot	Parking Lot
014 - Concord, NC	Craver Properties of Concord, LLC	303 Wilshire Avenue, S.W.	Concord	NC	28025	Commissary	Premises Lease
016 - Knightdale, NC	Knightdale Centers, LLC	The Shoppes at Midway Plantation	Knightdale	NC	27545	Company Store	Space Lease
019 - Gastonia, NC	Centro Bradley SPE 1 LLC	2990 E. Franklin Square	Gastonia	NC	28052	Easement	Easement
020D - Staunton, VA	Robert S. Peeler	2230 Croyden Lane	Staunton	VA	24401	Depot	Premises Lease
022 - Charleston, WV	BAI Riverwalk, L.P.	42 Riverwalk Plaza, McCorkle Ave	Charleston	WV	25303	Company Store	Ground Lease
022D - South Charleston, WV	Sunshine Real Estate, LLC	4521 McClung Street	South Charleston	WV	25309	Depot	Premises Lease
036 - Richmond, VA	MORTON G. THALHIMER, INC	4910 West Broad Street	Richmond	VA	23230	Company Store	Ground Lease
037 - Ashland, VA	Harrison & Bates Incorporated	116 Sylvia Road	Ashland	VA	23005	Depot	Space Lease
041 - Cayce, SC	Indigo Associates LLC	1220 Knox Abbott Dr	Cayce	SC	29033	Company Store	Ground Lease
046 - Roswell, GA	Dreamality Corp	791 Atlanta Street	Roswell	GA	30075	Company Store	Premises Lease
049 - Duluth, GA	1500 Pleasant Hill Road Holdings, LLC	1550 Pleasant Hill Road	Duluth	GA	30097	Company Store	Space Lease
051 - Columbia, SC	Landmark Square, L.P.	6614 Garners Ferry Road	Columbia	SC	29209	Company Store	Premises Lease
054 - Knoxville, TN	Middlebrook Warehouses, LLC	3414-A Henson Road	Knoxville	TN	37921	Depot	Space Lease
055 - Knoxville, TN	RPAI US Management LLC	4842 North Broadway	Knoxville	TN	37918	Company Store	Ground Lease
056 - Mall of Georgia, GA	J P Capco Realty LLC	3387 Buford Drive	Buford	GA	30519	Company Store	Ground Lease
059 - Florence, AL	Lowe's Home Centers, Inc.	110 Cox Creek Parkway	Florence	AL	35630	Easement	Easement
063 - West End - Nashville, TN	Kermit C. Stengel Co.	2103 Elliston Place	Nashville	TN	37203	Company Store	Ground Lease
064 - Nashville, TN	Patricia B. Warner	408 Thompson Lane	Nashville	TN	37211	Parking Lot	Ground Lease
065D - Nashville, TN	Village Green II	508 Mapleleaf Drive	Nashville	TN	37210	Commissary	Space Lease
070 - Woodbridge, VA	Wise Investments, LLC	14879 Persistence Drive	Woodbridge	VA	22191	Depot	Space Lease
073D - Virginia Beach, VA	Central Drive Condos, LLC	541 Central Drive	Virginia Beach	VA	23454	Depot	Premises Lease
075 - Clarksville, IN	Dennis Wesley Company, Inc.	1124 Veterans Parkway	Clarksville	IN	47129	Company Store	Space Lease
076 - Louisville, KY	Billou Corporation	3000 Bardstown Road	Louisville	KY	40205-3009	Company Store	Easement
077 - Louisville, KY	BRE Retail Residual Owner 2 LLC	9569 Taylorsville Road	Louisville	KY	40299	Company Store	Space Lease
085 - Savannah, GA	TGL, LLC	2749 Skidaway Road	Savannah	GA	31404-4409	Company Store	Premises Lease
085 - Savannah, GA	New Plan Victory Square, LLC	2749 Skidaway Road	Savannah	GA	31404-4409	Parking Lot	Parking Lot
086 - Savannah, GA	TGL, LLC	11506 Abercorn Street	Savannah	GA	31419-1902	Company Store	Premises Lease
089 - Destin, FL	Charles C. Scruggs, III and Sharon Scruggs	795 Highway 98 East	Destin	FL	32541	Company Store	Premises Lease
090 - Montgomery, AL	Plaza East LLC	5474 Atlanta Highway	Montgomery	AL	36109-3326	Company Store	Ground Lease
095 - Greenville, SC	FLK Enterprises, LLC	1215 Woodruff Road	Greenville	SC	29615	Company Store	Premises Lease
100 - Lexington, SC	Scarafoni Associates SC, LLC	5594-A Sunset Boulevard	Lexington	SC	29072-6500	Company Store	Space Lease
101 - Winston-Salem, NC Parking Lot 1	Norfolk Southern Corporation	259 South Stratford Road	Winston-Salem	NC	27103	Parking Lot	Parking Lot
101 - Winston-Salem, NC Parking Lot 2	Norfolk Southern Railway Company	259 South Stratford Road	Winston-Salem	NC	27103	Parking Lot	Parking Lot
110 - Winston-Salem, NC	Margate Plaza, Inc.	5914 University Parkway	Winston-Salem	NC	27105-1342	Company Store	Space Lease
111 - Smyrna, TN	Ross Creek Place LLC	434 Sam Ridley Parkway	Smyrna	TN	37167	Company Store	Space Lease
114 - Baltimore, MD	St. John Properties, Inc. - D	2505 Lord Baltimore Drive	Baltimore	MD	21244	Commissary	Space Lease
116 - Richmond, VA - To be Constructed	Stonebridge Realty Holdings LLC	7000 Tim Price Way	Richmond	VA	23225	Future Company Store	Ground Lease
117 - Fredricksburg, VA	Central Park 1211, LLC	1891 Carl D Silver Parkway	Fredricksburg	VA	22401-4969	Company Store	Ground Lease
121 - Virginia Beach, VA	Two Farms, Inc.	5832 Northampton Boulevard	Virginia Beach	VA	23455	Company Store	Space Lease
124 - Portsmouth, VA	VB Hospitality II, LLC	4028 Victory Boulevard	Portsmouth	VA	23701	Company Store	Space Lease
126 - Charlotte, NC	Armand T. Daniel, Jr	119 N. Sharon Amity Road	Charlotte	NC	28211	Company Store	Premises Lease
132 - Fuquay Varina, NC	Fuquay Commons LLLP	728 N. Judd Pkwy	Fuquay Varina	NC	27526	Company Store	Space Lease
134 - Wake Forest, NC	Trademark Properties, Inc.	11721 Retail Drive	Wake Forest	NC	27587	Company Store	Space Lease
135 - Chapel Hill, NC	Munch Family Properties LLC	157 East Franklin Street	Chapel Hill	NC	27514-3561	Company Store	Space Lease
136 - Indian Land, SC	Indian Land Investors, LLC	10092 Charlotte Highway	Indian Land	SC	29707	Company Store	Space Lease

Schedule 5.12

Real Properties - Leasehold Interests

Property Name	Lease Payee	Address1	City	St	ZIP	Use	Lease Type
137 - Rock Hill, SC	Galleria Celanese, LLC	1525 Celanese Road, Suite 101	Rock Hill	SC	29732	Company Store	Space Lease
139 - Columbia, SC	Clemson Road Associates, LLC	110 Clemson Road	Columbia	SC	29229	Company Store	Space Lease
140 - Burlington, NC - Under Construction	KKHMR LLC	182 Huffman Mill Road	Burlington	NC	27215	Future Company Store	Ground Lease
146 - Atlanta, GA - Under Construction	Halpern Enterprises Inc	5768 Buford Highway, Suite 28	Atlanta	GA	30340	Future Company Store	Ground Lease
148 - Roswell, GA - Under Construcion	Mansell Shops, LLC	10779 Alpharetta Highway	Roswell	GA	30076	Future Company Store	Ground Lease
149 - Norcross, GA	SVN Gwinnett Park, LLC	4320 International Boulevard	Norcross	GA	30093	Commissary	Space Lease
152 - Knoxville, TN	Spartan Holdings, LLC	11212 Kingston Pike	Knoxville	TN	37934	Company Store	Ground Lease
158 - Johnson City, TN	Norman P. Snyder, Trustee	1100 West Market Street	Johnson City	TN	37604	Company Store	Premises Lease
159 - Kingsport, TN	Milhorn & Pierce	5644 Ft. Henry Drive	Kingsport	TN	37663	Depot	Space Lease
163 - Stockbridge, GA - To be Constructed	JEM Enterprises Inc	120 Georgia Highway 138	Stockbridge	GA	30281	Future Company Store	Ground Lease
195 - Overland Park, KS	Indian Creek Shopping Center Company	10390 Metcalf Avenue	Overland Park	KS	66212	Company Store	Ground Lease
196 - Merriam, KS	Sierra Management Corp	8805 Shawnee Mission Parkway	Merriam	KS	66202	Company Store	Ground Lease
200 - Long Island City, NY - To be Upfitted	J Werwaiss LLC	45-48 37th Street	Long Island City	NY	11101	Future Commissary	Space Lease
201 - Wichita, KS	Gregory A. Neville	8448 W. Central	Wichita	KS	67212	Subleased	Ground Lease
208 - Shreveport, LA	MSCI 2006-HQ10 Youree Drive, LLC	7251 Youree Drive	Shreveport	LA	71105	Company Store	Ground Lease
219 - New York, NY	National Railroad Passenger Corp.	2 Penn Station	New York	NY	10121	Company Store	Space Lease
222 - Glen Burnie, MD	AMF Bowling Center, Inc.	6604 Ritchie Highway	Glen Burnie	MD	21061	Subleased	Ground Lease
226 - Rockville, MD	FG Retail Group, LLC	14919 Shady Grove Road	Rockville	MD	20850	Company Store	Ground Lease
232 - Jacksonville, FL	Atlantic Lowes, LLC	12973 Atlantic Blvd	Jacksonville	FL	32225	Company Store	Ground Lease
237 - Columbus, OH	William James Briggs	1021 Polaris Parkway	Columbus	OH	43240	Company Store	Ground Lease
245D - Pensacola, FL	Keenan Properties of Northwest Florida	3240 Fairfield Avenue	Pensacola	FL	32505	Depot	Premises Lease
262 - Ridgeland, MS	Townline Square, LP	1100 E. County Line Road	Ridgeland	MS	39157	Easement	Easement
271 - Augusta, GA	David Butler	1644 Gordon Highway	Augusta	GA	30906	Company Store	Premises Lease
324 - Columbus, OH	YDT Sinclair Road, LLC	884 Freeway Drive North	Columbus	OH	43229	Depot	Space Lease
325 - Akron, OH	Robert B. Simmons, LLC	354 South Maple	Akron	OH	44302	Company Store	Premises Lease
330 - Middleburg Heights, OH Parking Lot	Centro GA Southland Shopping Center LLC	6907 Pearl Road	Middleburg Heights	OH	44130	Parking Lot	Parking Lot
337 - Troy, MI	Sears, Roebuck and Company	208 W. 14 Mile Road	Troy	MI	48083	Company Store	Ground Lease
338 - Allen Park, MI	DRM Development of Allen Park, LLC	15050 Southfield Road	Allen Park	MI	48101	Company Store	Ground Lease
340 - Kettering, OH	Randy L Gunlock d/b/a RLG Woodman Ltd	2001 East Dorothy Lane	Kettering	OH	45420	Company Store	Ground Lease
346 - Grand Rapids, MI	Centerpointe Partners LLC	2700 East Beltline Avenue SE	Grand Rapids	MI	49546-5914	Company Store	Ground Lease
3509 - Washington, DC	1350 Connecticut Ave. LP	1350 Connecticut Ave., N.W.	Washington	DC	20036	Company Store	Space Lease
355 - Fort Wayne, IN	Coldwater Shoppes LLC	5412 Coldwater Road	Fort Wayne	IN	46825	Subleased	Space Lease
359 - Indianapolis, IN	2610 Fortune Circle East Holdings, LLC	1940 Executive Drive	Indianapolis	IN	46241	Commissary	Space Lease
364 - Lexington, KY	Lexro Properties, LLC	2893 Richmond Road	Lexington	KY	40509	Company Store	Ground Lease
364D - Lexington, KY	Lexro Properties, LLC	2893 Richmond Road, #120	Lexington	KY	40509	Depot	Space Lease
370 - Winston-Salem, NC	Highwoods Realty Limited Partnership	370 Knollwood Street	Winston-Salem	NC	27103	Office	Premises Lease
568 - Wichita, KS	Genwood Development Co., Inc.	7777 East Central	Wichita	KS	67206	Subleased	Ground Lease
569 - Springfield, MO	Jared Enterprises, Inc.	3850 S. Campbell	Springfield	MO	65807-5340	Subleased	Ground Lease
770 - Mesa, AZ	Levine Investments LP	6626 E Superstition Springs Blvd	Mesa	AZ	85206	Subleased	Ground Lease
E01 - Winston-Salem, NC	East Bound & Down, LLC	1118 North Trade Street	Winston-Salem	NC	27101	Warehouse	Space Lease

Schedule 5.16

Intellectual Property

The registered Intellectual Property consists of all of the Patents, Copyrights, and Trademarks listed on Annexes D, E, and F, respectively, to the Security Agreement, which Annexes are incorporated into this Schedule 5.16 by reference.

Schedule 8.3

Liens

The licenses arising out of and subject to that certain Trademark License Agreement dated May 27, 1996, between HDN Development Corporation and Krispy Kreme Doughnut Corporation.

Krispy Kreme Doughnuts, Inc.

Secured Party	Jurisdiction	File Number	File Date
CSI Leasing,	North Carolina	20110079203G	9/15/11
Inc.	Secretary of State

Krispy Kreme Doughnut Corporation

Secured Party	Jurisdiction	File Number	File Date
Vesey Air,	North Carolina	Original Filing:
LLC	Secretary of State	20000095540	9/25/00

Continuation:
		20050060855B	6/24/05

Continuation:
		20100048314E	6/17/10
Cisco Systems	North Carolina	Original Filing:
Capital	Secretary of State	20050119849M	12/16/05
Corporation
Continuation:
		20100093531F	12/3/10
Associated	North Carolina	20060035866H	4/11/06
Bank, N.A.	Secretary of State
Continuation:
United Leasing		20110014128A	2/17/11
Associates of
America, Ltd.
CSI Leasing,	North Carolina	20080069962C	7/30/08
Inc.	Secretary of State

Secured Party	Jurisdiction	File Number	File Date
CSI Leasing,	North Carolina	20080086854B	9/24/08
Inc.	Secretary of State
CSI Leasing,	North Carolina	20090000617G	1/5/09
Inc.	Secretary of State
CSI Leasing,	North Carolina	20090041280H	5/26/09
Inc.	Secretary of State
CSI Leasing,	North Carolina	20090071810K	9/18/09
Inc.	Secretary of State
CSI Leasing,	North Carolina	20090084829C	11/10/09
Inc.	Secretary of State
CSI Leasing,	North Carolina	20100012991G	2/18/10
Inc.	Secretary of State
CSI Leasing,	North Carolina	20100046951K	6/14/10
Inc.	Secretary of State
SG Equipment	North Carolina	20100052913E	7/6/10
Finance USA	Secretary of State
Corp.
SG Equipment	North Carolina	20100079588A	10/11/10
Finance USA	Secretary of State
Corp.
CSI Leasing,	North Carolina	20100096022C	12/14/10
Inc.	Secretary of State
CSI Leasing,	North Carolina	20100096026H	12/14/10
Inc. (partially	Secretary of State
assigned to SG
Equipment
Finance USA
Corp.)
CSI Leasing,	North Carolina	20100096030B	12/14/10
Inc.	Secretary of State
CSI Leasing,	North Carolina	20100096032E	12/14/10
Inc.	Secretary of State

Secured Party	Jurisdiction	File Number	File Date
CSI Leasing,	North Carolina	20100096044H	12/14/10
Inc.	Secretary of State
CSI Leasing,	North Carolina	20100096053H	12/14/10
Inc.	Secretary of State
SG Equipment	North Carolina	20100098156C	12/21/10
Finance USA	Secretary of State
Corp.
CSI Leasing,	North Carolina	20110021335K	3/15/11
Inc.	Secretary of State
SG Equipment	North Carolina	20110060104G	7/12/11
Finance USA	Secretary of State
Corp.
CSI Leasing,	North Carolina	20110060113G	7/12/11
Inc.	Secretary of State
CSI Leasing,	North Carolina	20110081956E	9/26/11
Inc.	Secretary of State
CSI Leasing,	North Carolina	20110086119M	10/10/11
Inc.	Secretary of State
CSI Leasing,	North Carolina	20110086737G	10/12/11
Inc.	Secretary of State
CSI Leasing,	North Carolina	20120003469J	1/11/12
Inc.	Secretary of State
CSI Leasing,	North Carolina	20120062419J	7/2/12
Inc.	Secretary of State
De Lage	North Carolina	20120110964H	12/3/12
Landen	Secretary of State
Financial
Services, Inc.
CSI Leasing,	North Carolina	20120110972G	12/3/12
Inc.	Secretary of State
CSI Leasing, Inc.	North Carolina Secretary of State	20130057891H	6/14/13

Schedule 8.7

Transactions with Affiliates

     None.

Schedule 8.11

Certain Restrictions

None.